AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2006


                                                 Registration No. 333-131666


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 3)

                              LINKWELL CORPORATION
                 (Name of small business issuer in its charter)



          Florida                        2842                    65-1053546
-----------------------------  ----------------------------  ------------------
  (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)



                            No. 476 Hutai Branch Road
                                Baoshan District
                             Shanghai, China 200436
                                (86) 21-56689332
          (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)


                                Mr. Xue Lian Bian
                             Chief Executive Officer
                              Linkwell Corporation
                            No. 476 Hutai Branch Road
                                Baoshan District
                             Shanghai, China 200436
                                (86) 21-56689332

                                 With a copy to:

                           Corporation Service Company
                                1201 Hays Street
                           Tallahassee, Florida 32301
                                  800-342-8086
            (Name, Address and Telephone Number of Agent For Service)

                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                    2200 Corporate Boulevard, N.W., Suite 210
                            Boca Raton, Florida 33431
                             Telephone: 561-362-9595
                           Facsimile No: 561-361-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]


                         CALCULATION OF REGISTRATION FEE

                                                     Proposed            Proposed
   Title of each                      Dollar           maximum            maximum
class of securities                Amount to be      offering price      aggregate              Amount of
  to be registered                  registered       per security      offering price(1)    registration fee(1)
--------------------                -------------    --------------   ------------------    -------------------

Common stock,
par value $0.0005                  24,583,450           $0.19           $4,670,856                $500 (6)
per share (2)

Common stock, par value
$0.0005 per share (3)                3,753,450          $0.10              375,345                  41

Common stock, par value
$0.0005 per share (4)               17,991,665          $0.20            3,598,333                  386

Common stock, par value
$0.0005 per share (5)               15,000,000          $0.30            4,500,000                  482
                                    ----------                                                      ---
                                    61,328,565

 Total Registration Fee                                                                           $1,409



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on August 4, 2006.


(2) Includes 13,208,450 shares of common stock presently outstanding and up to 11,375,000 shares of common stock issuable upon conversion of the Series B 6% Cumulative Convertible Preferred Stock or as payment for dividends thereon. The number of shares of common stock being registered in connection with the Series B 6% Cumulative Convertible Preferred Stock includes up to approximately 8,666,667 shares which may be issued upon the conversion of such securities, which includes an additional 2,166,667 shares in the event of a reduction in the current conversion price of the stock, and approximately 2,708,333 shares which may be issued as payment of dividends on the Series B 6% Cumulative Convertible Preferred Stock.


(3) Includes shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.10 per share.

(4) Includes shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share.

(5) Includes shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.30 per share.

(6) Previously paid.


To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of reclassifications, stock splits, stock dividends or similar events of the common stock and common stock purchase warrants listed above. Rule 416, however, does not apply to additional shares which may be issued as a result of the reset provisions in any of these securities.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to Completion, dated September 21, 2006



PROSPECTUS


                              LINKWELL CORPORATION

                        61,328,565 Shares of Common Stock

         This prospectus covers the resale of a total of 61,328,565 shares being offered by selling security holders listed in the section of this prospectus entitled "Selling Security Holders." Of the shares covered by this prospectus, 13,208,450 shares are presently outstanding, up to 11,375,000 shares of our common stock which are issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock or as payment for dividends ,and 36,745,115 shares are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share. We will not receive any of the proceeds from the sale of the shares being offered by the selling security holders.

         For a description of the plan of distribution of the shares, please see page 75 of this prospectus.


         Our common stock is traded on the OTC Bulletin Board under the trading symbol "LWLL." On September 19, 2006 the last sale price for our common stock was $0.215.


         Investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about risks of investing in our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




             The date of this Prospectus is ________________ , 2006

                               PROSPECTUS SUMMARY


         Our company, which is located in Shanghai, China, specializes in the development, production, sale, and distribution of disinfectant health care products through our Likang subsidiary. We manufacture and sell disinfectant products in tablet, liquid, powder and aerosol form as well as disinfectant instruments, devices, and materials such as the air disinfection machine, hot press bag, and disinfection swabs. Our products are utilized by the medical industry in China. Recently we have made efforts to expand our customer base and penetrate the civil disinfection, industrial disinfection, livestock and agricultural disinfection markets of China. While we sell our products to approximately 5,000 active and recurring customers including hospitals, medical suppliers and distribution companies throughout China, two affiliated companies represent approximately 36% and approximately 40% of our net revenues for the fiscal 2005 and fiscal 2004, respectively, and approximately 58% of our net revenues for the six months ended June 30, 2006.


         We regard Likang's operations as our primary business. We own 90% of Likang, with the remaining 10% being owned by Shanghai Shanhai Group, an unaffiliated third party. Shanghai Shanhai Group, which provides domestic trading, storage and consulting services, is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). Both of these entities are owned by the employees of Shanghai Shanhai Group. Neither Shanghai Shanhai Group or either of its two shareholders are involved in Likang's operations nor do they exercise any management control.

         Our principal executive offices are located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our telephone number is
(86)21-566893332. Our fiscal year end is December 31.

         When used in this prospectus, the terms "Linkwell" "we," and "us" refers to Linkwell Corporation, a Florida corporation, our wholly-owned subsidiary Linkwell Tech Group, Inc., a Florida corporation ("Linkwell Tech") and Linkwell Tech's 90% owned subsidiary Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang"). The information which appears on our web site at www.linkwell.us is not part of this prospectus.

         All per share information contained in this prospectus gives effect to a one for 10 (1:10) reverse stock split effective March 24, 2005.

The Offering

         This prospectus covers the resale of a total of 61,328,565 shares of our common stock by the selling security holders. Of the shares covered by this prospectus, 13,208,450 shares are presently outstanding, up to 11,375,000 shares of our common stock which are issuable upon conversion of our Series B 6% Cumulative Convertible Preferred Stock or as payment for dividends, and 36,745,115 shares are issuable upon exercise of warrants with exercise prices ranging from $0.10 to $0.30 per share. As of the date of this prospectus there are 650,000 shares of our Series B 6% Cumulative Convertible Preferred Stock issued and outstanding which, based upon the current conversion price of $0.10 per share, are convertible into an aggregate of 6,500,000 shares of our common stock. We are contractually obligated, however, to register 175% of the number of shares of our common stock which are issuable upon the conversion of the Series B 6% Cumulative Convertible Preferred Stock. See "Description of Securities - Preferred stock - Series B 6% Cumulative Convertible Preferred Stock" beginning on page 65. Following the conversion of the remaining outstanding shares of Series B 6% Cumulative Convertible Preferred Stock, assuming such as conversion of which there are no assurances, we will file a post-effective amendment to the registration statement of which this prospectus is part deregistering any remaining shares of common stock not issued upon such conversions.

         The selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock


         Outstanding Prior to this Offering:       57,557,589 shares at
                                                   September 13, 2006.


         Outstanding                               After this Offering:
                                                   100,944,704 shares,
                                                   including an aggregate of
                                                   43,387,115 shares which are
                                                   reserved for possible
                                                   issuance upon the
                                                   conversion of outstanding
                                                   Series B Convertible
                                                   Preferred Stock assuming a
                                                   conversion price of $0.10
                                                   per share, exercise of
                                                   outstanding common stock
                                                   purchase warrants or
                                                   exercise of options granted
                                                   under our stock option
                                                   plans.

         Common Stock Reserved:                    48,262,115 shares, including:

                                               o   11,375,000 shares issuable
                                                   upon the conversion of our
                                                   Series B 6% Cumulative
                                                   Convertible Preferred Stock,
                                                   and for the payment of
                                                   dividends the resale of which
                                                   is covered by this
                                                   prospectus, and

                                               o   36,887,115 shares upon the
                                                   exercise of outstanding
                                                   warrants with exercise prices
                                                   ranging from $0.10 to $1.00
                                                   per share, the resale of
                                                   36,745,115 shares of which is
                                                   covered by this  prospectus.

          Risk Factors                            The securities offered hereby
                                                  involve a high degree of risk
                                                  and immediate substantial
                                                  dilution. See "Risk Factors"
                                                  and "Dilution."

OTC Bulletin Board Symbol                         LWLL


                      Selected Consolidated Financial Data

          The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus. In June 2004 Linkwell Tech acquired 90% of Likang through a stock exchange which was accounted for as a reverse acquisition under the purchase method for business combinations. The combination was recorded as a recapitalization of Likang and

Linkwell Tech was treated as the continuing entity for accounting purposes. In May 2005, we acquired Linkwell Tech through a stock exchange. For financial accounting purposes, the share exchange between our company and Linkwell Tech was treated as a recapitalization of our company with the former shareholders of our company retaining approximately 12.5% of the outstanding stock. Our consolidated financials statements included elsewhere in this prospectus for the periods after the date of the stock exchange between our company and Linkwell Tech reflect the change in the capital structure of our company due to the recapitalization. The consolidated financial statements for fiscal year ended December 31, 2005 and the six months ended June 30, 2006 reflect the operations of our company including Linkwell Tech and Likang for the periods presented. The historical operating results for the fiscal year ended December 31, 2004 are those of Likang as a result of these transactions.

Statement of Operations Data:


                                          Six Months Ended    Six Months Ended      Year Ended         Year Ended
                                           June 30, 2006       June 30, 2005       December 31,     December 31, 2004
                                             (Restated)                          2005 (restated)
                                         ------------------- ------------------- ------------------ ------------------
Total net revenues                               $3,331,777          $2,120,027         $5,465,933         $4,422,522

Total operating expense                             790,245             426,730          1,200,813            684,680

Operating income                                    551,492             197,638            935,676            688,078

Total other (expense)                              (60,352)            (21,015)          (101,214)           (19,782)

Income before discontinued operations,              491,140             176,623            834,462            668,296
income taxes and minority interest

Net income                                         $390,692            $127,546         $  544,129           $502,708

Cumulative preferred stock dividend                (53,692)                   0           (11,240)                  0

Deemed preferred stock dividends                          0             300,276        (1,800,276)                  0

Net income (loss) available to common              $337,000          $(172,730)       $(1,267,387)           $502,708
shareholders

Basic and diluted income (loss) per                 $  0.01             $  0.00         $   (0.03)            $  0.02
common share

Weighted average common shares
outstanding

                 Basic                           60,387,088          38,565,235         41,617,176         36,273,470

                Diluted                          63,991,243          38,565,235         41,617,176         36,273,470




Balance Sheet Data:


                                June 30, 2006                December 31, 2005
                                 (unaudited)                     (restated)
                                 (restated)
                                --------------               ------------------

Working capital                  $2,665,641                     $2,412,757

Cash                             $1,212,562                     $1,460,078

Total current assets             $4,854,412                     $4,839,541

Total assets                     $5,839,520                     $5,526,509

Total current liabilities        $2,188,771                     $2,426,784

Total liabilities                $2,188,771                     $2,426,784

Total shareholders' equity       $3,347,485                     $2,850,555

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Company

We engage in a number of material transactions with related parties which could result in a conflict of interest involving our management.


         We are materially dependent on certain related party transactions in the ongoing conduct of our business. Sales to our affiliates Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. represented approximately 36% of our total net revenues in fiscal 2005 and approximately 44.5% of our accounts receivable at December 31, 2005. For the six months ended June 30, 2006, sales to these two related parties, as well as sales to Shanghai Likang Biological High-Tech Company, Ltd., a company owned by our executive officers, represented approximately 58% of our total net revenues and approximately 54% of our accounts receivable at June 30, 2006. In addition, we lease our principal executive officers from Shanghai Shanhai Group, the minority shareholder of our Likang subsidiary, and Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd, an affiliated company of this minority shareholder, both supplies us with raw materials and acts as a contract manufacturer for certain of our products. We have also engaged in an number of other related party transactions including extending ^working capital loans to Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Likang Biological High-Tech Company, Ltd.,^ purchasing real property from Shanghai Likang Pharmaceuticals Technology Company, Limited and utilizing the services of Shanghai Likang Biological High-Tech Company, Ltd. to process certain of our products. These affiliated transactions may from time to time result in a conflict of interest for our management. Because these transactions are not subject to the approval of our shareholders, investors in our company are wholly reliant upon the judgment of our management in these related party transactions.


The management of our company is located in the PRC and we are materially dependent upon advisory services of a U.S. company.

None of the current members of our management have any experience in U.S. public companies and these individuals are not fluent in English. We have engaged China Direct Investments, Inc. to provide us with various advisory and consulting services, including U.S. business methods and compliance with SEC disclosure requirements. We selected China Direct Investments, Inc. to provide these services to us in part because its staff includes Chinese-speaking individuals with experience in the operation and regulatory framework applicable to U.S.

public companies. Until such time as we are able to expand our board of directors to include English-speaking individuals who have experience with the operation and regulatory framework applicable to U.S. public companies, we are materially dependent upon our relationship with China Direct Investments, Inc. Our contract with this company expires in^ December 2006. If for any reason China Direct Investments, Inc. should fail to provide the contracted services at the anticipated levels or fails to extend its services and we have not added members to our board of directors with the requisite experience we may be unable to prepare and file reports as required by the Securities Exchange Act of 1934 on a timely basis which could lead to our common stock being removed from the OTCBB. In this event, your ability to liquidate your investment would be negatively impacted and you could lose your entire investment in our company.


We extend relatively long payment terms for accounts receivable, including on sales to related parties, which can negatively impact our cash flows.


         As is customary in the PRC, we extend relatively long payment terms to our customers, including on sales to related parties. Our terms of sale generally require payment within four to six months, which is considerably longer than customary terms offered in the United States. For fiscal 2005, the average turn on accounts receivable from non-related third parties was 127 days and the average turn on accounts receivable from related parties as 106 days. For the six months ended June 30, 2006, the average turn on accounts receivable from non-related third parties was 171 days and the average turn on accounts receivable from related parties was 122 days. We also occasionally offer established customers, including related parties, longer payment terms on new products as an incentive to purchase these products, which has served to further increase the average days outstanding for accounts receivable. In addition, we maintain a relatively low reserve for doubtful accounts when compared to a company operating in the U.S. Our payment terms can have the effect of adversely impacting our cash flow and our ability to fund our operations out of our operating cash flow. Our ability to continue to implement our growth strategy could suffer if our cash flows are adversely impacted which will have the effect of limiting our ability to increase our revenues in the future.


Certain agreements to which we are a party and which are material to our operations lack various legal protections which are customarily contained in similar contracts prepared in the United States.

         We are a Chinese company and all of our business and operations are conducted in China. We are a party to certain material contracts, including an agreement for the lease for our principal offices and manufacturing facility. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because our material contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that contracts we enter into in the future will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protections will divert management's time from the operation of our business and require us to expend funds attempting in settling a possible dispute. This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

Each of our product groups operate in highly competitive businesses.

         Each of our product groups is subject to competition from other manufacturers of similar products. There are approximately 1,000 manufacturers of similar disinfectant products in China, but only approximately 30 manufacturers, including our company, operate on a continuous basis with the remainder of the companies periodically entering the market in times of increased demand. While we believe we are one of the leading manufacturers of disinfectant products in the PRC, from time to time there is a sporadic oversupply of these products which can adversely impact our market share and competitive position in this product group. As a result, we may not be able to effectively compete in our product segments which could have the effect of limiting our ability to sustain our current level of operations or grow our revenues in future periods.

Because of the specialized, technical nature of the business, we are highly dependent on certain members of management, as well as our marketing,engineering and technical staff.

         The loss of the services of our current management and skill employees could have a material and negative effect on our ability to effectively pursue our business strategy. In addition to manufacturing high volumes of our products and developing new products, we must attract, recruit and retain a sizeable workforce of technically competent employees, including additional skilled and experienced managerial, marketing, engineering and technical personnel. If we are unable to do so, our ability to grow our business and increase our revenues could be limited.

If we experience customer concentration, we may be exposed to all of the risks faced by our remaining material customers.


         For the fiscal year ended December 31, 2005 and the six months ended June 30, 2006 revenues from one customer, Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliate, represented approximately 36% and approximately 58%, respectively, of our total net revenues. Unless we maintain multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.


We depend on factories to manufacture our products, which may be insufficiently insured against damage or loss.

         We have no direct business operation, other than our ownership of our subsidiaries located in China, and our results of operations and financial condition are currently solely dependent on our subsidiaries' factories in China. We do not currently maintain insurance to protect against damage and loss to our facilities and other leasehold improvements. Therefore, any material damage to, or the loss of, any of our facilities due to fire, severe weather, flooding or other cause, would not be shared with an insurance company, and if large enough, would have a material and negative effect on our financial condition. If the damage was significant, we could be forced to stop operations until such time as the faculties could be repaired.

Our operations are subject to government regulation. If we fail to comply with the applicable regulations, our ability to operate in future periods could be in jeopardy.

         We are subject to various state and local environmental laws related to our business. We are subject to local food, drug, environmental laws related to certification of manufacturing and distributing of any disinfectant. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. While we are in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required by the applicable rules of the Central Government and the Shandong Province, any non-renewal of these authorities could result in the cessation of our business activities.

We may not have sufficient protection of certain of our intellectual property.

         We utilize certain technologies in the purification of raw material used in our products which are proprietary in nature. We are not a party to any confidentiality or similar agreements with employees and third parties including consultants, vendors and customers and it not likely that we will enter into these type of agreements in the future. It is possible that our employees or a third party could, without authorization, utilize our propriety technologies without our consent. The unauthorized use of this proprietary information by third parties could adversely affect our business and operations as well as any competitive advantage we may have in our market segment. We may not have adequate remedies for the protection of our proprietary technologies and these proprietary technologies could become known or independently developed by competitors, in which event our ability to effectively compete could be in jeopardy.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

         We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges^ such as independent directors and audit committees. It is possible that if we were to adopt some or all of the corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear consider our current lack of corporate governance measures in formulating their investment decisions.

The dividend rate of our Series B 6% Cumulative Convertible Preferred Stock have increased to 20% per annum which reduces the amount of operating capital available to us.

         Under the terms of the subscription agreement for the sale of our Series B 6% Cumulative Convertible Preferred Stock we agreed to use our best efforts cause the registration statement of which this prospectus forms a part registering shares of our common stock issuable upon the conversion of those shares to be declared effective by the SEC by May 27, 2006 which was 150 days following the closing date of that offering and that the failure of the registration statement to be declared effective by that date would constitute an event of default under the terms of the Series B 6% Cumulative Convertible Preferred Stock. The designations, rights and preferences of our Series B 6% Cumulative Convertible Preferred Stock provide that the annual dividend increases from 6% to 20% if an event of default has occurred. As the registration statement of which this prospectus is a part was not declared effective by May 27, 2006, the annual dividend on the Series B 6% Cumulative Convertible Preferred Stock has increased from $39,000 annually to $130,000 annually. This increase reduces the amount of working capital we otherwise might have available to pay our ongoing operating expenses and grow our company. In the event we should issue shares of our common stock as payment of these dividends, these issuances will be dilutive to our other stockholders.

Risks Related to Doing Business in China

Our operations are located in the PRC and are subject to changes resulting from the political and economic policies of the Chinese government.

         Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit economic activity in China.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could interrupt our operations.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Shanghai, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

         * quarantines or closures of some of our offices which would severely disrupt our operations,
         *    the sickness or death of our key officers and employees, or
         *    a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct our operations as they are presently conducted. If we were unable to continue our operations as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

         Because all of our revenues are in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

         The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.

         All of our assets are located outside the United States and all of our current operations are conducted in China. Moreover, all of our directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for our shareholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to this Offering

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors, of which no shares are currently outstanding. Our Board of Directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Our stock price will fluctuate and could subject our company to litigation.

         The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control. These factors include:

         *   quarterly variations in operating results;
         *   changes in accounting treatments or principles;
         *   additions or departures of key personnel;
         * stock market price and volume fluctuations of publicly-traded companies in general and Chinese-based companies in particular; and
         *   general political, economic and market conditions.

Because our stock currently trades below $5.00 per share, and is quoted on the OTC Bulletin Board, our stock is considered a "penny stock" which can adversely affect its liquidity.

         As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

This prospectus permits selling security holders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

         This prospectus includes 61,328,565 shares being offered by existing shareholders, including 13,208,450 shares of common stock which are presently outstanding, up to 11,375,000 shares which are issuable upon the conversion of shares of Series B 6% Cumulative Convertible Preferred Stock and for the payment of dividends, and 36,745,115 shares issuable upon the exercise of outstanding common stock purchase warrants exercisable at prices ranging from $0.10 to $0.30 per share. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange or quoted on Nasdaq, we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Business Conduct and Ethics, our Board has not established Audit and Compensation Committees and we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange or Nasdaq. It is possible that if we were to adopt all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to increase our revenues, develop our brands, implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control.

         You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors". Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB. On March 24, 2005 our symbol was changed from KSHR to LWLL in connection with a 1:10 reverse split of our common stock effective on that date. The reported high and low bid prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                        High             Low
Fiscal 2004

First quartr ended March 31, 2004                       $0.085            $0.02
Second quarter ended June 30, 2004                      $0.06             $0.01
Third quarter ended September 30, 2004                  $0.02             $0.003
Fourth quarter ended December 31, 2004                  $0.02             $0.002

Fiscal 2005

First quarter ended March 31, 2005                      $0.20             $0.01
Second quarter ended June 30, 2005                      $0.40             $0.11
Third quarter ended September 30, 2005                  $0.32             $0.04
Fourth quarter ended December 31, 2005                  $0.74             $0.148

Fiscal 2006

First quarter ended March 31, 2006                      $0.26             $0.151
Second quarter ended June 30, 2006                      $0.36             $0.221


         On September 19, 2006, the last sale price of our common stock as reported on the OTCBB was $0.215 As of September 13, 2006, there were approximately 160 record owners of our common stock.


Dividend Policy

         We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. At the present time, our anticipated financial capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the development of our business.

         While we have no current intention of paying dividends on our common stock, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Securities Authorized for Issuance under Equity Compensation Plans

         The following table sets forth securities authorized for issuance under our 2001 Equity Compensation Plan, our 2005 Equity Compensation Plan and any compensation plan not approved by our shareholders as of December 31, 2005.



                                                              Number of         Weighted average   Number of
                                                              securities to     exercise price     securities
                                                              be issued upon    of outstanding     remaining
                                                              exercise of       options,           available for
                                                              outstanding       warrants and       future issuance
                                                              options,          rights (b)         under equity
                                                              warrants and                         compensation
                                                              rights (a)                           plans (excluding
                                                                                                   securities
                                                                                                   reflected in
                                                                                                   column (a)) (c)
                                                              ----------------- ------------------ -------------------
Plan category
2005 Equity Compensation Plan                                 0                 n/a                3,000,000

Equity compensation plans not approved by stockholders        none              n/a                none


                                 CAPITALIZATION


         The following table sets forth our capitalization as of June 30, 2006. This table gives no effect to the possible exercise of outstanding options or common stock purchase warrants or the application of the proceeds therefrom. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.


                                                 June 30, 2006
                                                ----------------
Long-term liabilities                             $      0

Shareholders' equity:
Preferred stock, no par value
10,000,000 shares authorized,
Series B 6% Cumulative Convertible
Preferred Stock, 1,500,000 shares
authorized, 1,500,000 shares issued
and outstanding                                  1,395,000

Common stock, $0.0005 par value,
150,000,000 shares authorized, 49,057,589
shares issued and outstanding                       24,529

Additional paid-in capital                       3,187,841

Accumulated deficit                             (1,005,936)

Deferred compensation                             (299,900)

Other comprehensive gain - foreign currency         45,951

     Total Shareholders' Equity                  3,347,485



Total Capitalization                            $3,347,485

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of any proceeds from the exercise of warrants, the proceeds will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

Overview


         In May 2005, we closed a share exchange agreement with all of the shareholders of Linkwell Tech under which we acquired 100% of the issued and outstanding shares of Linkwell Tech's common stock in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell Tech became our wholly owned subsidiary. In June, 2004, prior to our share exchange with Linkwell Tech, Linkwell Tech acquired 90% of Likang through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang. Shanghai Likang Pharmaceuticals Technology Company, Limited is owned by Messrs. Xuelian Bian and Wei Guan, our officer, directors and principal shareholders. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang. The transaction in which Linkwell Tech acquired the 90% interest in Likang resulted in the formation of a U.S. holding company by Messrs. Bian and Guan as it did not result in a change in the underlying ownership interests of Likang. For financial accounting purposes, the reverse merger transaction in which we acquired Linkwell Tech was treated as a recapitalization of our company with the former shareholders of the company retaining approximately 12.5% of the outstanding stock. We regard Likang's business of disinfectant products for the commercial medical industry as the primary segment of our business. Our consolidated financials statements included elsewhere in this prospectus for the periods after the date of the stock exchange between our company and Linkwell Tech reflect the change in the capital structure of our company due to the recapitalization. The consolidated financial statements for the six months ended June 30, 2006 and the fiscal year ended December 30, 2005 reflect the operations of our company including Linkwell Tech and Likang for the periods presented while the results of operations for the six months ended June 30, 2006 are those of Likang for the period prior to May 2005 and of Linkwell Tech and Linkwell from May 2005 to June 30, 2005.


         Since 1988 we have developed, manufactured and distributed disinfectant health care products primarily to the medical industry in China. In the last few years China has witnessed a variety of public health crises, such as the outbreak of SARS, which demonstrated the need for increased health standards in China. In response, beginning in 2002 the Chinese government has undertaken various initiatives to improve public health and living standards, including continuing efforts to educate the public about the need for proper sanitation procedures and the establishment of production standards for the disinfectant industry in China. As a result of this heightened license and permit system, all disinfectant manufacturers must comply with "qualified disinfection product manufacturing enterprise requirements" established by the Ministry of Public Health. The requirements include standards for both hardware; including facilities and machinery, and software; including the technology to monitor the facilities, as well as the knowledge and capability of both the production staff and quality control procedures. Following the adoption of the industry standards in 2002, we have been granted 26 hygiene licenses by the Ministry of Public Health.

         We believe that the government standards adopted in July 2002 have increased the barriers to entry for competitors in the disinfectant industry in China. The implementation of these improved production standards and license requirements has effectively decreased the competitiveness of small to mid size manufacturers since the new standards are especially difficult for companies with limited product offerings and inferior technical content. In addition, prior to the adoption of industry standards, disinfectant products were generally marketed and sold based on price as opposed to quality. We believe that as a result of the adoption of industry standards, the marketplace is evolving to a more stringent focus on product quality which we believe will enable us to increase our base of commercial customers thereby increasing our revenues.

         Historically our focus has been on the commercial distribution of our products. Our customers include hospitals, medical suppliers and distribution companies throughout China. Recently we have made efforts to expand our distribution reach to the retail market. We have repackaged certain of our commercial disinfectant products for sale to the consumer market and have begun to expand our customer base to include hotels, schools, supermarkets, and drugstores. By virtue of the Chinese government's continuing focus on educating the Chinese population about the benefits of proper sanitation procedures, we believe that another key to increasing our revenues is the continued expansion of the retail distribution of our products.

         The disinfectant industry in China is an emerging industry and the industry is populated with small, regional companies. We estimate that there are in excess of 1,000 manufacturers and distributors of disinfectant products in China; however, most domestic competitors offer a limited line of products and there are few domestic companies with a nationwide presence. We believe that our national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China gives us a competitive advantage over many other disinfectant companies in China and will enable us to leverage the brand awareness for products with commercial customers to the retail marketplace.

         Our present manufacturing facilities and production capacities are sufficient for the foreseeable future, and we believe that we otherwise have the assets and capital available to us necessary to enable us to increase our revenues in future periods as the overall market for disinfectant products in China continues to increase. During the balance of fiscal 2006 we will continue to focus our efforts on developing a retail market for our products, as well as expanding our traditional base of commercial customers. In this regard, we have allocated approximately $300,000 from our recent private offering to be used towards expanded marketing of our products in the PRC and approximately $400,000 for costs associated with investigating the feasibility of expanding our sales outside the PRC to the U.S. In addition, we may also consider the possible acquisition of independent sales networks which could be used to increase our product distribution as well as smaller, regional companies in our industry. While we have allocated approximately $400,000 of proceeds from our recent private offering, we have not identified any potential acquisition targets.

Sale of Aerisys Incorporated

         Prior to the transaction with Linkwell, our wholly-owned subsidiary, Aerisys Incorporated, had represented our sole operations. Aerisys marketed and sold the Aerisys Intelligent Community (TM), a web-based software program and private, browser-based intranet product that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum, primarily to K through 12 private schools. Revenues from Aerisys Incorporated represented slightly less than 1% of our total net revenues for the year ended December 31, 2005, and we were not able to improve sales or business opportunities for Aerisys since May 2005. In February 2006 we sold 100% of the stock of Aerisys Incorporated to Mr. Gary Verdier, our former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated.

Results of Operations


Six months ended June 30, 2006 as compared to the six months ended June 30, 2005

Results of Operations

                                                         Six Months Ended June 30,                 $             %
                                                ---------------------- ---------------------    Change         Change
                                                        2006                   2005
                                                     (unaudited)           (unaudited)
                                                     (restated)
                                                ---------------------- --------------------- -------------- -------------
Net revenues                                               $3,331,177           $2,120,027       1,211,750         57.2%

Cost of sales                                               1,990,040             1,495,659        494,381         33.1%

Selling expenses                                              205,207               108,519         96,688         89.1%

G&A expenses                                                  585,038               318,211        266,827         83.8%

Total operating expenses                                      790,245               426,730        363,515         85.2%

Operating income                                              551,492               197,638        353,854          179%

Total other (expense)                                        (60,352)              (21,015)         39,337            NM

Gain from discontinued operations                              12,794            (     548)         13,342            NM

Income taxes                                                 (62,382)              (30,400)       (31,982)          105%

Minority interest                                            (50,860)              (18,129)         32,731            NM

                                                ---------------------- --------------------- -------------- -------------
Net income                                                  $ 390,692              $127.546        263,146          206%
                                                ====================== ===================== ============== =============
Net income (loss) attributable to
common shareholders                                         $ 337,000  $(172,730)                  509,730            NM

                                              ====================== ===================== ============== =============


NM = not meaningful

Other key indicators:

                                                          Six Months        Six months        % of
                                                         Ended June 30,    ended June 30,    change
                                                            2006             2005
                                                         (unaudited)       (unaudited)
-------------------------------------------------------- -------------- ----------------- -----------
Cost of sales as a percentage of revenues                    59.7%            70.5%            -10.8%

Gross profit margin                                          40.3%            29.4%            +10.9%

Selling expenses as a percentage of revenues                  6.2%             5.1%            + 1.1%

G&A expenses as a percentage of revenues                     17.5%            15.0%            + 2.5%

Total operating expenses as a percentage of revenues         23.7%            20.1%            + 3.6%


Net revenues

         Net revenues for the six months ended June 30, 2006 were $3,331,777 as compared to net revenues of $2,120,027 for the six months ended June 30, 2005, an increase of $1,211,750, or approximately 57.2%.

         We believe our increase in our net revenues in the six months ended June 30, 2006 was attributable to a recent surge in demand for disinfectant products. Recent health scares such as SARS and the avian flu have increased the public awareness of health standards in China. In response the Chinese government has implemented a series of initiatives to establish minimum health standards. As a result, public demand for disinfectant products has increased. In addition, during fiscal 2005 we raised our prices on some of our more popular products, including our Ai'ershi disinfectant tablets and our An'erdian skin disinfectant, in certain of our markets. Approximately 11% of the increase in revenues we reported for the six months ended June 30, 2006 from the comparable period in fiscal 2005 is attributable to an increase in the volume of products sold, which includes both new products introduced during fiscal 2005 as well as increased sales of other products, and approximately 89% of the increase in revenues is attributable to the increase in average selling prices. We cannot be assured that demand will continue to increase. Additionally we introduced new products such as Jifro 4% Chlorhexidine Gluconate, Dianerkang, 2% glutaraldehyde disinfectant, and the revised 84' disinfectant. Initially, these products have been received favorably by the public. There is no assurance that these products will continue to witness increased public demand.

         Of our total net revenues for the six months ended June 30, 2006, approximately 58% were attributable to sales to related parties and approximately 42% were attributable to sales to third parties, as compared to approximately 38% and approximately 62%, respectively, for the six months ended June 30, 2005. Included in our net revenues for the six months ended June 30, 2006 were revenues of $1,920,473 from sales of our products to Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliated entity, an increase of $1,126,906, or approximately 142%, from the six months ended June 30, 2005. Also included in our net revenues for the six months ended June 30, 2006 were revenues of $7,949 from sales of our products to Shanghai Likang Meirui Pharmaceuticals High-Tech Co., Ltd., an affiliate, a decrease of $972 or approximately 14%, from the six months ended June 30, 2005, as well as revenues of $893 and $0 from sales of raw materials to Shanghai Likang Biological High-Tech Company, Ltd., an affiliate, for the six months ended June 30, 2006 and 2005. While we increased sales to non-related parties approximately 6.5% for the six months ended June 30, 2006 from the comparable period in fiscal 2005, sales to related parties increased $1,126,827, or approximately 140%, which accounts for our significant increase in revenues for the first six months of fiscal 2006 from the first six months of fiscal 2005. Shanghai Likang Pharmaceuticals Technology Company, Limited sells our products using 72 independent sales representatives in other provinces of China. We primarily attribute this increase in related party sales to the effects of the overall demand for disinfectant products which has increased orders from Shanghai Likang Pharmaceuticals Technology Company, Limited's customers for our products.

Cost of sales

         Cost of sales includes raw materials and manufacturing costs, which includes labor, rent and an allocated portion of overhead expenses such as utilities directly related to product production. For the six months ended June 30, 2006, cost of sales amounted to $1,990,040 or approximately 59.7% of net revenues as compared to cost of sales of $1,495,659 or approximately 70.0% of net revenues for the six months ended June 30, 2005. Historically, our costs of sales comprised as follows; 65% to raw material costs and approximately 35% to manufacturing costs. We purchase raw materials from six primary suppliers and we have purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We also purchase raw materials and finished product from Shanghai Likang Meirui Pharmaceutical High-Tech Co. Ltd., an affiliate. These purchases totaled $1,453 and $366 for the six months ended June 30, 2006 and 2005, respectively. We have not historically experienced a fluctuation in raw material prices and do not anticipate that the prices will vary much during fiscal 2006.

         The decrease in cost of sales as a percentage of net revenues for the six months ended June 30, 2006 as compared to the six months ended June 30, 2005 is attributable to the effect of price increases during the later part of fiscal 2005. Included in our overhead costs are rent on our manufacturing facilities which included a building we leased from Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliate, for approximately $11,500 annually, which we purchased during the later part of fiscal 2005 which served to reduce certain of our overhead expenses through the elimination of this rent expense; however, during the later part of fiscal 2005 we leased additional warehouse facilities under agreements which provide for annual rental of approximately $37,000 which are reflected in our overhead expenses in the 2006 period. We experienced an increase in overhead costs such as utilities and rent during the six months ended June 30, 2006 as compared to the six months ended June 30, 2005.

Gross profit

         Gross profit for the six months ended June 30, 2006 was $1,341,737 or approximately 40.3% of net revenues, as compared to $624,368 or approximately 29.4% of revenues for the six months ended June 30, 2005. The gross profit reflects an overall increase in our sales prices as we expand into new markets. For example, our Ai'ershi disinfectant tablets are sold in Shanghai for approximately $.83 per bottle. However in newer markets such as DongBei Province, Ai'ershi disinfectant tablets are sold at approximately $1.64 per bottle. An'erdian skin disinfectant sold for approximately $.36 per bottle in BeiJing and Shanghai. We currently sell this product in western cities such as ChongQing and XiAn at approximately $.49 per bottle, an increase of 36%.

Operating expenses

         Total operating expenses for the six months ended June 30, 2006 were $790,245, an increase of $363,515, or approximately 78.6%, from total operating expenses in the six months ended June 30, 2005 of $426,730. This increase included the following:

         o For the six months ended June 30, 2006, selling expenses amounted to $205,207 as compared to $108,519 for the six months ended June 30, 2005, an increase of $96,688 or approximately 89%. This increase is attributable to consulting fees paid to third parties for the promotion of our certain of our products to end users. For the six months ended June 30, 2006, these consulting fees amounted to $45,747 compared to $60 for the six months ended June 30, 2005 an increase of $45,687 or 761%. We anticipate that we will incur similar consulting expenses in future periods as we develop additional products and bring those products to market,

         o For the six months ended June 30, 2006, shipping costs amounted to $52,309 compared to $40,444 for the six months ended June 30, 2005 an increase of $11,865 or 29%. This increase was attributable to an increase in sales,

         o For the six months ended June 30, 2006, advertising costs amounted to $15,120 compared to $2,234 for the six months ended June 30, 2005, an increase of $12,886 or 577%, and which is attributable to our increased marketing efforts,

         o For the six months ended June 30, 2006, repair and maintenance amounted to $22,063 as compared to $0 for the six months ended June 30, 2005 an increase of $22,063. Repair and maintenance included machinery maintenance costs; and

         o For the six months ended June 30, 2006 we reported an overall increase in selling expenses of approximately $4,200 from the comparable period in fiscal 2006 which are associated with an increase in our operations.

         We expect selling expenses to increase as our revenues increase and we anticipate increased costs related to adverting and promotion of our products as well as sales training. During fiscal 2006 we intend to expand our marketing efforts and have set aside approximately $300,000 of the proceeds from our recent private placement for increased marketing of our products in the PRC during fiscal 2006.

         For the six months ended June 30, 2006, general and administrative expenses were $585,038 as compared to $318,211 for the six months ended June 30, 2005, an increase of $266,827, or approximately 83.9% and included the following:

         o We incurred consulting fees during the six months ended June 30, 2006 of $134,646 substantially related to the issuance of common stock for business development and management services related to our administrative operations in the United States. We did not incur such costs during the six months ended June 30, 2005. We expect these costs to increase in 2006 due to our business development efforts in the United States,

         o For the six months ended June 30, 2006, salaries and wages and related benefits increased to $195,420 for the six months ended June 30, 2006 from $115,520 in the six months ended 2005 due to the hiring of additional employees, an increase of approximately $79,900, and

         o We incurred additional operating expenses of approximately $52,281 from the comparable period in fiscal 2005 which were associated with increased labor-related insurance of approximately $25,000 due to an increase in employees, and an increase in bad debt expense of approximately $29,000 due to an increase in the allowance for doubtful accounts based on our current analysis of accounts receivable.

         Included in our general and administrative expenses is rent expense of $34,814, $20,281 of which we paid to Shanghai Shanhai Group, an affiliate, under lease agreements for various properties. We anticipate that general and administrative expenses will continue to increase during fiscal 2006 as a result of increased professional fees related to audit costs and our registration statement. In addition, we have allocated $400,000 from the proceeds of our recent private placement for costs, including market research, related to the possible expansion of the market for our products into the U.S.

Income from operations

         We reported income from operations of $551,492 for the six months ended June 30, 2006 as compared to income from operations of $197,638 for the six months ended June 30, 2005, an increase of $353,854 or approximately 179%.

Other income (expense)

         For the six months ended June 30, 2006 total other expenses amounted to $60,352 as compared to $21,015 for the six months ended June 30, 2005, an increase of $39,337. This change is primarily attributable to:

         o Interest expense - related party of $12,994 represents interest due Shanghai Shanhai Company, Likang's minority shareholder, on a demand loan in the principal amount of $161,533 made to Likang for working capital, together with $4,687 of fixed return due it on its initial investment in Likang,

         o Interest expense was $19,781 as compared to $21,454 for the six months ended June 30, 2005, a decrease of $1,673 due to decreased borrowings during the six months ended June 30, 2006,

         o An increase in interest income of $1,984 to $2,423 for the six months ended June 30, 2006 as compared to $439 for the six months ended June 30, 2005, and,

         o An increase in accruals of registration rights penalties of $30,000 incurred due to the fact that our registration statement of which this prospectus is a part was not declared effective by May 28, 2006. We did not have a comparable expense for the six months ended June 30, 2005.

Income before discontinued operations, income taxes and minority interest

         For the six months ended June 30, 2006 our income before discontinued operations, income taxes and minority interest is $491,140 as compared to $176,623 for the six months ended June 30, 2005, an increase of $314,517 primarily as a result of increased net revenues.

Discontinued operations

         In January 2006, we sold 100% of the capital stock of our Aerisys subsidiary to its former CEO in exchange for an assumption of all liabilities related to it. The gain from discontinued operations of $12,794 in the six months ended June 30, 2006 represents the gain on disposal of this subsidiary. For the six months ended June 30, 2005, we had a loss from discontinued operations of $548.

Minority interest

         For the six months ended June 30, 2006, we reported a minority interest expense of $50,860 as compared to $18,129 for the six months ended June 30, 2005. The minority interest is attributable to Likang's minority shareholder, and had the effect of reducing our net income.

Net income

         We reported net income of $390,692 for the six months ended June 30, 2006 as compared to net income of $127,546 for the six months ended June 30, 2005.

Preferred stock dividends

         During the six months ended June 30, 2006, we recorded a preferred stock dividend of $53,692 which relates accrued but undeclared and unpaid dividends on our Series B 6% Cumulative Convertible Preferred Stock ($1,500,000) and the reversal of accrued and unpaid dividends on our Series A Preferred Stock which was converted to common stock in June 2006.

Net income (loss) attributable to common shareholders

         We reported net income attributable to common shareholders of $337,000 for the six months ended June 30, 2006 as compared to net loss attributable to common shareholders of $(172,730) for the six months ended June 30, 2005. This translates to overall per-share income available to shareholders of $.01 for the six months ended June 30, 2006 compared to per-share loss of $.00 for the six months ended June 30, 2005.

Fiscal year ended December 31, 2005 ("Fiscal 2005") as compared to the fiscal year ended December 31, 2004 ("Fiscal 2004")



                                                     Fiscal 2005           Fiscal 2004        $ Change      % Change
                                                      (restated)
                                                  ------------------ --------------------- ----------------- -----------
Net revenues                                          $ 5,465,933            $4,422,522        $1,043,411       23.6%

Cost of sales                                           3,329,444             3,049,764         $ 279,680        9.2%

Selling expenses                                          331,258               258,148          $ 73,110       28.3%

G&A expenses                                              869,555               426,532         $ 443,023        104%
Total operating expenses                                1,200,813               684,680         $ 516,133       75.4%

Operating income                                          935,676               688,078         $ 247,598       36.0%

Total other (expense)                                   (101,214)              (19,782)         $  81,432          NM

Net income                                                544,129               502,708         $  41,121        8.4%

Cumulative and deemed preferred stock                 (1,811,516)                     0       $ 1,811,516        100%
dividends
Net income (loss) to common shareholders             $(1,267,387)             $ 502,708      $(1,770,095)          NM



NM = not meaningful

Other key indicators:


                                                                  Fiscal 2005      Fiscal 2004       % of
                                                                                                    change
                                                                ---------------- ----------------- -----------
Cost of sales as a percentage of revenues                           60.9%            69.0%           -  8.1%
Gross profit margin                                                 39.1%            31.0%            + 8.1%
Selling expenses as a percentage of revenues                         6.1%             5.8%            + 0.3%
G&A expenses as a percentage of revenues                            15.9%             9.6%            + 6.3%
Total operating expenses as a percentage of revenues                22.0%            15.5%            + 6.5%



Net revenues

         Net revenues for fiscal 2005 were $5,465,933 as compared to net revenues of $4,422,522 for fiscal 2004, an increase of $1,043,411 or approximately 24%. Included in our net revenues for fiscal 2005 were revenues of $1,933,043 from sales of our products to Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliated entity, an increase of $234,120, or approximately 14%, from fiscal 2004. Also included in our net revenues for fiscal 2005 were revenues of $23,987 from sales of our products to Shanghai Likang Meirui Pharmaceuticals High-Tech Co., Ltd., an affiliate, a decrease of $43,469, or approximately 64%, from fiscal 2004. We believe our increase in our net revenues in fiscal 2005 was attributable to a recent surge in demand for disinfectant products coupled with a modest increase in the sales prices of our products as we expand into new areas. Recent health scares such as SARS and the avian flu have increased the public awareness of health standards in China and in response the Chinese government implemented a series of initiatives to establish minimum health standards. As a result, public demand for disinfectant products has increased. We cannot be assured that demand will continue to increase. Approximately 98% of the increase in revenues we reported from fiscal 2004 to fiscal 2005 is attributable to an increase in the volume of products sold, which includes both new products introduced during fiscal 2005 as well as increased sales of other products, and approximately 2% of the increase in revenues is attributable to the increase in average selling prices. New products introduced in fiscal 2005 which helped to increase our revenues included Jifro 4% Chlorhexidine Gluconate, Dianerkang, 2% glutaraldehyde disinfectant, and the revised 84' disinfectant. Initially, these products have been received favorably by the public. There is no assurance, however, that these products will continue to witness increased public demand.

Cost of sales

         Cost of sales includes raw materials and manufacturing costs, which includes labor, rent and an allocated portion of overhead expenses such as utilities directly related to product production. For fiscal 2005, cost of sales amounted to $3,329,444 or approximately 61% of net revenues as compared to cost of sales of $3,049,764 or approximately 69% of net revenues for fiscal 2004. Historically, our costs of sales is attributable approximately 65% to raw material costs and approximately 35% to manufacturing costs. We purchase raw materials from six primary suppliers and we have signed purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We also purchase raw materials and finished product from Shanghai Likang Meirui Pharmaceutical High-Tech Co. Ltd., an affiliate. These purchases totaled $48,489 and $389,400 for fiscal 2005 and fiscal 2004, respectively. We have not historically experienced a fluctuation in raw material prices and do not anticipate that the prices will vary much during fiscal 2006. Included in our overhead costs are rent on our manufacturing facilities which included a building we leased from Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliate, for approximately $11,500 annually. We experienced an increase in overhead costs such as utilities and rent during fiscal 2005 as compared to fiscal 2004. As a result of our purchase in fiscal 2005 of facility we leased from an affiliate we expect rent expense to decrease, but we are unable to anticipate if the balance of these overhead costs will continue to increase in fiscal 2006.

Gross profit

         Gross profit for fiscal 2005 was $2,136,489 or approximately 39% of net revenues, as compared to $1,372,758 or approximately 31% of revenues for the fiscal 2004. The increase in our gross profit margin reflects an overall increase in sales prices of our products as we expand into new markets, coupled with increased sales of our An'erdian Skin Disinfectants which have higher gross profit margins and greater efficiencies of scale resulting from our overall revenue increase which help to reduce on a per item basis the amount of our fixed manufacturing costs included in our cost of sales. Three of our An'erdian Skin Disinfectant products represented approximately 54% of our total revenues for fiscal 2005, with an average gross profit margin of 55%, up from 47% of our total revenues for fiscal 2004 with an average gross profit margin of 42%.

Operating expenses


         Total operating expenses for fiscal 2005 were $1,200,813, an increase of $516,133, or approximately 75%, from total operating expenses in fiscal 2004 of $684,680. This increase included the following:


o For fiscal 2005, selling expenses amounted to $331,258 as compared to $258,148 for fiscal 2004, an increase of $73,110 or approximately 28%. This increase is attributable to increased local tax costs and commissions associated with our increased revenues. We pay local sales tax upon the sales of our products. Additionally, in 2005, we incurred costs of approximately $14,000 in connection with sales training conferences. Selling expenses as a percentage of revenues remained relatively constant at approximately 6%. We expect our selling expenses to increase as our revenues increase and expect to spend increased funds on advertising and promotion of our products as well as sales training. We have set aside approximately $300,000 of the proceeds from our recent private placement for increased marketing of our products in the PRC during fiscal 2006.


o For fiscal 2005, general and administrative expenses were $869,555 as compared to $426,532 for fiscal 2004, an increase of $443,023, or approximately 104% and included the following:



o We incurred professional fees of approximately $67,000 in connection with the audit of our financials statements. Additionally, we experienced an increase in professional fees related to our corporate SEC filings,

o We incurred consulting fees of approximately $153,000 in fiscal 2005 which were substantially related to the issuance of shares of our common stock as compensation for business development and management services related to our administrative operations in the United States. We expect these costs to increase in fiscal 2006 as we have allocated approximately $400,000 from the proceeds of our recent private offering for costs, including market research, related to the possible expansion of the market for our products into the U.S.,

o In 2005, salaries and wages and related benefits increased by approximately $48,000 to $191,935 from $144,227 in fiscal 2004 due to the hiring of additional employees, and

o We incurred additional operating expenses including increased telephone and communications usage, and increase travel and entertainment.

         Included in our general and administrative expenses is rent expense we paid on our principal executive offices and warehouse space which we leased from Shanghai Shanhai Group, an affiliate, of approximately $32,000 a year. We anticipate that general and administrative expenses will continue to increase during fiscal 2006 in part as a result of increased professional fees related to audit costs. In addition, we have allocated $400,000 from the proceeds of our recent private placement for costs, including market research, related to the possible expansion of the market for our products into the U.S.

Income from operations


         We reported income from operations of $935,676 for fiscal 2005 as compared to income from operations of $688,078 for fiscal 2004, an increase of $247,598 or approximately 36%.


Other income (expense)


         For fiscal 2005 total other expenses amounted to $101,214 as compared to $19,782 for fiscal 2004, an increase of $81,432. This change is primarily attributable to:


o We recognized a registration rights penalty in fiscal 2005 of $44,000 for which we did not have a comparable expense in fiscal 2004. In the terms of our sale of shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants in fiscal 2005 we agreed to file a registration statement covering the shares of our common stock underlying those securities. This non-cash expense represents the possible payment of liquidated damages if the registration statement of which this prospectus is a part is not declared effective by May 27, 2006,


o Interest expense, related party, was $25,657 and represents interest due Shanghai Shanhai Company, Likang's minority shareholder, on a demand loan in the principal amount of $161,533 made to Likang for working capital together with the annual fixed return of $9,375 due it through December 2009 upon its original investment in Likang. We did not have comparable expenses during the fiscal 2004 period, and


o Interest expense was $42,720 as compared to $29,359 for fiscal 2004, an increase of $13,361 due to increased borrowings during fiscal 2005.

Income before discontinued operations, income taxes and minority interest

         Our income before discontinued operations, income taxes and minority interest increased by $166,166 for fiscal 2005 as compared to fiscal primarily as a result of increased net revenues.

Discontinued operations

         In January 2006 we sold 100% of the capital stock of our Aerisys subsidiary to its former CEO in exchange for an assumption of all liabilities related to it. The loss from discontinued operations in fiscal 2005 represents the revenues from that subsidiary less the operating and non-operating expenses related to it.

Minority interest

         For fiscal 2005, we reported a minority interest in income of $92,339 as compared to $55,856 for fiscal 2004. The minority interest is attributable to Likang's minority shareholder, and had the effect of reducing our net income.

Net income

         As a result of these factors, we reported net income of $544,129 for fiscal 2005 as compared to net income of $502,708 for fiscal 2004.

Deemed and cumulative preferred stock dividends

         During fiscal 2005, we recorded a deemed preferred stock dividend of $1,800,276 which relates to our Series A Convertible Preferred Stock ($300,276) and our Series B 6% Cumulative Convertible Preferred Stock ($1,500,000). This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid in capital. Additionally, for fiscal 2005 we recorded a preferred stock dividend of $11,240 which represents accrued but undeclared and unpaid dividends on our Series A Convertible Preferred Stock and our Series B 6% Cumulative Convertible Preferred Stock.

Net income (loss) attributable to common shareholders

         We reported a net loss attributable to common shareholders of $(1,267,387) for fiscal 2005 as compared to net income attributable to common shareholders of $502,078 in fiscal 2004. This translates to an overall per-share loss available to shareholders of ($.03) for fiscal 2005 compared to per-share income of $.02 for fiscal 2004.

Liquidity and Capital Resources

         Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides certain selected balance sheet comparisons between June 30, 2006 (unaudited) and December 31, 2005:


                                                   June 30, 2006     December 31,     $ of            % of
                                                     (Unaudited)       2005          change          change
                                                     (Restated)      (Restated)
                                                  -----------------  ---------------- --------------- ---------------

Working capital                                           $2,665,641       $2,412,757         252,884           10.5%

Cash                                                      $1,212,562       $1,460.078       (247,516)          -17.0%

Accounts receivable, net                                  $1,329,508       $1,347,163        (17,655)           -1.3%

Accounts receivable - related parties                     $1,577,459        $ 872,370         705,089           80.8%

Inventories                                                $ 451,284        $ 968,224       (516,940)          -53.4%

Prepaid expenses and other                                 $ 133,720         $ 81,750          51,970           63.6%

Advanced on purchases - related party                       $ 24,980           $    0          24,980            100%

Due from related party                                     $ 124,899           $    0         124,899            100%

Loan receivable - related parties                             $    0        $ 100,000       (100,000)           -100%

Total current assets                                      $4,854,412       $4,839,541          14,871            0.3%

Property and equipment, net                                $ 735,311        $ 686,234          49,077            7.2%

Other assets                                               $ 249,797          $   734         249,063          339.3%

Loans payable                                              $ 636,982        $ 628,869           8,113            1.3%

Loans payable - related party                              $ 163,617        $ 161,533           2,084            1.3%

Accounts payable and accrued expenses                      $ 942,141       $1,400,704       (458,563)          -32.7%


Income tax payable                                            $    0         $ 75,489        (75,489)           -100%

Advances from customers                                    $ 381,099        $ 126,199         254,900            202%

Total current liabilities                                 $2,188,771       $2,426,784       (238,013)           -9.8%

Total liabilities                                         $2,188,771       $2,426,784       (238,013)           -9.8%


         At June 30, 2006, we had a cash balance of $1,212,562. As of June 30, 2006, our cash position by geographic area is as follows:

                 United States            $      1,091

                  China                      1,211,471
                                            $1,212,562

         Our working capital position increased $252,884 to $2,665,641 at June 30, 2006 from $2,412,757 at December 31, 2005. This increase in working capital is primarily attributable to an increase of approximately $705,000 in accounts receivable due us from related parties as discussed below, which was offset by decreases in cash (approximately $247,000), accounts receivable due from third parties (approximately $17,600) and inventories (approximately $517,000). The increase in accounts receivable - related parties and corresponding decreases in cash and inventories reflects the effects of increased sales during six months ended June 30, 2006 and the corresponding receivables generated by those sales.

         The increase in our current assets of $14,871 at June 30, 2006 as compared to December 31, 2005 was offset by a decrease in our current liabilities of $238,013 at June 30, 2006 as compared to December 31, 2005. The decrease in our current liabilities is primarily attributable to lower payable and accrued expenses which were offset by an increase in advances from customers.

         At June 30, 2006, our inventories of raw materials, work in process and finished goods, before a reserve for obsolete inventory totaled $575,442, a decrease of $515,359, or approximately 47%, from December 31, 2005. At June 30, 2006 we have reserved $124,158 for possible obsolescence of inventories which represents a minimal increase from inventory reserves at December 31, 2005. Our management determined the reserve was appropriate based upon its internal analysis of our sales and anticipated customer demand. We expect to maintain our inventory at these June 30, 2006 levels in future periods.

         At June 30, 2006 our accounts receivable, allowance for doubtful accounts from third parties was $62,330 as compared to $13,343 at December 31, 2005 and reflects our best estimate of probable losses. As is customary in the PRC, we extend relatively long payment terms to our customers. Our terms of sale generally require payment within four to six months, which is considerably longer than customary terms offered in the United States, however, we believe that our terms of sale are customary amongst our competitors for our a company our size within our industry. For fiscal 2005, the average turn on accounts receivable from non-related third parties was 127 days and the average turn on accounts receivable from related parties as 106 days. For the six months ended June 30, 2006, the average turn on accounts receivable from non-related third parties was 171 days and the average turn on accounts receivable from related parties was 122 days. The average accounts receivable increased from non-related third parties from $1,220,136 for the six months ended June 30, 2005 to $1,338,336 for the six months ended June 30, 2006. This increase caused our account receivable turnover from non related parties to decrease from 1.10 to
1.05. Furthermore this caused the average turn on accounts receivable from non-related third parties to increase from 164 days for the six months ended June 30, 2005 to 171 days for the six months ended June 30, 2006.

         We also occasionally offer established customers, including related parties, longer payment terms on new products as an incentive to purchase these products, which has served to further increase the average days outstanding for accounts receivable. As the market for these new products is established, we will discontinue offering this sales incentive. Generally, a customer will prepay for an order prior to shipment. At June 30, 2006 our balance sheet reflected advances from customers of $381,099, an increase of $254,900, or approximately 202%, from December 31, 2005.

         At June 30, 2006 we have accounts receivable due from a related party in the amount of $1,577,459 which included:

         o $1,570,670 in accounts receivable due from Shanghai Likang Pharmaceuticals Technology Company, Limited for the purchase of products from us,

         o $4,406 accounts receivable due from Shanghai Likang Meirui Pharmaceutical High-Tech Co. Ltd. for the purchase of products from us, and

         o $2,383 accounts receivable due from Shanghai Likang Biological High-Tech Company, Ltd. for the purchase of products from us.


         As described earlier in this section, we sell products to three affiliated entities. Our terms of sale and settlement on sales to Shanghai Likang Meirui Pharmaceutical High-Tech Co. Ltd. are the same as we offer third party customers. Shanghai Likang Pharmaceuticals Technology Company, Limited purchase products from us on an as needed basis in order to fill customer orders they have received and do not maintain an inventory of our products. They tender payment to us upon receipt of payment from their customer. The accounts receivable from Shanghai Likang Pharmaceuticals Technology Company, Limited are historically paid within approximately four to six months, which is the same receivable turn as we experience with our third party customers. Sales of product to Shanghai Likang Biological High-Tech Company, Ltd. are made on a limited basis and consist of certain raw materials used in their manufacturing process.

         Our balance sheet at June 30, 2006 also reflects a loan payable to a related party of $163,617 which is a working capital loan made to us by Shanghai Shanhai Group in January 2005. This loan bears interest at 10% per annum and is due on demand.

         Net cash provided by operating activities for the six months ended June 30, 2006 was $196,807 as compared to net cash used in operating activities of $272,135 for the six months ended June 30, 2005. For the six months ended June 30, 2006, we used cash provided by operations to fund a net increase in accounts receivable of $605,747, including an increase of $592,025 in accounts receivables from related parties, and a decrease in accounts payable and accrued expenses of $488,374. These increases were offset by our net income, a decrease in inventory and an increase in advances from customers, together with an add back of non-cash items of $262,383. For the six months ended June 30, 2005, we used cash to fund a net increase in accounts receivable of $255,497, including an increase in accounts receivable - related parties of $18,964, an increase in inventory of $88,004 and a reduction in accounts payable - related parties of $226,159 which were offset by our net income, increases in prepaid and other current assets and accounts payable and accrued expenses together with an add back of non-cash items of $26,966.

         Net cash used in investing activities for the six months ended June 30, 2006 was $334,536 as compared to $6,411 for the six months ended June 30, 2005, an increase of $328,125. This change is attributable to an increase in a deposit of approximately $250,000 and the purchase of additional manufacturing equipment during the six months ended June 30, 2006 of $84,739 as compared to an expenditure of $8,871 on the purchase of manufacturing equipment during the six months ended June 30, 2005. Additionally, the cash received in acquisition for the six months ended June 30, 2006 was $0 as compared to $2,460 for the six months ended June 30, 2005.

         Net cash used in financing activities was $116,786 for the six months ended June 30, 2006 as compared to net cash provided by financing activities of $125,544 for the six months ended June 30, 2005, a decrease of $242,330. During the six months ended June 30, 2006, we advanced funds to a related party of $124,899, repaid loans payable of $24,361 and received proceeds from loans of $32,474.

         We reported a net decrease in cash for the six months ended June 30, 2006 of $247,516 as compared to a net decrease in cash of $153,002 for the six months ended June 30, 2005.

         We currently have no material commitments for capital expenditures. As of June 30, 2006, we had approximately $637,000 in short term loans maturing during fiscal 2007. We plan on renewing these loans when they become due at term comparable to current terms. In addition, in connection with our agreement with JinMeiHua to operate a job training program as described elsewhere in this prospectus under "Our Business - Recent Development - Job Training Program, during the three months ended June 30, 2006 we provided $249,797 towards the venture and we anticipate that we will be required to provide additional funds for the venture, but we are unable at this time to quantify the amount. Other than our working capital and loans, we presently have no other alternative source of working capital available to us.



Recent Capital Raising Transactions

          On June 30, 2005, we completed a $300,000 financing consisting of 375,345 shares of our Series A Convertible Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. We sold these securities to 12 accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act and Regulation D. Each share of Series A Convertible Preferred Stock is convertible into 10 shares of common stock. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction of approximately $277,000 are being used for general working capital purposes. In June 2006 the holders of the Series A Convertible Preferred Stock converted those shares into an aggregate of 3,753,450 shares of our common stock.

          On December 28, 2005, we completed a $1,500,000 financing of units of our securities in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act and Regulation D resulting in gross proceeds to us of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Cumulative Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years.

          The purchasers of the units were certain accredited institutional and individual investors. Conversion of the preferred shares and exercise of the warrants are also subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the securities are outstanding. We paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of our common stock to certain of the investors and an advisor to one of the investors. We agreed to the payment of these due diligence fees, which are meant to offset the costs certain of the investors incur in making the decision to invest in an offering, as a term of the transaction. The recipients of the due diligence fee are as set forth below:

Name of Recipient                           Cash Fee          Warrant Fee
-----------------                           Received            Received

Alpha Capital Aktiengesellschaft (1)          $20,000           266,666
Ellis International Ltd. (1)                    5,000            66,667
Osher Capital Inc. (1)                         20,000           266,666
Utica Advisors, LLC (2)                        20,000           266,666
         Totals                               $65,000           866,665

(1) Investor in the offering.
(2) Advisor to Monarch Capital Fund, Ltd., an investor in the offering.

          We intend to use the net proceeds from the transaction as follows: o approximately $300,000 will be used for marketing of our products in the PRC,

         o approximately $400,000 has been earmarked for costs, including market research, related to the possible expansion of the market for our products into the U.S.,

         o approximately $400,000 has been allocated for expansion of our operations in the PRC, including the possible acquisitions of additional sales networks or other companies similar to ours, and

         o        the balance will be used for general working capital.

          We have not identified any potential acquisition targets and may never close such a transaction. In that event, those funds will be used for general working capital.

          In July 2006 the holders of an aggregate of 850,000 shares of our Series B 6% Cumulative Convertible Preferred Stock converted those shares into an aggregate of 8,500,000 shares of our common stock. As of the date of this prospectus 650,000 shares of Series B 6% Cumulative Convertible Preferred Stock remain outstanding.


          We agreed to file a registration statement covering the shares of common stock underlying the Series B 6% Cumulative Convertible Preferred Stock and the exercise of the warrants. This prospectus is part of that registration statement. In the event the registration statement was not filed by February 13, 2006 or did not become effective by May 27, 2006, we are required to pay liquidated damages in the amount of $30,000 per month until the deficiency is cured. We filed the registration statement on February 8, 2006, however, as the registration statement was not declared effective prior to May 27, 2006 we are subject to payment of these liquidated damages. As of August 31, 2006 the amount of the liquidated damages is approximately $134,000. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

          The securities are subject to anti-dilution protections afforded to the investors. In addition, to the extent that the investors continue to own shares of our common stock received upon conversion or exercise of the securities, we have agreed to issue the investors additional shares to protect against our future issuances of common stock or derivative securities at less than the price of the common shares underlying the securities.

Critical Accounting Policies

         Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for our company include revenue recognition and the useful lives of property, plant and equipment.

         Revenue Recognition - We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. We assess whether the fee associated with our revenue transactions is fixed or determinable based on the payment terms associated with the transaction. If a significant portion of the fee is due after our normal payment terms, we access if the fee is not fixed or determinable. In these cases, we may recognize revenue as the fees become due. We assess collectibility based on the credit worthiness of the customer and past transaction history. We perform initial credit evaluations of our customers and do not require collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defers the fee and recognize the revenue at the time that collection becomes reasonably assured. The following policies reflect specific criteria for our various revenues streams:

        o Revenues of Aerisys are recognized at the time the services are rendered to customers. Services are rendered when our company's representatives receive the customers' requests and complete the customers' orders. For contacts over a period of time, Aerisys recognizes the revenue on a straight-line basis over the period that the services are provided.

         o Our revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

         o Revenues from the sale of products to related parties are recorded when the goods are shipped which correlates with the shipment by the related parties to its customers, at which time title passes and collectibility is reasonably assured. We receive sales orders on a just-in-time basis from related parties. Generally, the related party does not hold our inventory. If the related party has inventory on hand at the end of a financial reporting period, the sale is reversed and the inventory is included on our balance sheet.

         We record property and equipment at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. We review these long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. To date, we have not recognized any impairment losses.

         Accounting for Stock Based Compensation - We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See Recent Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. Because of this election, we continue to account for our employee stock-based compensation plans under Accounting Principles Board (APB) Opinion No. 25 and the related interpretations. We are required to comply with SFAS No. 123 (revised 2004) starting on the first day of our fiscal year 2006. We are currently evaluating the effect that the adoption of SFAS No. 123 (revised 2004) will have on our consolidated operating results and financial condition. No stock-based compensation cost is currently reflected in net income for employee and director option grants as all options granted under the 2005 Incentive Stock Plan and the Non-Employee Directors Stock Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Recent Accounting Pronouncements

         In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No.123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. We believe the adoption of this pronouncement could have a material effect on our financial position in future periods in the event we grant stock options and other equity-based compensation to our employees.

         In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies.

         In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

         APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

         On June 29, 2005, the Emerging Issues Task Force (EITF) of FASB ratified Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on our financial statements.

         In September 2005, the EITF issued EITF Issue No. 05-4, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-4 provides guidance to issuers as to how to account for registration rights agreements that require an issuer to use its "best efforts" to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. We adopted View C of this pronouncement. Accordingly, we bifurcated registration rights of our Series B 6% Cumulative Convertible Preferred Stock from their related free standing financial instruments and recorded them at fair value as reflected in the financial statements included elsewhere herein.

         In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. We are currently in the process of evaluating the effect that the adoption of this pronouncement may have on our financial statements.

         In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. We are currently in the process of evaluating the effect that the adoption of this pronouncement may have on our financial statements.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Change of Independent Registered Public Accounting Firm

         On May 12, 2005, we dismissed Berkovits, Lago & Company, LLP as our independent registered public accounting firm. Berkovits, Lago & Company, LLP had been the independent registered public accounting firm for and audited the consolidated financial statements of our company as of December 31, 2004 and 2003. The reports of Berkovits, Lago & Company, LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except such reports were modified as to an explanatory paragraph relating to our ability to continue as a "going concern" as a result of its lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, and recurring losses from operations. The decision to change accountants was approved unanimously by the Board of Directors.

         In connection with the audit for the two most recent fiscal years and in connection with Berkovits, Lago & Company, LLP's review of the subsequent interim periods preceding dismissal on May 12, 2005, there were no disagreements between our company and Berkovits, Lago & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Berkovits, Lago & Company, LLP, would have caused Berkovits, Lago & Company, LLP to make reference thereto in their report on our financial statements for these fiscal years. During the two most recent fiscal years and prior to the date of dismissal we had no reportable events (as defined in Item 304(a)(1) of Regulation S-B).

         On May 12, 2005 we engaged Sherb & Co., LLP as our independent registered public accounting firm. We had not consulted with Sherb & Co., LLP regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issues.

                                  OUR BUSINESS

Overview

         We operate under a holding company structure and currently have one operating subsidiary, Linkwell Tech. Linkwell Tech owns 90% of Likang and we regard Likang's business of hospital disinfectant products as our primary business.

         Through our subsidiary we are involved in the development, manufacture, sale and distribution of disinfectant health care products primarily to the medical industry in China. Likang was founded by the Second Military Medical University of the Chinese Army in 1988 and we believe that these ties provide us with certain marketing advantages. Recently we have made efforts to expand our customer base and penetrate the civil disinfection, industrial disinfection, livestock and agricultural disinfection markets of China. Currently we offer a variety of disinfectant products for the following applications:

|X|      Skin and mucous membrane disinfection
|X|      Hand disinfectants (external)
|X|      Environment and surface disinfectants
|X|      Medical devices and equipment disinfectants
|X|      Machine disinfectants


         We have been granted 26 hygiene licenses by the Ministry of Public Health of the central government of China. We have filed two additional product applications, and are presently developing three additional products. We also sell products which have been developed and manufactured by third parties. These parties manufacture disinfectant products which generate approximately 5% of our revenue. Products which we manufacture account for approximately 95% of our total net revenues for each of the fiscal year ended December 31, 2005 and the six months ended June 30, 2006.


         We have a national marketing and sales presence throughout all 22 provinces as well as four autonomous regions and four municipalities of China. We currently employ 19 full-time sales and marketing people based in Shanghai. Shanghai Likang Pharmaceuticals Technology Company, an affiliate, also sells our products using 72 independent sales representatives in other provinces of China.

Industry Background

         Likang is a member of the disinfectant industry in China. According to a survey conducted by China Federation of Industrial Economics (CFIC), the disinfectant market in China is approximately $6.25 billion (USD) in 2004(1). While the disinfectant industry in China is an emerging industry, and the industry is populated with small regional players, we estimate that there are over 1,000 manufacturers and distributors of disinfectant products in China and certain of our major competitors distribute products similar to ours, including those which also prevent the spread of airborne viruses such as avian flu and SARS. Currently we market our products to the medical industry in China and we have recently made efforts to diversify and expand our reach to the retail market.

         Recent Health Concerns in China

         China has witnessed a variety of public health crises in recent history and which demonstrated the need for increased health standards in China. In response, the Chinese government has taken initiatives to improve public health and living standards, including the establishment by The Ministry of Public Health in China for the disinfectant industry in China. The heightened public concerns as well as these new public standards have led to a surge in interest for disinfectant products in China with consumers maintaining stockpiles of disinfectant products. This activity represented a surge in sales for the industry. We believe that the stockpiles will eventually deplete which may lead to an additional surge in demand. There is no assurance as to the timing of this surge; however increased public awareness and heightened national standards, a growing population, and a higher standard of living, are just a few factors which we believe support the growth of demand for disinfectant products.

         The table illustrates recent health care crises in China.


    Outbreak time              Location               Disease                        Situation
----------------------- ----------------------- --------------------- -----------------------------------------
January, 1988           Shanghai                Hepatitis A           310,000 reported cases of Hepatitis A,
                                                                      47 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
April - May, 1998       Shengzhen               Sub- Tuberculosis     Shenzhen Woman and Children Hospital
                                                bacillus disease      reports an airborne infection. 168
                                                M. chelonae           patients infected, 46 severe cases
----------------------- ----------------------- --------------------- -----------------------------------------
November 2002           Throughout China        SARS                  8,000 reported cases, 800 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
June 24 - August 20     Sichuan Province        Swine Streptococcus   204 reported cases of humans infected
2005                                            suis                  with the Swine streptococci in Sichuan,
                                                                      38 deaths
----------------------- ----------------------- --------------------- -----------------------------------------
April 2005              Throughout China        Pulmonary             Pulmonary tuberculosis, Hepatitis B
                                                tuberculosis,         remain top two priorities on the
                                                Hepatitis B           infectious disease list in China
----------------------- ----------------------- --------------------- -----------------------------------------
June, 2005              Tibet                   Bubonic plague        Five infected cases reported,  two
                                                                      deaths
----------------------- ----------------------- --------------------- -----------------------------------------
July-September 2005     Hunan, Fujian,          Cholera               638 cases reported, two deaths
                        Zhejiang provinces
----------------------- ----------------------- --------------------- -----------------------------------------
August, 2005            Guizhou, Ningxia,       Anthrax               140 cases reported, one death
                        Liaoning, Jilin
----------------------- ----------------------- --------------------- -----------------------------------------
October, 2005           Inner Mongolia ,        Avian Flu             Three confirmed cases reported, two
                        Hunan , Anhui ,                               deaths
                        Liaoning , and Hubei
                        provinces
----------------------- ----------------------- --------------------- -----------------------------------------


         SARS - Severe Acute Respiratory Syndrome

         In recent years the Severe Acute Respiratory Syndrome (SARS) has threatened the public community. SARS, which is a viral respiratory illness caused by a corona virus, called SARS-associated corona virus (SARS-CoV), was first reported in Asia in November 2002. Over the next few months, the illness spread to more than two dozen countries in North America, South America, Europe, and Asia before the SARS global outbreak of 2003 was contained. In April 2004, the Chinese Ministry of Health reported several new cases of possible SARS in Beijing and the Anhui Province, which is located in east-central China.

         According to the Center for Disease Control of the central government of China, the common manner in which SARS seems to spread is by close person-to-person contact. The virus that causes SARS is thought to be transmitted most readily by respiratory droplets ("droplet spread") when an infected person coughs or sneezes. Droplet spread occurs as germs from the cough or sneeze of an infected person are propelled a short distance (generally up to three feet) through the air and deposited on the mucous membranes of the mouth, nose, or eyes of nearby persons. The virus also can spread when a person touches a surface or object contaminated with infectious droplets and then touches his or her mouth, nose, or eye(s). Ultimately there is much the global community does not know about SARS, and it is possible that the SARS virus might spread more broadly through the air (airborne spread) or by other ways that are not yet known.

         Avian Influenza

         In 2005, the threat of a global pandemic as a result of the avian flu has captured the attention of the global community. The avian flu is a type of the A strain virus that infects birds. Typically, it is not common for humans to be infected with the virus via contact with birds, however a few bird-to-human outbreaks have been reported and most have been in Asia. Humans were infected when they came into contact with sick birds or contaminated surfaces. In most cases, infected persons reported flu-like symptoms, but some had more serious complications, including pneumonia and acute respiratory distress. The avian flu has led to increased concerns for improved health conditions.

China Health Standards

         In July 2002, the Chinese Ministry of Public Health issued the 27th order of Ministry of Health of the People's Republic of China establishing national standards for the disinfection industry. The first criterion of the new order stipulated that disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. Secondly, prior to release, all disinfectant instruments must obtain the official hygiene permit document of both the local provincial hygiene administrative department and the Ministry of Public Health.

         The process to obtain a manufacturing license, involves three stages:

         o Manufacturers file application materials to local public health administrative department; o Local administrative department perform an inspection of the manufacturing facilities according to "qualified disinfection product manufacturing enterprise requirements"; and

         o Upon satisfaction of "qualified disinfection product manufacturing enterprise requirements", the manufacturer will be issued a license.

         The process to obtain the official hygiene permit for individual disinfectant or instrument, the company must follow the steps listed as below:

        1.            File the application;
        2. Explain disinfectant ingredient or instrument layout and function;

        3. Hygiene administrative department will examine the sample, and perform independent tests to verify industry standards and benefits; and
        4.            If all the standards are met, the permit will be issued.

         The table below details the 26 licenses issued to Likang by the Ministry of Public Health of the central government of China.



- ----------- ------------------------------------------------------------------------------- ----------------
#           PRODUCTS                                                                        DATE
- ----------- ------------------------------------------------------------------------------- ----------------
1           An'erdian Skin Disinfectant                                                     2003.2.13
- ----------- ------------------------------------------------------------------------------- ----------------
2           An'erdian type 2nd skin disinfectant                                            2002.11.22
- ----------- ------------------------------------------------------------------------------- ----------------
3           An'erdian type 3rd skin and mucous membrane disinfectant                        2005.1.19
- ----------- ------------------------------------------------------------------------------- ----------------
4           Dian'erkang Aerosol Disinfectant                                                2004.3.22
- ----------- ------------------------------------------------------------------------------- ----------------
5           Dian'erkang 2% glutaraldehyde disinfectant                                      2002.11.22
- ----------- ------------------------------------------------------------------------------- ----------------
6           Aiershi disinfectant tablets                                                    2004.2.9
- ----------- ------------------------------------------------------------------------------- ----------------
7           Aiershi disinfectant                                                            2004.2.9
- ----------- ------------------------------------------------------------------------------- ----------------
8           Dian'erkang PVP-I disinfectant                                                  2005.3.30
- ----------- ------------------------------------------------------------------------------- ----------------
9           Dian'erkang Iodophor disinfectant                                               2004.2.19
- ----------- ------------------------------------------------------------------------------- ----------------
10          Jifro disinfectant gel                                                          2005.1.19
- ----------- ------------------------------------------------------------------------------- ----------------
11          Dian'erkang alcohol disinfectant                                                2003.12.23
- ----------- ------------------------------------------------------------------------------- ----------------
12          Jifro disinfectant                                                              2003.2.13
- ----------- ------------------------------------------------------------------------------- ----------------
13          JifroTaixin disinfectant                                                        2003.2.13
- ----------- ------------------------------------------------------------------------------- ----------------
14          Dian'erkang compound iodine disinfectant                                        2004.4.28
- ----------- ------------------------------------------------------------------------------- ----------------
15          Lvshaxing disinfectant granule                                                  2004.2.19
- ----------- ------------------------------------------------------------------------------- ----------------
16          Lvshaxing disinfectant tablets                                                  2004.3.29
- ----------- ------------------------------------------------------------------------------- ----------------
17          Likang test paper of chlorine                                                   2004.1.16
- ----------- ------------------------------------------------------------------------------- ----------------
18          Lvshaxing LKQG-1000 air disinfection machine                                    2004.3.10
- ----------- ------------------------------------------------------------------------------- ----------------
19          Jifro 4% Chlorhexidine gluconate surgical hand scrub                            2004.9.7
- ----------- ------------------------------------------------------------------------------- ----------------
20          JifroSongning disinfectant                                                      2004.9.7
- ----------- ------------------------------------------------------------------------------- ----------------
21          Lineng glutaraldehyde disinfectant                                              2005.2.17
- ----------- ------------------------------------------------------------------------------- ----------------
22          Likang 121 steam pressure sterilization chemical indicator                      2005.3.30
- ----------- ------------------------------------------------------------------------------- ----------------
23          Likang 132 steam pressure sterilization chemical indicator                      2005.3.30
- ----------- ------------------------------------------------------------------------------- ----------------
24          Likang steam pressure sterilization chemical indicator                          2005.4.1
- ----------- ------------------------------------------------------------------------------- ----------------
25          Likang 84 disinfectant                                                          2005.6.27
- ----------- ------------------------------------------------------------------------------- ----------------
26          Likang Glutaraldehyde Monitors (Strip)                                          2005.12.14
- ----------- ------------------------------------------------------------------------------- ----------------

Product Lines

         We offer a diverse range of product offerings. We manufacture 38 disinfectant products and our product offerings come in three primary forms:

        o        Liquids-gel
        o        Tablets-powder
        o        Aerosol

         Our disinfectant products range from air disinfection machines to hot press bags, disinfection swabs, and disinfection indicators. We believe that this wide product line has served as an advantage for our company in our efforts to create a national audience for our products and services.

         Approximately 95% of our sales are derived from products we have internally developed and produced and the remaining 5% of sales are produced by outside companies. The tables below offer a summary of our current product offerings:

Skin and Mucous Membrane Disinfectants

         Skin and mucous membrane disinfectants target both exterior and internal applications. Prior to operations, incisions, or injections; the products can clean the skin surface. Mucous membrane disinfectants target internal germs located in the mouth, eye, perineum and other internal sources. This product group accounted for approximately 50% of our 2004 sales and approximately 57% of our 2005 sales.


- --------------------------------------------- --------------------- ----------------------- -------------------------
PRODUCT NAMES                                 INGREDIENTS           APPLICATION             INDUSTRY STANDARD
- --------------------------------------------- --------------------- ----------------------- -------------------------
An'erdian Skin Disinfectant                   iodine, alcohol       Skin Disinfectant       Q/SUVE 20-2003
- --------------------------------------------- --------------------- ----------------------- -------------------------
An'erdian type 3rd skin and mucous membrane   iodine,               skin & mucous           Q/SUVE 22-2003
disinfectant                                  chlorhexidine         membrane disinfectant
- --------------------------------------------- --------------------- ----------------------- -------------------------
Dian'erkang PVP-I disinfectant                Povidone-iodine       skin & mucous           Q/SUVE 28-2004
                                                                    membrane disinfectant
- --------------------------------------------- --------------------- ----------------------- -------------------------
Dian'erkang alcohol disinfectant              alcohol               Skin disinfectant       Q/SUVE 08-2004
- --------------------------------------------- --------------------- ----------------------- -------------------------

Hand Disinfectants

         Theses disinfectants target the skin surface. Products are applied to the skin prior to medial procedures. This product group accounted for approximately 6% of our 2004 sales and approximately 10% of our 2005 sales.


- -------------------------------------------- ------------------ --------------------------- -------------------------
PRODUCT NAMES                                INGREDIENTS        APPLICATION                 INDUSTRY STANDARD
- -------------------------------------------- ------------------ --------------------------- -------------------------
Jifro antimicrobial hand washing             Chlorhexidine      Hand washing                Q/SUVE 04-2003
- -------------------------------------------- ------------------ --------------------------- -------------------------
Jifro disinfectant gel                       DP300 (Triclosan)  Hand disinfectant           Q/SUVE 02-2003
- -------------------------------------------- ------------------ --------------------------- -------------------------
Jifro 4% Chlorhexidine gluconate surgical    Chlorhexidine      surgical hand disinfectant  Q/SUVE 09-2004
hand scrub                                   gluconate
- -------------------------------------------- ------------------ --------------------------- -------------------------

Environment and Surface Disinfectants

         These disinfectants target a variety of surfaces, such as floors, walls, tables, and medical devices. Additionally the products can be applied to cloth materials including furniture and bedding. This product group accounted for approximately 17.5% of our 2004 sales and approximately 15% of our 2005 sales.


- ---------------------------- --------------------------------- ---------------------------- -------------------------
PRODUCT NAMES                INGREDIENTS                       APPLICATION                  INDUSTRY STANDARD
- ---------------------------- --------------------------------- ---------------------------- -------------------------
Aiershi disinfectant         Trichloroisocyanuric acid         Circumstance and surface     Q/SUVE 34-2004
tablets                                                        disinfection
- ---------------------------- --------------------------------- ---------------------------- -------------------------
Lvshaxing disinfectant       Dichloro dimethylhydantoin        Circumstance and surface     Q/SUVE 33-2003
tablets                                                        disinfection
- ---------------------------- --------------------------------- ---------------------------- -------------------------
Dian'erkang Aerosol          Benzethonium Chloride             Circumstance and surface     Q/SUVE 07-2004
Disinfectant                                                   disinfection, preventing
                                                               the spread of
                                                               airborne viruses
                                                               such as human
                                                               influenza virus,
                                                               SARS and the Bird
                                                               flu virus.
- ---------------------------- --------------------------------- ---------------------------- -------------------------
Lvshaxing disinfectant       Dichloro dimethylhydantoin        Circumstance and surface     Q/SUVE 32-2003
granule                                                        disinfection
- ---------------------------- --------------------------------- ---------------------------- -------------------------

Medical Devices and Equipment Disinfectants

         This line of disinfectants target medical equipment including the sterilization of thermo sensitive instruments and endoscope equipment. This product group accounted for approximately 16% of our 2004 and approximately 12% of our 2005 sales.


- ------------------------------------------ ---------------------- ------------------------- -------------------------
PRODUCT NAMES                              INGREDIENTS            APPLICATION               INDUSTRY STANDARD
- ------------------------------------------ ---------------------- ------------------------- -------------------------
Dian'erkang 2% glutaraldehyde              Glutaraldehyde         Disinfection and          Q/SUVE 10-2003
disinfectant                                                      sterilization of device
- ------------------------------------------ ---------------------- ------------------------- -------------------------
Dian'erkang 2% glutaraldehyde              Glutaraldehyde         Disinfection and          Q/SUVE 10-2003
disinfectant (for the                                             sterilization of
                                                                  endoscopes
- ------------------------------------------ ---------------------- ------------------------- -------------------------
Dian'erkang multi-enzyme rapid detergents  Multi-Enzyme           Rinsing and               Q/SUVE 14-2004
                                                                  decontamination of
                                                                  device
- ------------------------------------------ ---------------------- ------------------------- -------------------------

Machine Series

         This line of disinfectants targets air quality. The devices will monitor and disinfect air quality. This product group accounted for approximately 1% of our 2004 sales and approximately 3% of our 2005 sales.


- --------------------------------------------- ------------------ -------------------------- -------------------------
PRODUCT NAMES                                 INGREDIENTS        APPLICATION                INDUSTRY STANDARD
- --------------------------------------------- ------------------ -------------------------- -------------------------
Lvshaxing LKQG-1000 air disinfection machine  Ozone,             Air disinfection           Q/SUPE 09-2003
                                              ultraviolet
                                              radiation,
                                              electrostatic
- --------------------------------------------- ------------------ -------------------------- -------------------------
An'erdian disinfection swab                   An'erdian          Skin & disinfection        Q/NYMN07-2003
- --------------------------------------------- ------------------ -------------------------- -------------------------
Dian'erkang hot press bag                     Iron powder,       Drive the "feng" Stop      Q/NYMN01-2001
                                              active carbon      the pain  Dispel the
                                                                 "han"
- --------------------------------------------- ------------------ -------------------------- -------------------------
Likang test paper of chlorine                 reaction regent    Indicator of               Q/SUVE 40-2003
                                                                 disinfectant
                                                                 concentration
- --------------------------------------------- ------------------ -------------------------- -------------------------
Likang 121 steam pressure sterilization       Indication oil     Indication of              Q/SUVE 16-2005
chemical indicator (card and adhesive tape)                      sterilization effect
- --------------------------------------------- ------------------ -------------------------- -------------------------
Likang 132 steam pressure sterilization       Indication oil     Indication of              Q/SUVE 17-2005
chemical indicator (label)                                       sterilization effect
- --------------------------------------------- ------------------ -------------------------- -------------------------
Likang stream pressure sterilization          Indication oil     Indication of              Q/SUVE 18-2005
chemical indicator                                               sterilization effect
- --------------------------------------------- ------------------ -------------------------- -------------------------




Retail products

         Recently we have made efforts to expand our distribution reach to the retail market. As a result our products have gained access to hotels, schools, supermarkets, and drugstores. We have repackaged commercial disinfectant products for sale to the consumer market. Since October 1999, we redeveloped four separate products for distribution to the retail market. Likang redeveloped the following products:

-        Jin Zhongda collutory (mouth wash)          October 1999
-        antibacterial lubricant                     October 1999
-        Likang 84 disinfectant                       August 2005
-        Dian'erkang aerosol disinfectant            October 2005

Customers

         We sell our products on a wholesale and retail basis to the medical community in China. We have approximately 5,000 active and recurring customers including hospitals, medical suppliers and distribution companies throughout China. We maintain over 20 distribution contracts with wholesale dealers and agents. We generally offer payment terms of four to six months before payment for the products is due. For fiscal years ended December 31, 2005 and 2004 two affiliated entities which are our customers, Shanghai Likang Pharmaceutical Technology Company, Limited and Shanghai Likang Meirui Pharmaceuticals High-Tech Co. Ltd., represented approximately 36% and approximately 40% of our total net revenues. For the six months ended June 30, 2006 approximately 58% of our total net revenues were from sales to these affiliates. See "Certain Relationships and Related Transactions" appearing later in this prospectus. We have contracts with all our dealer and agent customers.

Manufacturing

         We operate two factory facilities in Shanghai, one located in the Shanghai Jiading district and one located in the Shanghai Jinshan district. Products are manufactured primarily in liquid, tablet, and powder form. Approximately 95% of Likang revenues are derived from products manufactured in these two factories.


         The Shanghai Jiading district factory is approximately 21,500 square feet, all of which is used for production. This factory meets the good manufacturing practice (GMP) standards established by the central government; however, the equipment utilized in the factory is not GMP certified for the production of medical and chemical products. As the equipment at this factory could not be upgraded to GMP certification, rather than purchase new equipment as described below we have begun utilizing the contract manufacturing services of related party which has both a GMP certified factory and GMP certified equipment to manufacture certain of our disinfectant products. The main products produced ^at the Shanghai Jiading district factory are liquid and index disinfectant devices. The manufacturing facility has the capacity to produce approximately 9 million liters of liquid disinfectant annually. The manufacturing cycle for the liquids, from formulation to finish product, is one day.


         The Shanghai Jinshan district factory is approximately 4,300 square feet and is used in the manufacture of the tablet and powder forms of disinfectants. The manufacturing capacity is 300 metric tons of tablet and 180 metric tons of powder disinfectant annually. The average manufacturing cycle for the tablets and powder, from formulation to finished product, is one day.

         Products which represent the remaining approximate 5% of our revenues are manufactured by third parties as set forth below:


- ------------------------------- ----------------------------------------------------------- ---------------------------
PRODUCT                         MANUFACTURER                                                     % OF REVENUE
- ------------------------------- ----------------------------------------------------------- ---------------------------
Lvshaxing Air Disinfectant      Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.               2%
Machine
- ------------------------------- ----------------------------------------------------------- ---------------------------
Likang Surgery hand-washing     Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.
Table
- ------------------------------- ----------------------------------------------------------- ---------------------------
Junle disinfectant              Shanghai JunLe Daily Chemicals Co., Ltd.                                3%
- ------------------------------- ----------------------------------------------------------- ---------------------------
Jiewang disinfectant            Hangzhou JieWang Disinfectant Co., Ltd
- ------------------------------- ----------------------------------------------------------- ---------------------------
Shenle disinfectant             Shanghai ShenLe Daily Chemicals Co., Ltd.
- ------------------------------- ----------------------------------------------------------- ---------------------------
Sterilized Q-tip (very small    Shanghai DiCheng Health Products Manufacturing Co., Ltd
quantity)
- ------------------------------- ----------------------------------------------------------- ---------------------------



         From time to time we have utilized the services of Shanghai Likang Biological Hi-Tech Company, Ltd., an affiliated entity, as a contract manufacturer to process certain of our disinfectant products. During the three months ended June 30, 2006, following an upgrade of its facilities which now have received a GMP (good manufacturing processes) certification for both the factory and the equipment, we began utilizing the services of Shanghai Likang Biological High-Tech Company, Ltd. to manufacture certain of our products, including our An'erdian and Dian'erkang lines of disinfectants. We believe that products which can be marketed as being manufactured at a GMP certified facility utilizing GMP certified equipment can generally be sold at a higher prices than similar products manufactured in a non- GMP certified facility. We have yet to determine what effective, if any, the use of this contract manufacturing arrangement will have on our gross margins for the products processed for us by this affiliate. While our cost for the product will increase, if we are able to sell the products as higher prices because of the GMP certification we believe that we will be able to maintain our margins on these products.


         We package our products in various packages to meet different needs from the market.

Liquid and gel disinfectants

-        40 ml            -        750ml
-        50 ml            -        1L
-        60 ml            -        1.5L
-        80 ml            -        2.5L
-        500ml            -        5L

Tablets disinfectants

-        50 tablets/bottle        each tablet is 1g which contains 500ml active
                                  chlorine
-        100 tablets/bottle
-        200 tablets/bottle

Powder disinfectants

-        250g
-        500g.

         We maintain an inventory of finished products equal to approximately
2.5 months average sales. Currently, we are manufacturing at about 50% of full capacity based upon our current product demand, and we have the ability to produce at full capacity if demand continues to increase.

         We have an in-house fulfillment and distribution operation, which is used to manage the supply chain, beginning with the placement of the order, continuing through order processing, and then fulfilling and shipping of the product to the customer. We maintain inventory and fill customer orders from both Jiading factory and Jinshan factory.

Raw Materials

         We purchase raw materials from six primary suppliers, including a related party, and we have signed purchase contracts with these suppliers in an effort to ensure a steady supply of raw materials. We have maintained stable business relations with these suppliers for over 10 years, and we believe that our relationships with these primary suppliers will remain stable. In the event the relationships falter, there are many suppliers with the capability to supply our company. We purchase raw materials on payment terms of 30 days to three months. Some of the suppliers import from foreign countries, as listed below, and we purchase directly from these suppliers.

         The table below details the supply relationships for raw materials


- ---------------------------------- --------------------------------------------------------------- -----------------
RAW MATERIALS                      SUPPLIERS                                                       ORIGIN
- ---------------------------------- --------------------------------------------------------------- -----------------
Iodine                             Shanghai Wenshui Chemical Co., Ltd                              USA
- ---------------------------------- --------------------------------------------------------------- -----------------
Potassium iodide                   Shanghai Wenshui Chemical Co., Ltd                              Holland
- ---------------------------------- --------------------------------------------------------------- -----------------
Glutaraldehyde                     Shanghai Jin an tang Hygienical Product Factory                 Germany
- ---------------------------------- --------------------------------------------------------------- -----------------
Triclosan                          Ciba Specialty Chemicals (China)LTD                             Domestic
- ---------------------------------- --------------------------------------------------------------- -----------------
Alcohol                            Shanghai Jangbo Chemical Co., L td                              Domestic
- ---------------------------------- --------------------------------------------------------------- -----------------
Trichloroisocyanuric acid          Xuzhou Keweisi Disinfectant Co., Ltd                            Domestic
- ---------------------------------- --------------------------------------------------------------- -----------------
Ozone producing device equipment   Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.       Domestic
- ---------------------------------- --------------------------------------------------------------- -----------------
Ultraviolet radiation lamp light   Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.       Domestic
- ---------------------------------- --------------------------------------------------------------- -----------------

Customer Service and Support

         We believe that a high level of customer service and support is critical in retaining and expanding our customer base. Customer care representatives participate in ongoing training programs under the supervision of our training managers. These training sessions include a variety of topics such as product knowledge and customer service tips. Our customer care representatives respond to customers' e-mails and calls that are related to order status, prices and shipping. If our customer care representatives are unable to respond to a customer's inquiry at the time of the call, we strive to provide an answer within 24 hours. We believe our customer care representatives are a valuable source of feedback regarding customer satisfaction. Our customer returns and credits average approximately 1% of total sales.

New Product Development

         We are committed to research and development. Likang was created as a research and development organization by the Second Military Medical University of the Chinese Army in 1988. We develop our products internally and own all rights associated with these products.

         We have recently developed two new disinfectant products. Our An'erdian Type 3 Skin and Mucous Membrane Disinfectant, a skin disinfectant, was recently honored as a 2005 National Key New Product by the Chinese Ministry of Science & Technology. This product has numerous uses in gynecology, skin disease treatment as well as daily hygiene. We are currently in the patent application process for this product. We believe that another key new product will be Likang #84 Disinfectant, which was recently approved by the Chinese Public Health Department. This product is a liquid chemical disinfectant that contains the sodium hypochlorite and can be used in households on almost all surfaces. This new formula carries a shelf life of two years versus the competitors' similar products which have a limited shelf life of 90 days.

         In addition, we are conducting research on additional products, including the Lvshaxing Air Disinfectant Machine Type 1, Lvshaxing Air Disinfectant Machine Type 2 and Likang 5% (chloride content) Disinfectant Liquid. We are unable to predict at this time if our research will result in the introduction of new products.

         We previously announced we had begun the initial development of a new series of disinfectants employing Hypericin, a major compound found in St. Johns Wort, a Chinese herb. The new series of disinfectants was designed to target the H5N1 and H9N2 strains of avian flu. In recent laboratory tests, Hypericin had proven effective in preventing the spread of strands of the avian flu in poultry. In the course of our development efforts we determined products designed with Hypericin as a major component caused several side effects in humans including nausea, irritation, rash, fatigue, restlessness and photosensitivity. These toxic side effects have proven to be an obstacle for the use of Hypericin as a main component in various treatments and, as a result, in January 2006 we abandoned efforts related to the development of Hypericin based products.

         For the fiscal years ended December 31, 2005 and 2004, we spent approximately $36,000 and approximately $76,000, respectively, on research and development.

Marketing and Sales

         We were formed in 1988 as a research and development organization by the Second Military Medical University of the Chinese Army. Our CEO, Mr. Xue Lian Bian, was a member of the staff of the university. We believe that these ties provide us with certain marketing advantages. The university is a well recognized, prestigious institution in China and many of its graduates work at hospitals, medical suppliers and distribution companies throughout China in senior positions which place them in the decision making process when it comes to purchasing products such as ours. In addition, the students and faculty at the university provide a pool of talent from which we draw, both as potential employees or summer interns who go on to work at other companies, many of whom are customers or potential customers for our products. In marketing our products, we seek to leverage these relationships.

         We have a national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China. We currently employ 19 full-time sales and marketing people based in Shanghai. Shanghai Likang Pharmaceuticals Technology Company, an affiliate, also sells our products using 72 independent sales representatives in other provinces of China. Approximately 30% of our sales are achieved by our proprietary sales force while the remaining approximately 70% are outsourced to independent dealers and agents. We compensate our proprietary salesman with a base salary and commission. The sales representatives are located in provinces other than Shanghai. The external sales network currently covers hospitals in 20 provinces including: Beijing, Guangdong, Tianjin, Fujian, Yunnan, Hainan, Jiangsu, Zhejiang, Anhui, Shandong, Henan, Hebei, Liaoning, Heilongjiang, Shanxi, Gansu, Ningxia, Guizhou, Hunan, Sichuan, Xinjiang, Neimenggu. The independent sales representatives sell directly to the end-users.

         We also have relationships with 23 independent distribution agents who purchase products from us in larger quantities and then resell in smaller quantities to smaller health care facilities. In January 2005 we signed a two year agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. to market our products to the retail/consumer market. Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd., a company of which Shanghai Shanhai Group, Likang's minority shareholder, owns a 68% interest, has a sales network which covers certain sectors of the retail/consumer market in China.

         During fiscal 2006 we will seek to expand our distribution capability in the PRC through the possible purchase of independent sales networks. While we have allocated a portion of the proceeds from our recent private offering for such as use, we have not identified any potential targets and we may inevitably choose not to pursue this strategy.



Recent Development - Disinfectant Educational Center

         On May 25, 2006, we entered into an agreement with China Pest Infestation Control and Sanitation Association, an association governed by the Chinese central government, to establish and operate a disinfectant educational center in Beijing, China . We will be responsible for the establishment and development of the disinfectant educational center, as well as its management and funding. The China Pest Infestation Control and Sanitation Association will be responsible for establishing a job training base in Beijing. We believe we were selected to participate in this program based upon our reputation and experience in the disinfectant industry.

         While the specific details and timeline related to the establishment of the disinfectant educational center are in the early planning stages, it is anticipated that the disinfectant educational center will offer a job training program to educate and train professionals to work as professionals in the disinfectant field The disinfectant educational center will be a tuition based education program for which graduates will receive a license from the China Pest Infestation Control and Sanitation Association. After completion of the program, it is envisioned that a personnel exchange service center of the Chinese central government's Health Department will function much like a placement office and assist the center's graduates in securing positions with companies seeking to fill positions in the PRC. From time to time we may also recruit graduates from the disinfectant educational center to join our company.

         In June 2006, we entered into an oral arrangement with Beijing JinMeiHua Sterilizing Technology Development Company, Limited ("JinMeiHua"),an unrelated party, to act as our agent to operate the disinfectant educational center and to be responsible for the job training program specifics. While JinMeiHua does not have any specific expertise in this area, we believe that JinMeiHua's reputation and government contacts will benefit the establishment and operation of the enterprise. Generally, JinMeiHua will be responsible for operating the disinfectant educational center and we will be responsible for providing the funding necessary therefore.

         It is expected that the China Pest Infestation Control and Sanitation Association, JinMeiHua and Likang will share in profits of the disinfectant educational center; however the precise revenue share has not been determined. It is also expected that the China Pest Infestation Control and Sanitation Association will receive at a maximum 50% of the profits from the disinfectant educational center. JinMeiHua will also receive a to-be-determined percentage of the profits for operating the disinfectant educational center. We have advanced JinMeiHua $249,797 to begin the development of the disinfectant educational center. We are presently developing the operational details of the arrangement with JinMeiHua, and anticipate that we will enter into a definitive agreement with JinMeiHua during the fourth quarter of fiscal 2006 regarding this venture. Based upon our early discussions with JinMeiHua we anticipate that we will be required to provide additional funds for the venture, but we are unable at this time to quantify the amount.



Intellectual Property

         We have received six patents and have four pending patent applications with National Property Right Administration of the PRC. The patent approval process can take up to 36 months. The following is a list of Likang's patents and pending patent applications:



- ------------------------- -------------------------------------- ------------------------------ -------------------
PATENT CATEGORY           PATENT NAME                            PATENT NO                      NOTES
- ------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       Improved bottle                        ZL  03  2  29616.9             Approved, expires
                                                                                                March 2013
- ------------------------- -------------------------------------- ------------------------------ -------------------
Appearance design         Bottle (with the wing stretch)         ZL  00  3  14391.0             Approved, expires
                                                                                                April 2010
- ------------------------- -------------------------------------- ------------------------------ -------------------
Appearance design         Packaging bottle                       ZL  2003 3 0108274.5           Approved, expires
                                                                                                November 2013
- ------------------------- -------------------------------------- ------------------------------ -------------------
Appearance design         Test paper box of chlorine             ZL  2004 3 0022740.2           Approved, expires
                                                                                                May 2014
- ------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       High strength water sterilizer with    ZL  03 2 10513.4               Approved, expires
                          Model H ultraviolet lamp                                              September 2013
- ------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       Sewage application                     ZL  2004 2 0037013.8           Approved, expires
                                                                                                June 2014
- ------------------------- -------------------------------------- ------------------------------ -------------------
Product Improvement       Container with the vacuum pump         Application #                  Pending. Applied
                                                                 200420090682.1                 on 2004-9-29
- ------------------------- -------------------------------------- ------------------------------ -------------------
New invention             Anti HP Gel                            Application #                  Pending. Applied
                                                                 200410099002-7                 on 2004-12-24
- ------------------------- -------------------------------------- ------------------------------ -------------------
New invention             Low smell and stimulus contain         Application # 200410068135.8   Pending. Applied
                          chlorine disinfectant tablet, powder                                  on 2004-11-12
                          etc
- ------------------------- -------------------------------------- ------------------------------ -------------------
New invention             A new skin &mucous membrane            Application # 200410025305.4   Pending. Applied
                          disinfectant including preparation                                    on 2004-6-21
                          methods
- ------------------------- -------------------------------------- ------------------------------ -------------------


         We have four registered trademarks with the China State Administration for industry and commerce trademark office for An'erdian, Jifro, Dian'erkang and Lvshaxing.

         We are not a party to any confidentiality or similar agreement with any of our employees or any third parties regarding our intellectual property. It is possible that a third party could, without authorization, utilize our propriety technologies without our consent. We can give no assurance that our proprietary technologies will not otherwise become known or independently developed by competitors.

Competition

         We operate in a highly fragmented, competitive national market for healthcare disinfectant products. According to a survey conducted in 2004 by the China Federation of Industrial Economics (CFIC), the disinfectant market in the PRC was approximately $6.25 billion (U.S.) While the disinfectant industry in China is an emerging industry, and the industry is populated with small regional players, we estimate that there are over 1,000 manufacturers and distributors of disinfectant products in China and certain of our major competitors distribute products similar to ours, including those which also prevent the spread of airborne viruses such as avian flu and SARS. We compete with foreign companies, including 3M, who are distributing a full line of disinfectant products in China, as well as smaller, domestic manufacturers. Most of these domestic competitors, however, offer a limited line of products and there are few domestic companies with a nationwide presence. We believe that our national marketing and sales presence throughout all 22 provinces, as well as four autonomous regions, and four municipalities of China gives us a competitive advantage over many other disinfectant companies in China. In addition, prior to the adoption of industry standards in July 2002 by the central government of China, disinfectant products were generally marketed and sold based on pricing factors. We believe the recent standards implemented by the government will shift the customer demand from price to quality.

         Furthermore we estimate the new government standards adopted in July 2002 have increased the barriers to entry and increased the bar for competitors in the disinfectant industry. We believe that the new standards may lead to fewer competitors as companies falter in their efforts to adhere to the new standards. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers. The new standards are especially difficult for companies with limited product offerings and inferior technical content. As a result of this heightened license and permit system, all disinfectant manufacturers must comply with "qualified disinfection product manufacturing enterprise requirements" established by the Ministry of Public Health. The requirements include standards for both hardware and software. Hardware would include facilities and machinery. Software would include the technology to monitor the facilities. Furthermore the requirements will encompass the knowledge and capability of both the production staff and quality control procedures.

         We believe that the following are the principal competitive strengths that differentiate our company from the majority of our competition:

         o Product selection and availability. A number of our competitors are smaller, regional companies with a limited number of product offerings. We offer our customers a wide variety of disinfectant products and ability to ship products to our customers on a timely basis throughout the PRC.

         o Research and development. Our efforts to respond to market demand for new products have resulted in the issuance to us of 26 hygiene licenses by the Ministry of Public Health of the central government of China. Based upon our knowledge of our competitors, we do not believe the majority of our competitors have received as many license since the enactment of the licensing standards in July 2002.

         o Manufacturing capacity. Our Shanghai Jiading district factory, which is devoted to liquid and index disinfectant devices, has the capacity to produce 9 million liters of disinfectant annually. Our Shanghai Jinshan district factory, which is devoted to tablet and powder form disinfectants, has the capacity to manufacture 300 metric tons of tablet and 180 metric tons of powder annually. Both of our factories have production cycles from formulation to finished product of one day.

         o Trained service personnel. We believe our sales personnel are thoroughly educated in our product lines which enable them to better meet the needs of our customers.

         o Reliability and speed of delivery. We believe our products have developed a reputation of good quality and effectiveness and our manufacturing capabilities enable us to product and ship products to our customers promptly thus allowing our customers the ability to better manage their purchasing dollars.

         o Customer service . Our customer service representatives participate in ongoing product training programs and we strive to respond to all customer inquiries within 24 hours.

         o Price. We have developed relationships with a number of raw material suppliers which enables us to keep our costs low and thereby offer prices to our customers which are very competitive.

    Our primary competitors in the sale of chemical disinfectants are 3M and Ace Disinfection Factory Co., Ltd. The primary competitors for instrument disinfectants are Chengdu Kangaking Instrument Co., Ltd. and Hangzhou Yangchi Medicine Article Co., Ltd. and the primary competitors for chemical indicators are 3M and Shandong Xinhua Medical Instrument Co., Ltd. Domestic competition comes from regional companies which tend to offer products in small geographic areas and do not distribute their product lines throughout China.

         Our primary domestic competitors include:

         Competitor                         Products

         3M:                    Hand disinfectant, skin and mucous disinfectant
         Ace:                   Skin and mucous disinfectant
         Chengdu Kangaking:     medical equipment and devices
         Hangzhou Yangchi:      sterilized Q-tip
         Shandong Xinhua:       chemical indicators

         Our primary foreign competitor is 3M Company which has had a presence in China for more than 20 years. 3M Company entered the hand disinfection market at the end of 2004 and primarily offers products in the areas of index and control devices and disinfectant machines. At present, 3M Company has five products for use in operating rooms and its products are found in provincial capital cities of China such as Shanghai, Beijing, Guangzhou, Hangzhou, Nanjin, Chengdu and Xi'an. 3M Company's product line in China is very narrow, with few overlapping products between 3M Company and our company.

         Another foreign competitor is Johnson & Johnson, which established operations in China in 1994. In China, Johnson & Johnson offers a variety of skin, hand, and medical equipment disinfectants. Prior to the recent initiatives by the government, disinfectant products were marketed based on pricing and despite the brand awareness of Johnson & Johnson; its products did not have widespread reception amongst the community. Furthermore, Johnson & Johnson does not offer a wide variety of disinfectant products in China. Due to the difficulties in attaining a critical mass Johnson & Johnson recently withdrew from the surgical disinfectant market in China and has refocused its efforts on the disinfection of medical devices.

Government Regulations

         Our business and operations are located in the PRC. We are subject to local food, drug, environmental laws related to certification of manufacturing and distributing of disinfectants. We are also licensed by the Shanghai City Government to manufacture and distribute disinfectants. We are in substantial compliance with all provisions of those licenses and have no reason to believe that they will not be renewed as required by the applicable rules of Shanghai. In addition, our operations must conform to general governmental regulations and rules for private companies conducting business in China.

         Pursuant to the July 2002 Ministry of Public Health 27th Order of Ministry of Health of the People's Republic of China, all disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. Prior to release, all disinfectant instruments must obtain the official hygiene permit document of Ministry of Public Health and the approval of the provincial hygiene administrative department. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers with single product and inferior technical content. Presently we meet all standards initiated by this ordinance and we have been granted 26 hygiene licenses by the Ministry of Public Health. We have filed applications for two additional products.

         We are also subject to various other rules and regulations, including the People's Republic of China Infectious Disease Prevention and Cure Law, Disinfection Management Regulation, Disinfection Technique Regulation, Disinfection Product Manufacturer Sanitation Regulation, and Endoscope Rinse and Disinfection Technique Manipulation Regulation. We believe we are in material compliance with all of the applicable regulations.

PRC Legal System

         Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi ("RMB"), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

         To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

China's Accession into the WTO

         On November 11, 2001, China signed an agreement to become a member of the World Trade Organization ("WTO"), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed, upon its accession to the WTO, to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies for our clients. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights.

Employees

         Likang employs approximately 163 full time employees, including our executive officers, as follows:

DEPARTMENT                                            NUMBER OF EMPLOYEES
Administrative center                                   7
Accounting                                             19
Production                                             73
Logistics                                              36
Sales and Marketing staff in Shanghai                  19
Research and development                                9

Total                                                 163


History of our Company

         We were incorporated in the state of Colorado on December 11, 1996. From our inception through December 28, 1999, we were involved in the business of acquiring, developing and operating oil and gas properties. On December 28, 1999, we sold 60% of our issued and outstanding common stock to HBOA.Com, Inc., a District of Columbia corporation ("HBOA-DC"). Pursuant to this stock sale, there was a change in our business and management team and we began to focus on HBOA's business, which was related to the sale of products and services to the owners of home based businesses through its Internet web site.

         On May 31, 2000, HBOA-DC was merged with and into our wholly owned subsidiary, HBOA.Com, Inc., a Florida corporation ("HBOA-FL"). In June 2000, we began to develop our application service provider business, in addition to HBOA's web site. We focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On November 10, 2000, our shareholders approved our proposal to change our name from Mizar Energy Company to HBOA Holdings, Inc. and to change our state of incorporation from Colorado to Florida and recorded a loss of approximately $258,000. On December 28, 2000, we formed a new subsidiary, Aerisys, Incorporated, a Florida corporation, to handle commercial private business. Effective as of July 18, 2003, we changed our name to Kirshner Entertainment & Technologies, Inc.

         On May 2, 2005, we closed a share exchange with all of the shareholders of Linkwell Tech in which we acquired 100% of the issued and outstanding shares of Linkwell Tech's common stock in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell Tech became our wholly owned subsidiary. Linkwell Tech was founded in June 2004. On June 30, 2004, Linkwell Tech acquired 90% of Likang through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang. Shanghai Shanhai Group is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). Likang's officers and directors, Messrs. Xue Lian Bian and Wei Guan, own Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively, of that company. The transaction in which Linkwell Tech acquired the 90% interest in Likang resulted in the formation of a U.S. holding company by Messrs. Bian and Guan as it did not result in a change in the underlying ownership interests of Likang.

         Our then officers and directors resigned at the closing of the share exchange and Messrs. Wei Guan and Xue Lian Bian, who were the officers and directors of Linkwell Tech, were appointed our officers and directors. In connection with the share exchange and to satisfy all outstanding obligations and indebtedness owed by our company to our former CEO and certain third parties, Linkwell Tech provided us $175,000 which we provided to our former CEO to be used by him to satisfy these obligations. We also issued our former CEO 1,400,000 shares of our common stock.

         In July 2005, we changed our name to Linkwell Corporation. As described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Sale of Aerisys Incorporated" in February 2006 we sold our interest in that subsidiary to our former CEO in exchange for the assumption of all liabilities related to it.

         In February 2006, we sold 100% of the stock of Aerisys to Mr. Gary Verdier, our former CEO, in exchange for the assumption of all liabilities and obligation of Aerisys. Prior to the share exchange agreement with Linkwell Tech in May 2005, Aerisys had represented our sole operations. Aerisys marketed and sold the Aerisys Intelligent Community (TM), a web-based software program and private, browser-based intranet product that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum, primarily to K through 12 private schools. We had not been able to improve sales or business opportunities for Aerisys since May 2005.

Legal Proceedings

         We are not a party to any material litigation presently pending nor, to the best of our knowledge, have any such proceedings been threatened, except as follows.

         In January 2004, the SEC commenced an informal inquiry of our company. At this time we have not received any further information on this matter and are therefore uncertain of the status of the SEC's informal investigation.

Property

         Our facilities include our principal executive offices, located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our two manufacturing facilities are located at 1104 Jiatang Road, Jiading District, Shanghai, 201807 and 2058 Linqiao Road, Zhuhang Town, Jinshan District, Shangahi, 201506. We own all of the manufacturing equipment in both of our factories. We lease our principal executive office building and warehouse space, which consists of approximately 22,800 square feet, from Shanghai Shanhai Group, an unaffiliated third party, under leases expiring in December 2010 for an annual rental of approximately $32,000, increasing during the lease years beginning in 2008 in amounts ranging from 8% to 10% annually.

         Until August 2005 we leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceutical Technology Company, Limited, an affiliate, under a lease originally expiring December 2006 for an annual rent of approximately $11,500. In August 2005 we purchased this building, which includes an assignment of the land use permit, for $333,675. See "Certain Relationships and Related Transactions" appearing later in this prospectus.

         We lease approximately 4,300 square feet of manufacturing space from Shanghai Jinshan Zhuhang Plastics Lamps Factory, an unaffiliated third party, under a lease expiring in December 2006 for an annual rent of approximately $3,125. We also lease an additional approximate 1,480 square feet of warehouse space from Shanghai Henglian Industrial Co. Limited, an unaffiliated third party, under two leases which expire between September and October 2007 for an annual rental of approximately $37,410.

                                   MANAGEMENT

Directors and executive officers

         Name                      Age                        Positions

         Xue Lian Bian              40    Chief Executive Officer, President and
                                          Chairman of the Board
         Wei Guan                   40    Vice President, Secretary and director

         Xue Lian Bian. Mr. Bian has served as our Chief Executive Officer, President and director since May 2, 2005, Chief Executive Officer, President and director of Linkwell Tech since its inception in June 2004 and General Manager of Shanghai Likang Disinfectant Company, Limited since 1993. From 1990 to 1993, he was a project assistant in charge of science and technology achievement application in the Second Military Medical University, Shanghai, China. From 1986 to 1990, Mr. Bian was a member of the technical staff in the Epidemiological Institute in the Second Military Medical University. Mr. Bian contributed to the compilation of "Disinfection - Antiseptic - Anticorrosion - Preservation" and "Modern Disinfection Study" of which the first book laid the foundation of the Chinese disinfectant study. Mr. Bian started related research with his colleagues on the microbiology sterilization effect examination, high strength ultraviolet lamp tube and decontaminating apparatus prior to the inception of Likang. Mr. Bian graduated from the China Army Second Military Medical University in 1990 with a bachelor degree in public health.

         Wei Guan. Mr. Guan has served as our Vice President and a member of our Board of Directors since May 2, 2005. He has served as Vice President of Linkwell Tech since its inception in June 2004 and vice General Manager of Shanghai Likang Disinfectant Company, Limited since 2002. From 1987 to 1990, Mr. Guan worked Hunan Machinery Importing & Exporting Corporation as a member of management. From 1990 to 2002, Mr. Guan worked for Division of Importing and Export at Worldbest Group as a general manager. Mr. Guan graduated from Hunan University in Changsha, Hunan Province with a bachelor degree in Industry Foreign Trading in 1987.

         There are no family relationship between any of the executive officers and directors. Directors are elected at our annual meeting of shareholders and hold office for one year or until his or her successor is elected and qualified.

Key Employees

         Mr. Guoqiang Fan. Mr. Fan, 42, has been our Vice-General Manager in charge of marketing since May 2005 and has held the same position at Likang since 1997. From 1987 to 1997, Mr. Fan was employed at the Population College of Jiangsu Province as a teacher. Prior to his work as a teacher, Mr. Fan worked at Second Military Medical University's Shanghai Hospital as a pharmacist. Mr. Fan graduated from the Second Military Medical University School of Pharmacy with a degree in medicine.

         Ms. Gendi Li . Ms. Li, 54, has served as Likang's Controller since 2003. From 1996 to 2003, Ms. Li was employed as an Executive Accountant and Financial Manager for QiaoFu Construction Holding Company (Shanghai). From 1993 to 1996, Ms. Li was employed as an Executive Accountant and Head of the Finance Department at Shanghai Yuxin Machinery Co., Ltd. From 1968 to 1993, Ms. Li was employed in various financial positions, including Executive Accountant, and Head of the Finance Department at First Plastic Machinery Factory. Ms. Li graduated from the Shanghai Finance and Economics Institute.

         Mr. Wensheng Sun. Mr. Sun, 38, has been Likang's Vice-General Manager for Production since 1995 and has held the same position at Likang since 1995 following completion of his Masters degree in Medicine at the Second Military Medical University School of Pharmacy.

U.S. Advisor


         On August 24, 2005, we engaged China Direct Investments, Inc., whose staff includes Chinese-speaking individuals with experience in operation and regulatory framework applicable to U.S. public companies, as a consultant to advise the our management in areas related to marketing and operational support in the U.S., media and public relations, mergers and acquisitions, financial advisory and SEC disclosure compliance. In addition, China Direct Investment also provides us with translation services for both English and Chinese documents. Under the terms of one year agreement, which has been extended through December 2006, we issued China Direct Investments, Inc. 2,000,000 shares of the our common stock, valued at $160,000, as compensation for its services, and granted it three year warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share commencing in January 2006. We also agreed to pay China Direct Investments, Inc. additional fees for its services as may be mutually agreed upon. Messrs. Xuejian (James) Wang, Marc Siegel and David Stein are the officers, directors and shareholders of China Direct Investments, Inc.


Committees of the Board of Directors

         Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. As we expand our board in the future to include independent directors we will establish an Audit Committee.

Director Independence, Audit Committee Of The Board Of Directors And Audit Committee Financial Expert

         None of the members of our Board of Directors are "independent" within the meaning of definitions established by the Securities and Exchange Commission. Our Board of Directors are presently comprised of individuals who were integral in Likang's operations. As a result of our limited operating history and minimal resources, small companies such as ours generally have difficulty in attracting independent directors. In addition, we will require additional resources to obtain directors and officers insurance coverage which is generally necessary to attract and retain independent directors. As we grow, in the future our Board of Directors intends to seek additional members who are independent, have a variety of experiences and backgrounds, who will represent the balanced, best interests of all of our shareholders and at least one of which who is an "audit committee financial expert" described below.

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

     * understands generally accepted accounting principles and financial statements,
     * is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
     * has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
     *        understands internal controls over financial reporting, and
     *        understands audit committee functions.

Code of Business Conduct and Ethics

         In December 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

o        honest and ethical conduct,
o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, o compliance with applicable laws, rules and regulations, o the prompt reporting violation of the code, and o accountability for adherence to the Code.

         A copy of our Code of Business Conduct and Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices.

Executive compensation

                                Cash Compensation

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000.

                                                                         Long-Term
                                  Annual Compensation                  Compensation
- -------------------------------------------------------------------------------------------------------------------
                                                                    Restricted         Securities
Name and                                    Other Annual               Stock           Underlying
Principal                 Fiscal  Salary   Bonus  Compensation        Awards             Options        All Other
Position                   Year     ($)     ($)     ($)               ($)                 SAR (#)       Compensation
- -------------------------------------------------------------------------------------------------------------------


Xue Lian Bian(1)           2005     $10,250 $0       $0                $0                       0                0


Gary Verdier(1)            2004     $0      $0       $0                $0                   20,000              0
                           2003     $0      $0       $0                $0                        0               0

Daniel Zipkin(2)           2004     $0      $0       $0                $0                        0               0
                           2003     $7,500  $0       $0                $0                        0               0


(1) Mr. Bian has served as our Chief Executive Officer, President and director since May 2, 2005.


(2) Gary Verdier served as our CEO and President from December 28, 1999 to August 2000, from February 21, 2001 to September 19, 2003 and October 31, 2004 to May 2, 2005. On August 24, 2004 the Board of Directors granted him a five year option to purchase 10,000 shares of common stock at an exercise price of $0.15 and on January 3, 2004 the Board of Directors granted him a five option to purchase 10,000 shares of common stock at an exercise price of $1.00 per share.

(3) Mr. Zipkin served as Chief Executive Officer from September 19, 2003 to October 30, 2003.


                      Option/SAR Grants in Last Fiscal Year

         The following table sets forth information concerning individual grants of options made during Fiscal 2005 to the named executive officers.


                                          % of
                                         Total
                  Number of Shares   Options Granted   Exercise or
                 Underlying Options  to Employees in   Base Price    Expiration
                    Granted (#)         Fiscal Year       ($/Sh)        Date
------------------------------------------------------------------------------

Xue Lian Bian         0                       n/a         n/a            n/a

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

         The following table indicates each exercise of stock options (or tandem
SARS) and freestanding SARS during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options and SARs.

                  Shares                             Number of Securities Underlying    Value of Unexercised
                  Acquired on        Value            Unexercised Options/SARs at      In-the-money Options/SARs at
                  Exercise (#)      Realized ($)               FY End (#)                     FY End (#)
Name                                                 Exercisable       Unexercisable    Exercisable    Unexercisable
- --------------------------------------------------------------------------------------------------------------------


Xue Lian Bian     0                  n/a                 0                   0              n/a             n/a



Stock Option Plans

Year 2000 Equity Compensation Plan

         On October 10, 2000, our Board of Directors adopted our Year 2000 Equity Compensation Plan under which a total of 540,000 shares of common stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options and restricted stock grants. The purpose of the plan, which was approved by our shareholders on November 10, 2000, is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. If any option or restricted stock grant expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option or restricted stock grant may again be subject to an option or restricted stock grant under the 2000 Equity Compensation Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At August 31, 2006 we did not had any options to purchase shares of our common stock outstanding under the plan.


         The 2000 Equity Compensation Plan is administered by our Board of Directors who have the sole authority to determine which eligible employees of our company receive options and restricted stock grants under the plan, the times when options and restricted stock grants are granted, the number of shares covered by the option and restricted stock grant, the provisions of any agreement and when options may be exercised or when restricted stock grants become vested. In addition, the Board has the power and authority to construe and interpret the Plan.

         Stock options may be granted by the Board at prices determined in the discretion of the Board, provided that the option price must be at least equal to the fair market value of the common stock on the date of the grant. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. The exercise price of an incentive stock option must be at least equal to the fair market value of our common stock on the date of grant or 110% of such value in the case of options granted to an individual who is a 10% or greater shareholder of our company.

         An optionee generally may exercise an option only while an employee of our company. If an optionee becomes disabled or dies while in the employ of our company, the option may be exercised within one year of the optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will an incentive stock option be exercisable after the expiration of 10 years from the date of grant or five years in the case of incentive options granted to a 10% or greater shareholder. The Board may grant to an eligible individual shares of our common stock subject to specified restrictions on transferability and vesting as provided in a written grant agreement or resolutions in which the restricted stock grant is adopted and approved by the Board. Restricted stock grants may be made in lieu or cash compensation or as additional compensation. The Board may also make restricted stock grants contingent on pre-established performance goals determined by the Board. Except for certain transfers that may be permitted by the Board, no option or restricted stock grant may be transferred by an eligible individual other than by will or the laws of descent or distribution.

         The 2000 Equity Compensation Plan terminates on October 10, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

Non-Qualified Stock Option Plan

         On December 21, 2000 our Board of Directors adopted our Non-Qualified Stock Option Plan under which a total of 200,000 shares of common stock are made available for granting of non-qualified stock options to officers, directors, employees and key advisors or consultants. The purpose of the plan is to encourage the participants to contribute materially to our growth. If any option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subject to an option under the Non Qualified Stock Option Plan. The number of shares available and subject to options and option prices will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At August 31, 2006 we did not had any options to purchase shares of our common stock outstanding under the plan.


         The Non-Qualified Stock Option Plan is administered by our Board of Directors who have the sole authority to determine which who is eligible to receive grants of non-qualified options under the plan, the times when options are granted, the number of shares covered by the option, the provisions of any agreement and when options may be exercised. In addition, the Board has the power and authority to construe and interpret the Plan.

         Stock options may be granted by the Board at prices determined in the discretion of the Board and the exercise price of the option may be greater than, or less than, the fair market value of our common stock. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. An optionee generally may exercise an option only while the grantee is employed by us or otherwise providing our company services. If an optionee becomes disabled or dies while in the employ of our company or while otherwise providing services to us, the option may be exercised within 90 days after optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will a stock option be exercisable after the expiration of 10 years from the date of grant. Except for certain transfers that may be permitted by the Board, no option may be transferred by an eligible individual other than by will or the laws of descent or distribution.

         The 2000 Equity Compensation Plan terminates on December 21, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

2005 Equity Compensation Plan


         On June 28, 2005, our Board of Directors adopted our 2005 Equity Compensation Plan under which 5,000,000 shares of our common stock have been reserved for issuance upon the exercise of options or stock grants under the plan. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options. The purpose of the 2005 Equity Compensation Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes. As of August 31, 2006 we had no outstanding options or stock grants under the plan and there were 3,000,000 shares available for issuance under the 2005 Equity Compensation Plan.


         Our Board of Directors, or a committee of the Board, administers the 2005 Equity Compensation Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price. Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors, but shall not be less than the par value of our common stock on the date the option is granted.

         The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $1,000,000. Unless the plan is approved by our shareholders within one year of the effective date, no incentive stock options may be granted and all incentive stock options that may have been previously granted shall automatically be converted into non-qualified stock options. As of the date of this prospectus we have not submitted the 2005 Equity Compensation Plan to our shareholders for approval.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment is to be in the form of cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which may be acceptable to the Board of Directors, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board that such loan or guarantee is reasonably expected to benefit us.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment terminates for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options will terminate. If an optionee's employment terminates for any reason other than death, disability or retirement, all right to exercise the option terminate not later than 90 days following the date of such termination of employment.


         The Board of Directors may amend, suspend or terminate the plan at any time. Unless the plan shall have been earlier suspended or terminated by the Board of Directors, the 2005 Equity Compensation Plan terminates on June 28, 2015.


Limitation on liability and indemnification matters

         As authorized by the Florida Business Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o any breach of the director's duty of loyalty to our company or its shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Likang is engaged in business activities with four related parties:


Shanghai Likang Pharmaceuticals Technology Company, Limited

         Messrs. Xuelian Bian and Wei Guan, our officer, directors and principal shareholders, are the shareholders of Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively. We previously leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceuticals Technology Company, Limited for approximately $11,500 annually. In fiscal 2005 we entered into an agreement with Shanghai Likang Pharmaceuticals Technology Company, Limited and Mr. Bian under which we purchased this previously leased building for $333,675. We paid for this purchase through a reduction in accounts receivable owed us by Shanghai Likang Pharmaceuticals Technology Company, Limited.


         Shanghai Likang Pharmaceuticals Technology Company, Limited also distributes our products to the commercial medical industry. For the fiscal years ended December 31, 2005 and 2004 we recorded net revenues of $1,933,043 and $1,698,923, respectively, from sales to that related party and for the six months ended June 30, 2006 we recorded net revenues of $1,920,473 from sales to this company. At December 31, 2005 and June 30, 2006 Shanghai Likang Pharmaceuticals Technology Company, Limited owed us $870,652 and $1,570,670, respectively, as a related party receivable for products purchased from us.


         In December 2005 we loaned Shanghai Likang Pharmaceuticals Technology Company, Limited $100,000 for working capital purposes. The loan bears interest at the rate of 3% per annum. The principal and interest were paid in April 2006.

Shanghai Likang Meirui Pharmaceutical High-Tech Co., Limited.

     Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. is a supplier of both raw materials and finished products to Likang and it purchases products from us which it resells to the retail/consumer market in the PRC. Shanghai Shanhai Group is the majority owner of Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd., owning a 68% interest.


     Specifically Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. provides Likang with Ozone producing device equipment and Ultraviolet radiation lamp lights to Likang. In addition, under the terms of a two year agreement entered into in January 2005 Shanghai Likang Meirui Pharmaceuticals High-Tech Co., Ltd. produces the Lvshaxing Air Disinfectant Machine and Likang Surgery hand-washing table for Likang. For the years ended December 31, 2005 and 2004 we purchased products from this affiliate totaling $48,489 and $389,400, respectively. Our purchases of products from this affiliate during the six months ended June 30, 2006 were $ 1,453. At each of December 31, 2005 and June 30, 2006 we owed Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. $0 for purchasers of products.



         In January 2005 Likang signed a two year agreement with Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd. to market its products to the retail/consumer market using Shanghai Likang Meirui Pharmaceutical High-Tech Co. Ltd.'s proprietary sales network which caters to the retail/consumer market in China. For the fiscal years ended December 31, 2005 and 2004, respectively, we recorded net revenues on sales to this affiliate of $23,987 and $67,356, respectively, and for the six months ended June 30, 2006 we reported net revenues from sales to this company of $7,949. At December 31, 2005 and June 30, 2006, Shanghai Likang Meirui Pharmaceuticals High-Tech Company owed us $1,718 and $4,406, respectively.




Shanghai Shanhai Group.


         Shanghai Shanhai Group, which is the minority shareholder of our Likang subsidiary, is owned by Shanghai Shanhai Group Employee Share-holding Committee (16.25%) and Shanghai Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). These two entities are owned by the employees of Shanghai Shanhai Group. We lease our principal executive offices and warehouse space from Shanghai Shanhai Group for approximately $32,000 a year.


         In January 2005 Likang borrowed $161,533 from Shanghai Shanhai Group for working capital purposes. The loan bears interest at 10% per annum and is payable on demand. For the year ended December 31, 2005 and the six months ended June 30, 2006, interest expense related to this note amounted to $16,282 and $8,307, respectively.


         In January 2005 Likang also entered into a five year agreement with Shanghai Shanhai Group whereby it agreed to pay Shanghai Shanhai Group a fixed amount of $9,375 annually ^a return on its original investment in Likang of RMB 500,000 (approximately $62,500 U.S.). We have recorded interest expense of $9,375 and $4,687 for the fiscal year ended December 31, 2005 and the six months ended June 30, 2006, respectively, for this obligation.

         For the fiscal year ended December 31, 2004, prior to our acquisition of Linkwell, Likang made distributions to its shareholders, Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Shanhai Group, in the aggregate amount of $559,633. The shareholder distribution was paid on a pro-rata basis to these shareholders. The amount of the distribution was determined by the shareholders and was equal to Likang's retained earnings prior to the distribution. The distribution was made as a return on each of the shareholders' respective initial investments. Shanghai Likang Pharmaceuticals Technology Company, Limited is owned by Messrs. Bian and Guan, our officers and directors.


Shanghai Likang Biological Hi-Tech Company, Ltd.

     Shanghai Likang Biological High-Tech Company, Ltd is owned by Messrs. Xuelian Bian, an executive officer and director of our company, and Shanghai Likang Pharmaceuticals Technology Company, Limited, another affiliate which is owned by Messrs. Bian and Wei Guan, who is also an executive officer and director of our company. Shanghai Likang Biological High-Tech Company, Ltd. manufactures and sells biological products, cosmetic products and develops technology for third parties. The transactions with Shanghai Likang Biological High-Tech Company, Ltd. included:

         o From time to time we sell Shanghai Likang Biological High-Tech Company, Ltd. certain raw materials. For the fiscal year ended December 31, 2005 and the six months ended June 30, 2006, we recorded sales of $13,737 and $893, respectively, on sales of raw materials to Shanghai Likang Biological High-Tech Company, Ltd. At each of December 31, 2005 and June 30, 2006, Shanghai Likang Biological High-Tech Company, Ltd. owed us $39,128 and $2,383, respectively. The amounts owed us by Shanghai Likang Biological High-Tech Company, Ltd. at December 31, 2005 included certain past due accounts receivable for periods prior to January 1, 2005 which have subsequently been paid,

         o In May 2006, we advanced Shanghai Likang Biological High-Tech Company, Ltd. $124,899 for working capital purposes. The advance was non-interest bearing and was repaid in July 2006, and

         o From time to time, since June 2005 we have utilized the services of Shanghai Likang Biological High-Tech Company, Ltd. as a contract manufacturer for small portions of certain of our products. During the three months ended June 30, 2006, following an upgrade of its facilities which now have received a GMP (good manufacturing processes) certification, we determined to increase our use of the contract manufacturing services of Shanghai Likang Biological High-Tech Company, Ltd. to manufacture certain of our products as we are able to charge more for products produced at GMP certified facility on GMP certified equipment. In June 2006, we advanced $24,979 to Shanghai Likang Biological High-Tech Company, Ltd. for the processing of certain products on our behalf.



Other related party transactions

         In May 2005 in connection with our acquisition of Linkwell Tech, we issued an aggregate of 1,855,000 shares of common stock for services related to share exchange agreement. China Direct Investments, Inc. received 955,000 shares of our common stock as compensation for their services in negotiating the terms of the share exchange and it assigned CIIC Investment Banking Services (Shanghai) Company, Limited the remaining 900,000 shares of our common stock as a finder's fee for the identification of Linkwell Tech. China Direct Investments, Inc. and CIIC Investment Banking Services (Shanghai) Company, Limited are affiliates. These shares were valued at $240,000 based upon the fair market value of our common stock which was approximately $0.13 per share..

         In August 2005, we engaged China Direct Investments, Inc. as a consultant to advise the our management in areas related to marketing and operational support in the U.S., media and public relations, mergers and acquisitions, financial advisory and SEC disclosure compliance, in addition to providing us with translation services for both English and Chinese documents. Under the terms of one year agreement, we issued China Direct Investments, Inc. 2,000,000 shares of the our common stock, valued at $160,000, as compensation for its services, and granted it three year warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share commencing in January 2006.

         At December 31, 2005, we owed $15,000 to Mr. Gary Verdier, a shareholder and our former CEO, for working capital advanced to our subsidiary, Aerisys. The advances were non-interest bearing and were payable on demand. Subsequent to December 31, 2005, this liability was assumed by Mr. Verdier under the terms of his purchase of the stock of Aerisys as described earlier in this prospectus under "Our Business - History of our company."

                             PRINCIPAL SHAREHOLDERS


         At September 13, 2006, there were 57,557,589 shares of our common stock issued and outstanding which is our only outstanding class of voting securities. The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:


o each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
o     each director;
o     each executive officer; and
o     all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of No. 476 Hutai Branch Road, Baoshan District Shanghai, China 200436.


         We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from September 13, 2006 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of September 13, 2006, have been exercised or converted. Unless otherwise noted, the address of each of these principal shareholders is our principal executive offices.


Name of                              Amount and Nature of       Percentage
Beneficial Owner                     Beneficial Ownership        of Class

Xue Lian Bian                           22,670,919                   39.4%
Wei Guan                                13,802,551                   24.0%
All officers and directors
as a group (two persons)                36,473,470                   63.4%
Marc Siegel 1                            3,071,052                    5.2%

(1) Mr. Siegel's address is 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487. The number of securities beneficially owned by Mr. Siegel includes:

         o a 40% interest (2,000 shares) of 5,000 shares of our common stock which are presently outstanding and a 40% interest (850,000 shares) in common stock purchase warrants to purchase 2,125,000 shares of common stock with an exercise price of $0.20 per share owned of record by China Direct Investments, Inc., a company of which Mr. Siegel is a 40% shareholder. Dr. Xuejian (James) Wang, as CEO of China Direct Investments, Inc., has the sole voting and dispositive control over securities held by China Direct Investments, Inc.

         o a 20% interest (362,526 shares) in 1,807,630 shares of common stock which are presently outstanding, and a 20% interest (181,526 shares) in 907,630 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share, all of which are owned of record by CIIC Investment Banking Services (Shanghai) Company, Limited, a company of which Mr. Siegel is a 20% shareholder. Professor Ting Ting Shan, the General Manager of CIIC Investment Banking Services (Shanghai) Company, Limited, has sole voting and dispositive control over securities held by CIIC Investment Banking Services (Shanghai) Company, Limited,

         o an aggregate of 2,550,000 shares of our common stock owned by China Discovery Investors, Ltd. (formerly known as Edge Capital Partners, Ltd.) including:

                  o 425,000 shares of our common stock and 875,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share, and

                  o 250,000 shares of our common stock and 1,000,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share.

         o an aggregate of 625,000 shares of our common stock held by Edge LLC, including 125,000 shares of our common stock and 500,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share.

         Mr. Marc Siegel has sole voting and dispositive control over securities held by China Discovery Investors, Ltd. and Edge LLC.

         The number of shares beneficially owned by Mr. Siegel excludes common stock purchase warrants exercisable into an aggregate of 1,000,000 shares of our common stock that are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 150,000,000 shares of common stock, $.0005 par value per share, and 10,000,000 shares of preferred stock, no par value, of which 1,500,000 shares have been designated as Series B 6% Cumulative Convertible Preferred Stock. As of September 13, 2006 there are 57,557,589 shares of common stock and 650,000 shares of our Series B 6% Cumulative Convertible Preferred Stock issued and outstanding.


Common stock

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

         Our Board of Directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

         Series B 6% Cumulative Convertible Preferred Stock


         Our Board of Directors has created a series of 1,500,000 shares of preferred stock designated as Series B 6% Cumulative Convertible Preferred Stock. As of September 13, 2006 there were 650,000 shares of our Series B 6% Cumulative Convertible Preferred Stock issued and outstanding. The designations, rights and preferences of the Series B 6% Cumulative Convertible Preferred Stock provide:


     o    the stated value of each share is $1.00,

     o the shares pay cumulative dividends of 6% per annum beginning on October 31, 2006, which increases to 20% per annum if an "event of default" has occurred. For the purposes of the dividends, an "event of default" means:

     o if we fail to pay the dividend within seven days after written notice from the holder,

     o if any representation or warrant contained in the subscription agreement for the sale of the security proves to be false or misleading if we breach any material covenant or term of the subscription agreement or the designations of the Series B 6% Cumulative Convertible Preferred Stock and we do not cure the breach within seven days after notice from the holder,

     o if we default under a material term of a material agreement, if a judgment should be entered against us for more than $50,000 or if we declare bankruptcy or we make an assignment for the benefit of our creditors,

     o if our common stock should be prevented from trading by order of the SEC or the NASD or if our common stock should no longer be quoted on the OTCBB, or any exchange or automated quotations system,

     o if there is a "non-registration event" under the terms of the subscription agreement for the sale of the stock which includes if the registration statement of which this prospectus is a part was not declared effective by the SEC by May 27, 2006; or

     o    if we fail to reserve a proper  number of shares of our  common  stock for issuance upon the possible conversion of the Series B 6% Cumulative Convertible Preferred Stock, or fail to timely deliver shares of our common stock upon a possible conversion of our Series B 6% Cumulative Convertible Preferred Stock of if we fail to secure a timely effectiveness of the registration statement of which this prospectus is a part.

                  The dividends are payable in cash or at our option shares of registered common stock. If we elect to pay dividends in the form of shares of our common stock, for purposes of the calculation the shares are valued at the average closing price of our common stock for the 10 trading days preceding the date of the dividend,

     o the shares carry a liquidation preference equal to the stated value plus any accrued but unpaid dividends,

     o the shares of Series B 6% Cumulative Convertible Preferred Stock do not have any voting rights except as may be provided under Florida law,

     o the shares are not redeemable by us nor are they subject to any call option, and



     o each share of Series B 6% Cumulative Convertible Preferred Stock, as well as the value of all accrued by unpaid dividends, is convertible at the option of the holder into shares of our common stock at an initial conversion price of $0.10 per share subject to adjustment for stock splits, dividends and reclassifications, provided that no holder has the right to converted his shares of Series B 6% Cumulative Convertible Preferred Stock if by virtue of such conversion the holder would become the beneficial owner of than 4.99% of our common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. The conversion price is subject to adjustment in the event of stock splits, reclassifications or stock dividends. In addition, so long as the shares of Series B 6% Cumulative Convertible Preferred Stock are outstanding, if we should issue shares of common stock or securities convertible or exchange for shares of our common stock at an effective price less than the then conversion price of the Series B shares, we are required to issue additional shares of our common stock so that the average per share purchase price of the shares of common stock issued to the Subscriber is equal to such other lower price per share and the conversion price of the Series B 6% Cumulative Convertible Preferred Stock will also be automatically be adjusted to such other lower price.

         As described elsewhere herein, because the registration statement of which this prospectus is a part was not declared effective by May 27, 2006, the annual dividend rate on the outstanding shares of Series B 6% Cumulative Convertible Preferred Stock has increased from 6% to 20%.

Common Stock Purchase Warrants


         At September 13, 2006 we had outstanding a common stock purchase warrants to purchase an aggregate of 36,887,115 shares of our common stock as follows:


         Warrants issued in the Series A Convertible Preferred Stock transaction

         In connection with the sale of shares of our Series A convertible preferred stock in June 2005, we issued the purchasers five-year common stock purchase warrants to purchase an aggregate of 3,753,450 shares of our common stock with an exercise price of $0.10 per share. Other than the exercise price, all other terms of the warrant issued to are identical to the common stock purchase warrants issued to the purchasers in the offering.

         The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, or in the event we undertake an offering of securities with an exercise price below the exercise price of these warrants in which event the exercise price would be adjusted downward.

         Warrants issued in the Series B 6% Cumulative Convertible Preferred Stock transaction

         In December 2005 we issued five year Class A Common Stock Purchase Warrants to purchase 15,866,665 shares of our common stock at an exercise price of $0.20 per share and five year Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of our common stock at an exercise price of $0.30 per share in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock. Other than the exercise price the terms of the warrants are identical. These warrants are not exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

         Until such time as the registration statement of which this prospectus is a part is declared effective by the SEC, the exercise price of the warrants is payable only in cash. Until such time, or if we should fail to maintain the effectiveness of the registration statement, the warrant holders can exercise the warrants on a cashless basis which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations. In addition, so long as the warrants are outstanding, if we should issue shares of common stock or securities convertible or exchange for shares of our common stock at an effective price less than the then conversion price of the warrants the exercise price of the warrants will also be automatically be adjusted to such other lower price.

         Other Outstanding Warrants

         Between October 2002 and July 2004 we issued warrants to purchase an aggregate of 142,000 shares of our common stock with exercise prices ranging from $0.20 to $1.00 per share and expiring between July 2008 and October 2012 in connection with services rendered to us.

         In January 2006 we issued China Direct Investments, Inc. three year common stock purchase warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share as additional compensation. See "Management - U.S. Advisor" appearing earlier in this prospectus. We have included the shares of common stock issuable upon the exercise of this warrant in the registration statement of which this prospectus is a part.

Transfer agent

         The transfer agent for our common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, telephone 303-282-4800.

                            SELLING SECURITY HOLDERS

The Selling Security Holders


         This prospectus covers the resale by the selling security holders of an aggregate of 61,328,565 shares of our common stock which includes:


         o 3,303,450 shares of our common stock which are presently outstanding that were issued upon the conversion of shares of our Series A Convertible Preferred Stock and 3,753,450 shares of our common stock issuable upon the exercise of common stock purchase warrants included with the shares of our Series A Convertible Preferred Stock which were sold in our June 2005 private placement ("June 2005 Private Placement") described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Capital Raising Transactions",


         o up to 11,375,000 shares underlying 650,000 shares of our Series B 6% Cumulative Convertible Preferred Stock which are presently outstanding, 8,500,000 shares of our common stock which have been issued on the conversion of 850,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and 30,866,665 shares of our common stock issuable upon the exercise of common stock purchase warrants sold in our December 2005 private placement ("December 2005 Private Placement") described earlier in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Recent Capital Raising Transactions" or warrants that were issued as due diligence fees in that offering,


         o 1,405,000 shares of our common stock which are presently outstanding which were issued to China Direct Investments, Inc. and CIIC Investment Banking Services (Shanghai) Company, Limited as compensation for services rendered to us in our May 2005 acquisition of Likang, and

         o 2,125,000 shares underlying a warrant issued to China Direct Investments, Inc. as compensation for consulting services.

         The following table sets forth

        o        the name of each selling security holder,
        o        the number of shares owned, and
        o the number of shares being registered for resale by each selling security holder.


         At September 13, 2006 there were 57,557,589 shares of our common stock issued and outstanding. The information presented herein is derived from a record list of our shareholders and warrant holders. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.



                                 Number       Percentage          Shares            Shares to          Percentage
Name of selling                of shares     owned before         to be             be owned           owned after
security holder                  owned           offering         offered           after offering       offering
---------------                  -----           --------         -------           --------------       --------

Alpha Capital
   Aktiengesellschaft (1)          3,384,430       4.99%         11,766,666              0                n/a
Alvin Siegel (2)                     630,000        1.1%            625,000          5,000                  *
China Direct
   Investments, Inc. (3)           2,130,000        3.6%          2,130,000              0                n/a
CIIC Investment Banking
  Services (Shanghai)
   Company, Limited (4)            2,715,260        4.6%          2,715,260              0                n/a
David A. Stein (5)                   625,000        1.1%            625,000              0                n/a
China Discovery
  Investors, Ltd. (6)              2,550,000        4.3%          2,550,000              0                n/a
Edge, LLC (7)                        625,000        1.1%            625,000              0                n/a
Pershing, LLC FBO
  IRA George Williams (8)          1,500,000         2.6%         1,500,000              0                n/a
Hong Zhou (9)                         91,360          *              91,360              0                n/a
Huiging Qian (10)                    151,640          *             151,640              0                n/a
Jia Gu (11)                          121,020          *             121,020              0                n/a
Utica Advisors, LLC (12)             266,666          *             266,666              0                n/a
Monarch Capital
     Fund, Ltd. (13)               3,372,122        4.99%        11,500,000              0                n/a
Osher Capital, Inc. (14)           3,010,180        4.99%         3,141,666              0                n/a
Quingxuan Jiang (15)                 125,000          *             125,000              0                n/a
Lei Shen (16)                         75,000          *              75,000              0                n/a
Sharon Standowski (17)               625,000         1.1%           625,000              0                n/a
Shenya Gong (18)                     351,260          *             351,260              0                n/a
Ting Ting Shan (19)                   60,000          *              60,000              0                n/a
Weiling Feng (20)                     91,360          *              91,360              0                n/a
Whalehaven Capital
      Fund Limited (21)            3,246,374        4.99%         8,625,000              0                n/a


                                      -71-

Yewen Xi (22)                      1,875,000         3.2%         1,875,000              0                n/a
Yonghua Cai (23)                   1,000,000         1.7%         1,000,000              0                n/a
Ellis International, Ltd. (24)     3,000,200        4.99%         2,941,667              0                n/a
Li Yu 25, (26)                       300,000          *             300,000              0                n/a
Zhiyan Shi (25,26)                   500,000          *             500,000              0                n/a
Jie Sun 25, (26)                   1,450,000         2.5%         1,450,000              0                n/a
Xiupin Lin (25)                      100,000          *             100,000              0                n/a
Fangyun Wang (25)                    300,000          *             300,000              0                n/a
Dejun Zhang (25)                     200,000          *             200,000              0                n/a
Yulin Fang (25)                      200,000          *             200,000              0                n/a
Yongbin Shi (25)                     350,000          *             350,000              0                n/a
Lansheng Zhou (25)                   500,000          *             500,000              0                n/a
Xiaofei Li (25)                      450,000          *             450,000              0                n/a
Guiyang Zhu (25)                   1,150,000         2.0%         1,150,000              0                n/a
Xinming Zhuo(25)                   1,000,000         1.7%         1,000,000              0                n/a
Zhixia Dou 25, (26)                  500,000          *             500,000              0                n/a
Lijun Zhang (25)(28)                   50,000          *              50,000              0                n/a

Bin Ge 25, (26)                      200,000          *             200,000             0                 n/a
Jue Wang (25)                         50,000          *              50,000             0                 n/a
Menglin Bian(25)                     200,000          *             200,000             0                 n/a
Wei Guan (27)                     13,802,551       24.0%            200,000    13,602,551                23.6%
Liumei Chen 25, (26)                  50,000          *              50,000             0                 n/a
                                                                 ----------
                                                                  61,328,565

*        less than 1%

(1) Alpha Capital Aktiengesellschaft holds 200,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants to purchase an aggregate of 8,266,666 shares at exercise prices ranging from $0.20 to $0.30 per share. The number of shares offered includes up to 3,500,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 8,266,666 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Alpha Capital Aktiengesellschaft purchased the shares of our Series B 6% Cumulative Convertible Preferred Stock and warrants to purchase 8,000,000 shares of our common stock from us in the December 2005 Private Placement. It received warrants to purchase 266,666 shares of our common stock at an exercise price of $0.20 per share as a due diligence fee in connection with the sale of our Series B 6% Cumulative Convertible Preferred Stock in the December 2005 Private Placement. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Aktiengesellschaft.

(2) The number of shares owned includes 130,000 shares of common stock which are presently outstanding and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share which Mr. Siegel purchased from us in the December 2005 Private Placement. The number of shares offered includes 125,000 shares of common stock which are presently outstanding and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(3) The number of shares owned and offered by China Direct Investments, Inc. includes 5,000 shares of common stock presently outstanding and 2,125,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share. China Direct Investments, Inc. serves as the U.S. advisor to our company. See "Management - U.S. Advisor" appearing on page 42 of this prospectus. Dr. Xuejian (James) Wang and Messrs. Marc Siegel and David Stein are the shareholders of China Direct Investments, Inc. Dr. Wang is CEO of China Direct Investments, Inc. and has sole voting and dispositive control over securities held by China Direct Investments, Inc. The number of shares beneficially owned by China Direct Investments, Inc. in this table excludes (i) an aggregate of 2,715,260 shares owned by CIIC Investment Banking Services (Shanghai) Company, Limited as described in footnote 4 to this table, (ii) an aggregate of 750,000 shares owned by Edge LLC as described in footnote 7 to the table, (iii) an aggregate of 750,000 shares owned by Mr. Stein as described in footnote 5 to this table, and (iv) an aggregate of 3,250,000 shares owned by China Discovery Investors, Ltd. as described in footnote 6 to this table. Mr. Marc Siegel is a minority shareholder of CIIC Investment Banking Services (Shanghai) Company, Limited and holds voting and dispositive control over securities owned by China Discovery Investors, Ltd. and Edge LLC.

(4) The number of shares owned and offered by CIIC Investment Banking Services (Shanghai) Company, Limited includes 1,807,630 shares of common stock which are presently outstanding and 907,630 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share. CIIC Investment Banking Services (Shanghai) Company, Limited received the 900,000 shares as a finder's fee in connection with our acquisition of Likang and purchased the remaining securities in our June 2005 Private Placement. Professor Ting Ting Shan, General Manager of CIIC Investment Banking Services (Shanghai) Company, Ltd., has sole voting and dispositive control over securities held by CIIC Investment Banking Services (Shanghai) Company, Limited. The number of shares beneficially owned by CIIC Investment Banking Services (Shanghai) Company, Limited excludes an aggregate of 60,000 shares owned by Professor Shan as described in footnote 19 to this table. The number of shares beneficially owned by CIIC Investment Banking Services (Shanghai) Company, Limited also excludes (i) an aggregate of 2,550,000 shares owned by China Discovery Investors, Ltd. as described in footnote 6 to this table and (ii) an aggregate of 625,000 shares owned by Edge LLC as described in footnote 7 to this table. Mr. Marc Siegel, a minority shareholder of CIIC Investment Banking Services (Shanghai) Company Limited, has voting and dispositive control over securities held by China Discovery Investors, Ltd. and Edge LLC.

(5) The number of shares owned and offered by Mr. Stein includes 125,000 shares of common stock which are presently outstanding and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share purchased by him in the December 2005 Private Placement. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. The number of shares owned by Mr. Stein in this table excludes an aggregate of 2,130,000 shares owned by China Direct Investments, Inc. as described in footnote 3 to this table. Mr. Stein is a minority shareholder of China Direct Investments, Inc.

(6) The number of shares owned and offered by China Discovery Investors, Ltd (formerly known as Edge Capital Partners, Ltd.) includes 675,000 shares of our common stock which are presently outstanding and common stock purchase warrants to purchase 1,875,000 shares of our common stock at exercise prices ranging from $0.10 to $0.30 per share These securities were purchased in the June 2005 Private Placement. Mr. Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. Common stock purchase warrants for an aggregate of 1,000,000 shares of common stock are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. The number of shares beneficially owned by China Discovery Investors, Ltd. excludes (i) 2,130,000 shares of common stock owned by China Direct Investors, Inc. (see footnote 3 above), (ii) 2,715,260 shares of common stock owned by CIIC Investment Bank Services (Shanghai) Company, Limited (see footnote 4 above) and (iii) 625,000 shares of common stock owned by Edge LLC (see footnote 7 below).

(7) The number of shares owned and offered by Edge LLC includes 125,000 shares of common stock which are presently outstanding and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share purchased from us in the December 2005 Private Placement Mr. Marc Siegel has voting and dispositive control over securities held by Edge LLC. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us. The number of shares beneficially owned by Edge LLC excludes (i) 2,130,000 shares of common stock owned by China Direct Investors, Inc. (see footnote 3 above), (ii) 2,715,260 shares of common stock owned by CIIC Investment Bank Services (Shanghai) Company, Limited (see footnote 4 above) and
(iii) 2,550,000 shares of common stock owned by China Discovery Investors, Ltd. (see footnote 6 above).

(8) The number of shares owned and offered includes 500,000 shares of common stock which are presently outstanding and 1,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share which were purchased from us in the December 2005 Private Placement. Mr. George Williams has voting and dispositive control over securities held by George Williams I.R.A. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(9) The number of shares owned and offered includes 45,680 shares of common stock which are presently outstanding and 45,680 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(10) The number of shares owned and offered includes 75,820 shares of our common stock which are presently issued and outstanding and 75,820 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(11) The number of shares owned and offered includes 60,510 shares of our common stock which are presently issued and outstanding and 60,510 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(12) The number of shares owned and offered includes 266,666 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.20 per share. Utica Advisors, LLC received warrants to purchase 266,666 shares of common stock at an exercise price of $0.20 per share as a due diligence fee for its services to Monarch Capital Fund, Ltd. in connection with the December 2005 Private Placement. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

(13) Monarch Capital Fund, Ltd. holds 200,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 8,000,000 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share which it purchased from us in the December 2005 Private Placement. The number of shares offered includes up to 3,500,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 8,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(14) Osher Capital Inc. holds 50,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 2,266,666 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share . The number of shares offered includes up to 875,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 2,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share which underlie securities purchased from us in the December 2005 Private Placement and 266,666 shares of our common stock underlying warrants with an exercise price of $0.20 per share as a due diligence fee in connection with the December 2005 Private Placement. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital, Inc. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(15) The number of shares owned and offered includes 62,500 shares of our common stock which are presently issued and outstanding and 62,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(16) The number of shares owned and offered includes 37,500 shares of our common stock which are presently issued and outstanding and 37,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(17) The number of shares owned and offered includes 125,000 shares of our common stock which are presently outstanding and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share which were purchased from us in the December 2005 Private Placement. The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(18) The number of shares owned and offered includes 175,630 shares of our common stock which are presently issued and outstanding and 175,630 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(19) The number of shares owned and offered by Professor Shan includes 30,000 shares of our common stock which are presently issued and outstanding and 30,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement. The number of shares beneficially owned by Professor Shan Ting Ting excludes an aggregate of 2,715,260 shares owned by CIIC Investment Banking Services Co., Ltd. as described in footnote 4 to this table over which Professor Shan has voting and dispositive control.

(20) The number of shares owned and offered includes 45,680 shares of our common stock which are presently issued and outstanding and 45,680 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(21) Whalehaven Capital Fund Limited holds 150,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 6,000,000 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share which were purchased from us in the December 2005 Private Placement. The number of shares offered includes up to 2,625,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 6,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share. Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(22) The number of shares owned and offered includes 937,500 shares of our common stock which are presently issued and outstanding and 937,500 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(23) The number of shares owned and offered includes 500,000 shares of our common stock which are presently issued and outstanding and 500,000 shares issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.10 per share which were purchased from us in the June 2005 Private Placement.

(24) Ellis International, Ltd. holds 50,000 shares of our Series B 6% Cumulative Convertible Preferred Stock and common stock purchase warrants exercisable into 2,066,667 shares of our common stock with exercise prices ranging from $0.20 to $0.30 per share. The number of shares offered includes up to 875,000 shares issuable upon the conversion of shares of our Series B 6% Cumulative Convertible Preferred Stock and 2,000,000 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $0.30 per share which underlie securities purchased from us the December 2005 Private Placement and 66,667 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.20 per share which it received as a due diligence fee in connection with the December 2005 Private Placement. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd. The Series B 6% Cumulative Convertible Preferred Stock and associated common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be waived by the holder upon 61 days notice to us.

(25) The number of shares owned and offered by the selling security holder includes shares of our common stock which are presently outstanding.

(26) The selling security holder is an employee of our company.

(27) Mr. Guan is an executive officer and director of our company. The number of shares owned and offered by him include shares of our common stock which are presently outstanding.


(28) Ms. Zhang is a principal of Beijing JinMeiHua Sterilizing Technology Development Company, Limited. As described earlier in this prospectus under "Our Business - Recent Development - Disinfectant Educational Center" we have entered into an oral arrangement with that company to operate a job training center.


         None of the selling security holders are broker-dealers or affiliates of broker-dealers. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions; o settlement of short sales;

o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

o  a combination of any such methods of sale; or

o  any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The selling security holder and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales.

         The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

         The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. We will supplement this prospectus to disclose the names of any pledges, donees, transferees, or other successors-in-interest that intend to offer common stock through this prospectus.

Special considerations related to penny stock rules

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

o a toll-free telephone number for inquiries on disciplinary actions;

o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

o other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

o  the bid and offer quotations for the penny stock;

o  the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE


         As of September 13, 2006, we had 57,557,589 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 49,677,553 shares of our common stock are "restricted securities". We have included 13,208,450 shares, which are considered restricted securities in the registration statement of which this prospectus is a part. These shares may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.


         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

         The consolidated financial statements as of and for the years ended December 31, 2005 and 2004 of Linkwell Corporation. and subsidiaries and included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS









                                    CONTENTS


      Report of Independent Registered Public Accounting Firm................F-2

       Consolidated Financial Statements:

           Consolidated Balance Sheet........................................F-3

           Consolidated Statements of Operations.............................F-4

           Consolidated Statements of Stockholders' Equity...................F-5

           Consolidated Statements of Cash Flows.............................F-6

       Notes to Consolidated Financial Statements....................F-7 to F-24

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Linkwell Corporation and Subsidiaries
Shanghai, China


         We have audited the accompanying consolidated balance sheet of Linkwell Corporation and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Linkwell Corporation and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the consolidated financial statements have been restated.



/s/ Sherb & Co., LLP Certified Public Accountants

Boca Raton, Florida
March 25, 2006 (Except as to Note 1 and as to the effects of the restatement discussed in Note 1 as to which the date is September 19, 2006)

                         LINKWELL CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                                   December 31, 2005
                              (As Restated - See Note 1)


                                        ASSETS

CURRENT ASSETS:
    Cash                                                                                        $ 1,460,078
    Accounts receivable, net of allowance for doubtful accounts of $13,343                        1,347,163
    Accounts receivable - related parties                                                           872,370
    Inventories                                                                                     968,224
    Prepaid expenses and other                                                                       81,750
    Assets from discontinued operations                                                               9,956
    Loan receivable - related party                                                                 100,000
                                                                                        --------------------

        Total Current Assets                                                                      4,839,541

PROPERTY AND EQUIPMENT - Net                                                                        686,234

OTHER ASSETS                                                                                            734
                                                                                        --------------------

        Total Assets                                                                            $ 5,526,509
                                                                                        ====================


                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Loans payable                                                                                 $ 628,869
    Loan payable - related party                                                                    161,533
    Accounts payable and accrued expenses                                                         1,400,704
    Accrued prefered stock dividends payable                                                         11,240
    Income tax payable                                                                               75,489
    Advances from customers                                                                         126,199
    Liabilities from discontinued operations                                                         22,750
                                                                                        --------------------

        Total Current Liabilities                                                                 2,426,784

MINORITY INTEREST                                                                                   249,170
                                                                                        --------------------

STOCKHOLDERS' EQUITY:
    Preferred stock (No Par Value; 10,000,000 Shares Authorized;
        No shares issued and outstanding)                                                                 -
    Series A convertible preferred stock (No Par Value; 500,000 Shares Authorized;
        375,345 shares issued and outstanding)                                                      277,276
    Series B convertible preferred stock (No Par Value; 1,500,000 Shares Authorized;
        1,500,000 shares issued and outstanding)                                                  1,395,000
    Common Stock ($0.0005 Par Value; 150,000,000 Shares Authorized;
        45,304,139 shares issued and outstanding)                                                    22,652
    Additional paid-in capital                                                                    2,584,562
    Accumulated deficit                                                                          (1,342,936)
    Deferred compensation                                                                          (106,667)
    Other comprehensive gain - foreign currency                                                      20,668
                                                                                        --------------------

        Total Stockholders' Equity                                                                2,850,555
                                                                                        --------------------

        Total Liabilities and Stockholders' Equity                                              $ 5,526,509
                                                                                        ====================



                    See notes to consolidated financial statements
                                          F-3

               LINKWELL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                               For the Years
                                                                               Ended December 31,
                                                                       ------------------------------------
                                                                            2005                2004
                                                                       ----------------   -----------------

NET REVENUES (including net revenues to related parties of $1,957,030 and $1,766,279 for the years ended December 31, 2005 and 2004,
     respectively                                                          $ 5,465,933         $ 4,422,522

COST OF SALES                                                                3,329,444           3,049,764
                                                                       ----------------   -----------------

GROSS PROFIT                                                                 2,136,489           1,372,758
                                                                       ----------------   -----------------


OPERATING EXPENSES:
     Selling expenses                                                          331,258             258,148
     General and administrative                                                869,555             426,532
                                                                       ----------------   -----------------

        Total Operating Expenses                                             1,200,813             684,680
                                                                       ----------------   -----------------

INCOME FROM OPERATIONS                                                         935,676             688,078
                                                                       ----------------   -----------------


OTHER INCOME (EXPENSE):
     Other income                                                                9,836               8,101
     Registration rights penalty                                               (44,000)                  -
     Interest income                                                             1,327               1,476

     Interest expense - related party                                          (25,657)                  -

     Interest expense                                                          (42,720)            (29,359)
                                                                       ----------------   -----------------

        Total Other Expense                                                   (101,214)            (19,782)
                                                                       ----------------   -----------------

INCOME BEFORE DISCONTINUED OPERATIONS, INCOME TAXES
      AND MINORITY INTEREST                                                    834,462             668,296

DISCONTINUED OPERATIONS:
   Loss from discontinued operations                                           (20,817)                  -
                                                                       ----------------   -----------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                               813,645             668,296

INCOME TAXES                                                                  (177,177)           (109,732)
                                                                       ----------------   -----------------

INCOME BEFORE MINORITY INTEREST                                                636,468             558,564

MINORITY INTEREST                                                              (92,339)            (55,856)
                                                                       ----------------   -----------------

NET INCOME                                                                     544,129             502,708

CUMULATIVE PREFERRED DIVIDENDS                                                 (11,240)                  -
DEEMED PREFERRED STOCK DIVIDENDS                                            (1,800,276)                  -
                                                                       ----------------   -----------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS                     $ (1,267,387)          $ 502,708
                                                                       ================   =================

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
   Income (loss) from continuing operations                                    $ (0.03)             $ 0.02
   Loss from discontinued operations                                             (0.00)                  -
                                                                       ----------------   -----------------

   Net income (loss) per common share available to common shareholders         $ (0.03)             $ 0.02
                                                                       ================   =================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic and diluted                                                        41,617,176          36,273,470
                                                                       ================   =================


           See notes to consolidated financial statements

                      LINKWELL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 2005 and 2004





                                     Series A Preferred  Stock Series B Preferred Stock    Common Stock
                                      ------------------------------------------------  -------------------------
                                       Number of               Number of                Number of
                                        Shares      Amount      Shares       Amount       Shares       Amount
                                      ----------- ----------  -----------  ----------- ------------ ------------
Balance, December 31, 2003                     -        $ -            -          $ -   36,273,470     $ 18,138

Distributions                                  -          -            -            -            -            -

Net income for the year                        -          -            -            -            -            -
                                      ----------- ----------  -----------  ----------- ------------ ------------

Balance, December 31, 2004                     -          -            -            -   36,273,470       18,138

Recapitalization of company                    -          -            -            -    7,030,669        3,514

Sales of Series A preferred stock        375,345    277,276            -            -            -            -

Sales of Series B preferred stock              -          -    1,500,000    1,395,000            -            -

Common stock issued for services               -          -            -            -    2,000,000        1,000

Deemed preferred stock dividends               -          -            -            -            -            -


Cumulative preferred stock dividend            -          -            -            -            -            -


Comprehensive loss:
    Net income for the year

    Foreign currency translation adjustment    -          -            -            -            -            -
                                      ----------- ----------  -----------  ----------- ------------ ------------

Balance, December 31, 2005               375,345  $ 277,276    1,500,000   $ 1,395,000  45,304,139     $ 22,652
                                      =========== ==========  ===========  =========== ============ ============


                 See notes to consolidated financial statements
                                       F-5/A

                      LINKWELL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 2005 and 2004


                                        Additional                                   Other        Total
                                         Paid-in     Accumulated     Deferred     Comprehensive Stockholders'
                                         Capital       Deficit      Compensation     Loss        Equity
                                       ------------ -------------  --------------------------- ------------

Balance, December 31, 2003               $ 585,727     $ (18,624)           $ -           $ -    $ 585,241

Distributions                                    -      (559,633)             -             -     (559,633)

Net income for the year                          -       502,708              -             -      502,708
                                       ------------ -------------  ------------- ------------- ------------

Balance, December 31, 2004                 585,727       (75,549)             -             -      528,316

Recapitalization of company                 39,559             -              -             -       43,073

Sales of Series A preferred stock                -             -              -             -      277,276

Sales of Series B preferred stock                -             -              -             -    1,395,000

Common stock issued for services           159,000                     (106,667)            -       53,333

Deemed preferred stock dividends         1,800,276    (1,800,276)             -             -            -


Cumulative preferred stock dividend              -       (11,240)             -             -      (11,240)


Comprehensive loss:
    Net income for the year                              544,129              -                    544,129

    Foreign currency translation adjustment      -             -              -        20,668       20,668
                                       ------------ -------------  ------------- ------------- ------------

Balance, December 31, 2005             $ 2,584,562  $ (1,342,936)    $ (106,667)     $ 20,668  $ 2,850,555
                                       ============ =============  ============= ============= ============





                 See notes to consolidated financial statements
                                       F-5/B

             LINKWELL CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (As Restated- - See Note 1)

                                                                       For the Year
                                                                       Ended December 31,
                                                                 -------------------------------
                                                                      2005            2004
                                                                 --------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                        $ 544,129       $ 502,708
    Loss from discontinued operations                                   (20,817)              -
                                                                 --------------- ---------------
    Income from continuing operations                                   564,946         502,708

    Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
      Depreciation and amortization                                      42,373          34,483
      Minority interest                                                  96,606          55,856
      Allowance for doubtful accounts                                   (23,707)          1,067
      Loss on disposal of property and equipment                          7,402             729
      Stock-based compensation                                           53,333               -
    Changes in assets and liabilities:
      Accounts receivable                                              (218,871)       (382,747)
      Accounts receivable - related party                              (944,741)       (261,304)
      Inventories                                                       (26,913)       (494,340)
      Prepaid and other current assets                                   (3,508)         22,514
      Other assets                                                         (734)              -
      Accounts payable and accrued expenses                             259,200         751,893
      Accounts payable - related party                                 (258,242)        155,106
      Tax payable                                                        75,489               -
      Advances from customers                                          (135,506)        106,528
                                                                 --------------- ---------------

    Net Cash (Used in) Provided by Operating Activities                (512,873)        492,493

    Net Cash Used in Discontinued Operations                             (8,023)              -
                                                                 --------------- ---------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    (520,896)        492,493
                                                                 --------------- ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Cash received in acquisition                                        2,460               -
      Increase in loan receivable - related party                      (100,000)              -
      Purchase of property, plant and equipment                        (148,053)       (103,724)
                                                                 --------------- ---------------

NET CASH USED IN INVESTING ACTIVITIES                                  (245,593)       (103,724)
                                                                 --------------- ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from loans payable                                       326,936         241,546
      Repayment of loans payable                                       (422,705)              -
      Proceeds from loan payable - related party                        161,533               -
      Shareholder distributions                                               -        (559,633)
      Gross proceeds from sale of preferred stock                     1,800,276               -
      Placement fees and other fees paid                               (128,000)              -
                                                                 --------------- ---------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   1,738,040        (318,087)
                                                                 --------------- ---------------

EFFECT OF EXCHANGE RATE ON CASH                                          20,668               -
                                                                 --------------- ---------------

NET INCREASE IN CASH                                                    992,219          70,682

CASH  - beginning of year                                               467,859         397,177
                                                                 --------------- ---------------

CASH - end of year                                                  $ 1,460,078       $ 467,859
                                                                 =============== ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
    Cash paid for:

        Interest                                                       $ 68,377        $ 29,359
                                                                   =============== ===============

        Income taxes                                                  $ 101,688        $ 91,146
                                                                 =============== ===============

    Non-cash investing and financing activities:
     Accounts receivable - related party exchanged for building       $ 333,675             $ -
                                                                 =============== ===============

                 See notes to consolidated financial statements.
                                       F-6

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Linkwell Corporation (formerly Kirshner Entertainment & Technologies, Inc.) (the "Company") was incorporated in the state of Colorado on December 11, 1996. On May 31, 2000, the Company acquired 100% of HBOA.Com, Inc. The Company focused on development of an Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On December 28, 2000, the Company formed a new subsidiary, Aerisys Incorporated ("Aerisys"), a Florida corporation, to handle commercial private business. In June 2003, the Company formed its entertainment division and changed its name to reflect this new division. Effective as of March 31, 2003, we decided to discontinue our entertainment division and our technology division, except for the Aerisys operations that continue on a limited basis.

On May 2, 2005, the Company entered into and consummated a share exchange with all of the shareholders of Linkwell Tech Group, Inc. ("Linkwell"). Pursuant to the share exchange, the Company acquired 100% of the issued and outstanding shares of Linkwell's common stock, in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell became our wholly owned subsidiary. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Kirshner with the former shareholders of the Company retaining 7,030,669 or approximately 12.5% of the outstanding stock. The consolidated financials statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

Linkwell was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant High-Tech Company, Ltd. ("Likang") through a stock exchange. Likang is a science and technology enterprise founded in 1988. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products.

Likang's products are utilized by the hospital and medical industry in China. Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Relying on its research and development strength, unique technology and the competitive advantages of the numerous professional staff rooms of Second Military Medical University, it has developed and manufactured several series products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

On June 30, 2005, the Company's Board of Directors approved an amendment of its Articles of Incorporation to change the name of the Company to Linkwell Corporation. The effective date of the name change was after close of business on August 16, 2005.

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financials statements of the Company include the accounts of its wholly-owned subsidiary, Linkwell Tech Group, Inc., and its 90%-owned subsidiary, Likang. All significant inter-company balances and transactions have been eliminated.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts, stock-based compensation, the useful life of property and equipment and intangible assets, and the valuation of derivative liabilities.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2005, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $13,343.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Advances from customers

Advances from customers at December 31, 2005 of $126,199 consist of prepayments from third party customers to the Company for merchandise that had not yet shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2005.

Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Income (loss) per common share


The Company presents net income (loss) per share ("EPS") in accordance with SFAS No. 128, "Earnings per Share." Accordingly, basic income (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding. The Company has made an accounting policy election to use the if-converted method for convertible securities that are eligible to participate in common stock dividends, if declared; however, the two-class method must be used if the effect is more dilutive. Since the two-class method was not more dilutive, the Company used the if-converted method. Diluted earnings per share reflects the potential dilution that could occur based on the exercise of stock options or warrants, unless such exercise would be anti-dilutive, with an exercise price of less than the average market price of the Company's common stock. The Company's common stock equivalents at December 31, 2005 include the following:


                   Convertible preferred stock               18,753,450
                   Warrants and options                      35,009,865
                                                      ------------------
                                                             53,763,315
                                                      ==================

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

The Company's revenues from the sale of products to related parties are recorded when the goods are shipped which correlates with the shipment by the related parties to its customers, at which time title passes, and collectibility is reasonably assured. The Company receives sales order on a just-in-time basis from the related party. Generally, the related party does not hold the Company's inventory. If the related party has inventory on hand at the end of a reporting period, the sale is reversed and the inventory is included on the Company's balance sheet.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the US and in China. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. For the year ended December 31, 2005 and 2004, sales to related parties accounted for 36% and 40% of net revenues, respectively.

Comprehensive income

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Shipping costs

Shipping costs are included in selling and marketing expenses and totaled $101,205 and $76,908 for the years ended December 31, 2005 and 2004, respectively.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended December 31, 2005 and 2004 was not material.

Stock-based compensation

Through December 31, 2005, the Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings
(loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Registration rights agreements

The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and
(ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. At December 31, 2005, the Company recorded a registration rights penalty expense of $44,000, which has been included on the accompanying consolidated balance sheet in accounts payable and accrued expenses.The Company has recorded a registration rights penalty which is reflected in its financial statements, this penalty is a reflection of the liquidating rights penalty provisions solely and does not reflect the increase in the dividend rate from 6% to 20%.


Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2005 was $20,668.

Research and development

Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of the Company's products and fees paid to third parties. Research and development costs for the years ended December 31, 2005 and 2004 were approximately $36,000 and $76,000, respectively, and are included in cost of sales.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. The Company believes the adoption of this pronouncement may have a material effect its financials position.

In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No. 123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, the EITF issued EITF Issue No. 05-4, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-4 provides guidance to issuers as to how to account for registration rights agreements that require an issuer to use its "best efforts" to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. The Company has adopted view C of this pronouncement. Accordingly, the Company has bifurcated registration rights from their related free standing financial instruments and recorded them at fair value.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Restatement


As a result of a review of its financial statements, management has determined that the Company's deposits - related party of $333,675 as previously reflected on its consolidated balance, is not a deposit and should be part of accounts receivable - related party. Additionally, the Company disclosed its note to consolidated financial statements that this deposit was to be applied to the purchase of a building from a related party in February 2006. Management has determined that this deposit of $333,675 was applied to the purchase of a building from related party in August 2005. The change in presentation of the Company's deposit -related party has the effect of increasing current assets by $333,675 and decreasing long-term assets by $333,675 as of December 31, 2005. Additionally, this change in presentation changed the Company's cash flow statement, increasing cash used in operations by $333,675 and reducing cash used in investing activities by $333,675. This change in presentation of the Company's deposit - related party did not have any impact on the Company's consolidated statement of operations, earnings per share, and consolidated statement of shareholders equity.

As a result of a review of its financial statements, management has determined that the $9,375 of the Company's rent expense as previously reflected on its consolidated Statements of Operations should be recorded as Interest Expense - Related Party. The change in the presentation of the Interest Expense -related party had the following effect on our consolidated Statement of Operations:

 * decreasing our rent expense from $65,455 to $56,080
 * reducing General and Administrative Expenses from $878,930 to 869,555
 * reducing Total Operation Expenses from $1,210,188 to $1,200,813
 * increasing Income From Operations from $926,301 to $935,676
 * increase Interest Expense - Related Party from $16,282 to $25,657
 * increasing Total Other Expenses from $91,839 to $101,214

Furthermore, as a result of a review of its financial statements, management has determined that the $9,375 of the Company's rent expense as previously reflected on its consolidated Statements of Cash Flows should be recorded as Interest. The change in presentation of the Interest Expense had the effect of increasing Interest under the Supplemental Disclosure of Cash Flow Information on our consolidated Statements of Cash Flows from $59,002 to $68,377.



NOTE 2 - INVENTORIES

At December 31, 2005, inventories consisted of the following:

         Raw materials                                     $        262,882
         Work in process                                             33,306
         Finished goods                                             794,613
                                                              --------------
                                                                  1,090,801
         Less: reserve for obsolescence                            (122,577)
                                                              --------------

                                                           $        968,224
                                                              ==============


NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2005, property and equipment consist of the following:

                                                                 Useful Life
                                                          -------------------------

             Office equipment and furniture                      5-7 Years                         $   104,369
             Autos and trucks                                     10 Years                             119,364
             Manufacturing equipment                              7 Years                              131,221
             Building and land                                    20 Years                             465,952
             Leasehold improvements                               5 Years                                3,280
                                                                                    ---------------------------

                                                                                                       824,186

             Less accumulated depreciation                                                           (137,952)
                                                                                      ---------------------------

                                                                                                    $  686,234
                                                                                    ===========================

For the year ended December 31, 2005 and 2004, depreciation expense amounted to $42,373 and $34,483, respectively.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

        NOTE 4 - LOANS PAYABLE

Loans payable consisted of the following at December 31, 2005:

Note to De Chang Credit Union due on May 18, 2006 with interest at 6.70% per                $     221,954
annum. Secured by equipment

Note to De Chang Credit Union due on September 30, 2006 with interest 6.70%
per annum. Secured by equipment                                                                    61,654

Note to De Chang Credit Union due on March 9, 2006 with interest at 6.70% per
annum. Secured by equipment.  Repaid in March 2006                                                 98,646

Note to Agriculture Bank of China due on December 7, 2006 with interest at
6.70% per annum. Secured by equipment                                                             246,615
                                                                                 -------------------------

     Total                                                                                        628,869

Less: current portion of loans payable                                                          (628,869)
                                                                                 -------------------------

Loans payable, long-term                                                               $                -
                                                                                 =========================


NOTE 5 - DISCONTINUED OPERATIONS

As noted in Note 12 - Subsequent Events, in January 2006, the Company sold 100% of the stock of its subsidiary, Aerisys Incorporated to Mr. Gary Verdier, the Company's former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated. Accordingly, Aerisys is reported as a discontinued operation, and prior periods have been restated in the Company's financial statements and related footnotes to conform to this presentation.

The assets and liabilities of Aerisys are presented in the balance sheet under the captions "Assets of discontinued operation" and "Liabilities of discontinued operation". The approximate carrying amounts of the major classes of these assets and liabilities as of December 31, 2005 are summarized as follows:

            Assets:
            Cash                                           $          4,815
            Accounts receivable                                       5,141
                                                        ---------------------

            Assets of discontinued operation               $          9,956
                                                        ======================

            Liabilities:
            Due to related party                                     15,000
            Deferred income                                           7,750
                                                          ---------------------

            Liabilities of discontinued operation          $         22,750
                                                          =====================

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 5 - DISCONTINUED OPERATIONS (continued)

The following table sets forth for the fiscal year indicated selected financial data of the Company's discontinued operations from date of acquisition (May 3, 2005) to December 31, 2005.

                                                                 2005
                                                           --------------------
     Revenues                                                    $    34,245
     Operating and other non-operating expenses                       55,062
                                                           --------------------

     Loss from discontinued operations                            $  (20,817)
                                                           ====================

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company's 90% owned subsidiary, Likang, is engaged in business activities with two affiliated entities.

Shanghai Likang Meirui Pharmaceuticals High-Tech Company, Ltd. ("Meirui"), a company of which Shanghai Shanhai Group, Likang's minority shareholder, owns 68%, provides certain contract manufacturing of two products for Likang. Specifically, Meirui provides Likang with Ozone producing device equipment and Ultraviolet radiation lamp lights. In addition, under the terms of a two year agreement entered into in January 2005, Meirui produces the Lvshaxing Air Disinfectant Machine and Likang Surgery hand-washing table for Likang. In January 2005, Likang signed a two year agreement with Meirui to market its products to the retail/consumer market using Meirui's proprietary sales network which caters to the retail/consumer market in China. For the years ended December 31, 2005 and 2004, the Company recorded net revenues of $23,987 and $67,356 to Meirui, respectively. Additionally, for the years ended December 31, 2005 and 2004, the Company purchased product from Meirui amounting to $48,489 and $389,400, respectively. At December 31, 2005, Meirui owed Likang $1,718. In general, accounts receivable due from Meirui are payable in cash and are due within 90 days, which represent normal business terms with unrelated parties.

Shanghai Shanhai Group, who is the minority shareholder of Likang, is owned by Group Employee Share-holding Commission (16.25%) and Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). The Company leases its principal executive offices and warehouse space from Shanghai Shanhai Group for approximately $36,000 per year. Shanghai Shanhai Group also holds the land use permit for the principal executive office building. For the year ended December 31, 2005 and 2004, rent expense paid to this related party amounted to $32,660 and $37,962, respectively. Additionally, in January 2005, the Company borrowed $161,533 from Shanghai Shanhai Group for working capital purposes. The loan bears interest at 10% per annum and is payable on demand. For the year ended December 31, 2005, interest expense related to this note amounted to $16,282.

Shanghai Likang Pharmaceuticals Technology Company, Limited, which is owned by Messrs. Xuelian Bian (90%) and Wei Guan (10%), the Company's officers and directors, sells the Company's products to third parties. For the years ended December 31, 2005 and 2004, the Company recorded net revenues of $1,933,043 and $1,698,923 to Shanghai Likang Pharmaceuticals Technology Company, Limited, respectively. At December 31, 2005, accounts receivable from sales due from Shanghai Likang Pharmaceuticals Technology Company, Limited was $536,977. In general, accounts receivable due from Likang are payable in cash and are due within 90 days, which represent normal business terms with unrelated parties. Additionally, through December 31, 2005, the Company leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceuticals Technology Company, Limited for approximately $11,500 annually. In February 2006, the Company entered into an asset purchase agreement with Shanghai Likang Pharmaceuticals Technology Company, Limited and Mr. Bian under which the Company purchased this previously leased building for $333,675. In connection with this purchase, through December 31, 2005, the Company advanced funds of $333,675 to Shanghai Likang Pharmaceuticals Technology Company, Limited which has been reflected as a long-term asset (Deposit - related party) on the accompanying balance sheet.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 6 - RELATED PARTY TRANSACTIONS

On December 28, 2005, the Company loaned $100,000 to Shanghai Likang Pharmaceuticals Technology Company, Limited for working capital purposes. The balance bears interest at 3% and was repaid in April 2006.

For the fiscal year ended December 31, 2004, Likang made distributions to its shareholder, Shanghai Shanhai Group and to Shanghai Likang Pharmaceuticals Technology Company, Limited, in the aggregate amount of $559,633. Shanghai Likang Pharmaceuticals Technology Company, Limited is owned by Messrs. Bian and Guan, our officers and directors.

At December 31, 2005, the Company owed $15,000 to a shareholder of the Company for working capital advanced to the Company's subsidiary, Aerisys, The advances are non-interest bearing, are payable on demand, and are included in liabilities from discontinued operations on the consolidated balance sheet.

In August 2005, the Company entered into an asset purchase agreement with Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliated entity, and Xuelian Bian, the Company's officer and shareholder, under which the Company purchased a previously leased building for $333,675. The funds representing the consideration had previously been advanced to Shanghai Likang Pharmaceuticals Technology Company, Limited.

NOTE 7 -  SHAREHOLDERS' EQUITY

Preferred Stock

a) Series A Convertible Preferred Stock

On May 11, 2005, the Company's Board of Directors approved the creation of 500,000 shares of Series A Convertible Preferred Stock having the following rights, preferences and limitations: (a) each share has a stated value of $.80 per share and no par value; (b) each share ranks equally with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A Convertible Preferred Stock,; (c) each share entitles the holder to receive a six percent (6%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Company; (d) these shares are convertible into shares of the company's Common Stock at a per share value of $.08 per share,; (e) the shares have no voting rights, and (f) the shares are not subject to redemption.

On June 30, 2005, the Company completed an approximate $277,276 (net of fees of $23,000) financing consisting of 375,345 shares of its 6% Series A Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction will be used for general working capital purposes.

To the extent that the investors continue to own the 6% Series A Preferred Stock or warrants, the Company originally agreed to issue the investors additional shares and/or warrants to protect against the Company's future issuance of common stock or securities convertible into common stock at less than the $.08 per share conversion price of the preferred stock and/or $.10 per share exercise price of the warrants, respectively. Prior to December 31, 2005, this provision was waived by the investors. In addition, the Company also granted the holders piggy-back registration rights covering the shares of its common stock underlying the preferred stock and warrants.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 7 -  SHAREHOLDER' EQUITY (continued)

Preferred Stock (continued)


As of December 31, 2005, accrued cumulative but undeclared dividends in arrears related to the Company's Series A Convertible Preferred Stock amounted to an aggregating of approximately $10,500 and is included on the accompanying balance sheet.


On the date of issuance of the Series A Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. In accordance with Emerging Issues Task Force ("EITF") 98-5 and EITF 00-27, the Series A Preferred Stock was considered to have an embedded beneficial conversion feature because the conversion price was less than the fair value of the Company's common stock. This beneficial conversion feature is calculated after the warrants have been valued with proceeds allocated on a relative value basis. This series A convertible Preferred was fully convertible at the issuance date, therefore the full amount of proceeds allocated to the Series A Preferred was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend with a corresponding credit to additional paid-in capital in the amount of $300,276.

b) Series B 6% Cumulative Convertible Preferred Stock

On December 28, 2005, the Company closed on a private placement with a group of accredited investors, for the sale of 1,500,000 shares of the Company's Series B 6% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") along with warrants to purchase additional shares of the Company's common stock exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act and Regulation D. The 6% Convertible Preferred Stock was priced at $1.00 per share, and the Company received gross proceeds of $1,500,000. Each share of Series B Preferred Stock, as well as the value of all accrued by unpaid dividends, is convertible at the option of the holder into shares of the Company's common stock at a conversion price of $0.10 per share, provided that no holder has the right to convert his shares of Series B Preferred Stock if by virtue of such conversion the holder would become the beneficial owner of than 4.99% of the Company's common stock. This ownership limitation can be waived by the holder upon 61 days notice to the Company. The conversion price is subject to adjustment in the event of stock splits, reclassifications or stock dividends. Thus, if all of the shares of the Series B Preferred Stock were converted to common stock, an additional 15,000,000 shares of common stock would be issued. The shares of Series B Preferred Stock do not have any voting rights except as may be provided under Florida law.

In connection with the sale of 1,500,000 shares of the Company's Series B Preferred Stock, the Company issued Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of the Company's common stock at an exercise price of $0.20 per share and Class B Common Stock Purchase Warrants to purchase 15,866,665 (including 866,665 granted to placement agent) shares of its common stock at an exercise price of $0.30 per share. The Class A and Class B warrant exercise prices are subject to adjustment pursuant to anti-dilution provisions on either a cash or cashless exercise basis. The warrants expire five years from the date of issuance.

The Series B Preferred Stock ranks ahead of the common stock of the Company upon liquidation of the Company. The Series B Preferred Stock also ranks ahead of the common stock with respect to the payment of dividends. The shares pay cumulative dividends of 6% per annum beginning on October 31, 2006, which increases to 20% per annum if an "event of default", as defined in the agreement, has occurred. The dividends are payable in cash or at the Company's option shares of registered common stock. If the Company elects to pay dividends in the form of shares of its common stock, for purposes of the calculation the shares are valued at the average closing price of our common stock for the 10 trading days preceding the date of the dividend. In connection with the transaction, the Company filed a certificate of designation for the Series B Preferred Stock with the Florida Department of Corporations on December 8, 2005. This filing constituted an amendment to the Company's certificate of incorporation, designating the terms, rights and preferences of a new series of preferred stock of the Company.


As of December 31, 2005, accrued cumulative but undeclared dividends in arrears related to the Company's Series B Preferred Stock amounted to an aggregate of approximately $740 and is included on the accompanying balance sheet.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 7 -  SHAREHOLDER' EQUITY (continued)

Preferred Stock (continued)

The Company paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of its common stock to certain of the investors who purchased securities in this offering. The net proceeds from the transaction will be used for working capital purposes.

The Company agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement is not filed by February 13, 2006 or does not become effective by June 28, 2006, the Company is required to pay liquidated damages in the amount of $30,000 per month until the deficiency is cured. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including the Company's failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

In accordance with Emerging Issues Task Force ("EITF") 98-5 and EITF 00-27, the Series B Preferred was considered to have an embedded beneficial conversion feature because the conversion price was less than the fair value of the Company's common stock. This beneficial conversion feature is calculated after the warrants have been valued with proceeds allocated on a relative value basis. This Series B Convertible Preferred was fully convertible at the issuance date, therefore the full amount of proceeds allocated to the Series B Preferred was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend with a corresponding credit to additional paid-in capital in the amount of $1,500,000.

The Company computes the fair value of the warrants using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The assumptions used in this model to estimate fair value of the warrants granted are as follows:

                                                                 Warrants
Exercise/Conversion Price                                      $  0.20 to $0.30
Fair Value of the Company's Common Stock                       $          0.153
Expected life in years                                                      5.0
Expected volatility                                                         330%
Expected dividend yield                                                     0.0%
Risk free rate                                                             3.93%
Calculated fair value per share                                $          0.153


Common Stock

On May 2, 2005, the Company issued 36,273,470 shares of its common stock to two individuals under the terms of a Share Exchange Agreement dated May 2, 2005. This transaction, which resulted in Linkwell becoming a wholly owned subsidiary of the Company, was exempt from registration under the Securities Act of 1933, as amended in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 7 -  SHAREHOLDER' EQUITY (continued)

Common Stock (continued)

On August 24, 2005 and effective September 1, 2005, the Company entered into a one-year agreement with China Direct Investments, Inc. to provide business development and management services. In connection with this agreement, the Company issued 2,000,000 shares of the Company's common stock. The Company valued these services using the fair value of common shares on grant date at $.08 per share and recorded deferred consulting expense of $160,000 to be amortized over the service period. For the year ended December 31, 2005, amortization of deferred consulting expense amounted to $53,333.

Stock Options

Effective June 28, 2005, the Company's Board of Directors authorized, approved and adopted its 2005 Equity Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. The Company has currently reserved 5,000,000 of its authorized but unissued shares of common stock for issuance under the plan, and a maximum of 5,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by its Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by the Company for other purposes.

The plan is administered by the Company's Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements are resolved by the Board or committee.

Plan options may either be options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. The Company's officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only the Company's employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 7 -  SHAREHOLDER' EQUITY (continued)

Stock Options (continued)

Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

Unless the plan has been previously suspended or terminated by the Board of Directors, the plan, as it relates to grants of incentive stock options, terminates on June 28, 2015.

Common Stock Warrants

In June 2005, in connection with the preferred stock Series A Preferred Stock funding, the Company granted warrants to purchase 3,753,450 shares of its common stock at $0.10. The Warrants are exercisable for five years after the issue dates of the Warrants.

In December 2005, in connection with the Company's Series B Preferred Stock funding, the Company granted warrants to purchase 15,000,000 shares of its common stock at $0.20 and 15,866,665 at $.30. The warrants are exercisable for five years after the issue dates of the Warrants.

Stock warrant activity for the year ended December 31, 2005 is summarized as follows:

                                          Number of             Weighted average
                                           shares               exercise price
                                           ---------           ----------------
         Outstanding at December 31, 2004      389,750            $      1.88
              Granted                       34,620,115                    .24
              Exercised                              -                      -
                                            ------------        ----------------

         Outstanding at December 31, 2005   35,009,865            $      0.25
                                            ============         ==============

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 7 -  SHAREHOLDER' EQUITY (continued)

Common Stock Warrants (continued)

The following table summarizes the Company's stock warrants outstanding at December 31, 2005:

                                           Warrants outstanding and exercisable
                                        -----------------------------------
                                                 Weighted      Weighted
                                                 average        average
         Range of                               remaining       exercise
       exercise price     Number                 life            price
      ---------------- -------------      ---------------      ---------------

     $ 0.75-2.50           359,750                 1.70           $2.02
     $      0.10         3,753,450                 4.50            $0.10
     $      0.20        15,030,000                 4.90            $0.20
     $      0.30        15,866,665                 5.00            0$.30



NOTE 8 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company's subsidiaries in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law").

Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for years ended December 31, 2005 and 2004:

                                                                        2005                       2004
                                                              -------------------------- --------------------------

        Computed "expected" provision                                         $ 276,639                $   227,220
        State tax provision, net of federal effect                               32,546                     26,732
        Effect of foreign income taxes                                          (205,950)                (144,220)
        Other permanent differences                                              73,942                          -
                                                              -------------------------- --------------------------

                                                                            $   177,177                $   109,732
                                                              ========================== ==========================

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office and manufacturing space under leases in Shanghai, China that expire through February 2011.

Future minimum rental payments required under these operating leases are as follows:

                         Year Ended December 31,
             ---------------------------------------------

                                  2006                                $100,197
                                  2007                                  64,367
                                  2008                                  31,703
                                  2009                                  31,916
                                  2010                                  31,916

                                  2011                                   2,874
                                                               ----------------


                Total minimum lease payments                          $262,973

                                                               ================


For the years ended December 31, 2005 and 2004, rent expense amounted to $56,080 and $46,535, respectively.


Litigation

The Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the company or has a material interest adverse to the Company in any proceeding.

NOTE 10 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China
(PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These US companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

                      LINKWELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 10 - OPERATING RISK

(c) Exchange risk


The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.


(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

NOTE 11 - FOREIGN OPERATIONS


For the year ended December 31, 2005 and 2004, the Company derived all of its revenue from its subsidiaries located in the People's Republic of China. Identifiable assets by geographic areas as of December 31, 2005 are as follows:




                                                  Identifiable Assets
                                                  at December 31, 2005
                                              ----------------------------

           United States                               $   1,334,639
           China                                           4,191,870
                                               ----------------------------


                            Total                      $   5,526,509
                                                ===========================



NOTE 12 - SUBSEQUENT EVENT

In January 2006, the Company sold 100% of the stock of its subsidiary, Aerisys Incorporated to Mr. Gary Verdier, the Company's former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated. The sale of the Company's Aerisys subsidiary did not have a material effect on the Company's results of operations or financial position.

In January 2006, the Company issued China Direct Investments, Inc. three year common stock purchase warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share as additional compensation.

                            LINKWELL CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEET
                                       June 30, 2006
                                        (Unaudited)
                                         (Restated)


                                          ASSETS

CURRENT ASSETS:
    Cash                                                                                             $ 1,212,562
    Accounts receivable, net of allowance for doubtful accounts of $62,330                             1,329,508
    Accounts receivable -  related parties                                                             1,577,459
    Inventories                                                                                          451,284
    Prepaid expenses and other                                                                           133,720
    Advance on purchases - related party                                                                  24,980
    Due from related party                                                                               124,899
                                                                                            ---------------------

        Total Current Assets                                                                           4,854,412

PROPERTY AND EQUIPMENT - Net                                                                             735,311

OTHER ASSET                                                                                              249,797
                                                                                            ---------------------

        Total Assets                                                                                 $ 5,839,520
                                                                                            =====================


                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Loans payable                                                                                      $ 636,982
    Loans payable-related party                                                                          163,617
    Accounts payable and accrued expenses                                                                942,141
    Accrued preferred stock dividends payable                                                             64,932
    Advances from customers                                                                              381,099
                                                                                            ---------------------

        Total Current Liabilities                                                                      2,188,771
                                                                                            ---------------------

MINORITY INTEREST                                                                                        303,264
                                                                                         ---------------------
STOCKHOLDERS' EQUITY:
    Preferred stock (No Par Value; 10,000,000 Shares Authorized;
        No shares issued and outstanding)                                                                      -
    Series B convertible preferred stock (No Par Value; 1,500,000 Shares Authorized;
        1,500,000 shares issued and outstanding)                                                       1,395,000
    Common Stock ($0.0005 Par Value; 150,000,000 Shares Authorized;
        49,057,589 shares issued and outstanding)                                                         24,529
    Additional paid-in capital                                                                         3,187,841
    Accumulated deficit                                                                               (1,005,936)

    Deferred compensation                                                                               (299,900)
    Other comprehensive gain-foreign currency                                                             45,951
                                                                                            ---------------------

        Total Stockholders' Equity                                                                     3,347,485
                                                                                            ---------------------

        Total Liabilities and Stockholders' Equity                                                   $ 5,839,520


                 See notes to unaudited consolidated financial statements

                      LINKWELL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                    (Restated)

                                                                  For the Three Months              For the Six Months
                                                                    Ended June 30,                   Ended June 30,
                                                             -------------------------------  -------------------------------

                                                                 2006             2005            2006             2005
                                                             --------------   --------------  --------------   --------------

NET REVENUES
     Non-affiliated companies                                    $ 794,191        $ 727,601     $ 1,402,462      $ 1,317,539
     Affiliated companies                                          669,060          444,501       1,929,315          802,488
                                                             --------------   --------------  --------------   --------------

     Total Net Revenues                                          1,463,251        1,172,102       3,331,777        2,120,027

COST OF SALES                                                      762,592          741,022       1,990,040        1,495,659
                                                             --------------   --------------  --------------   --------------


GROSS PROFIT                                                       700,659          431,080       1,341,737          624,368
                                                             --------------   --------------  --------------   --------------


OPERATING EXPENSES:
     Selling expenses                                               99,648           63,785         205,207          108,519
     General and administrative                                    322,422          185,754         585,038          318,211
                                                             --------------   --------------  --------------   --------------


        Total Operating Expenses                                   422,070          249,539         790,245          426,730
                                                             --------------   --------------  --------------   --------------


INCOME FROM OPERATIONS                                             278,589          181,541         551,492          197,638
                                                             --------------   --------------  --------------   --------------

OTHER INCOME (EXPENSE):
     Registration rights penalty                                   (30,000)               -         (30,000)               -
     Interest income                                                   866              257           2,423              439
     Interest expense - related party                               (8,849)               -         (12,994)               -
     Interest expense                                               (9,011)         (10,155)        (19,781)         (21,454)
                                                             --------------   --------------  --------------   --------------

        Total Other Expense                                        (46,994)          (9,898)        (60,352)         (21,015)
                                                             --------------   --------------  --------------   --------------

INCOME BEFORE DISCONTINUED OPERATIONS, INCOME TAXES
      AND MINORITY INTEREST                                        231,595          171,643         491,140          176,623

DISCONTINUED OPERATIONS:
     Gain (loss) from disposal of discontinued operations                -             (548)         12,794             (548)
                                                             --------------   --------------  --------------   --------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                   231,595          171,095         503,934          176,075

INCOME TAXES                                                       (15,258)         (28,999)        (62,382)         (30,400)
                                                             --------------   --------------  --------------   --------------

INCOME BEFORE MINORITY INTEREST                                    216,337          142,096         441,552          145,675

MINORITY INTEREST                                                  (27,585)         (17,771)        (50,860)         (18,129)
                                                             --------------   --------------  --------------   --------------

NET INCOME                                                         188,752          124,325         390,692          127,546

DEEMED PREFERRED STOCK DIVIDEND                                          -         (300,276)              -         (300,276)
CUMULATIVE PREFERRED STOCK DIVIDENDS                                (7,743)               -         (53,692)               -
                                                             --------------   --------------  --------------   --------------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS            $ 181,009       $ (175,951)      $ 337,000       $ (172,730)
                                                             ==============   ==============  ==============   ==============

BASIC INCOME PER COMMON SHARE:
   Income from continuing operations                                $ 0.00          $ (0.00)         $ 0.01          $ (0.00)
   Income from discontinued operations                                   -            (0.00)           0.00            (0.00)
                                                             --------------   --------------  --------------   --------------

   Net income per common share available to common shareholders     $ 0.00          $ (0.00)         $ 0.01          $ (0.00)
                                                             ==============   ==============  ==============   ==============

DILUTED INCOME PER COMMON SHARE:
   Income from continuing operations                                $ 0.00          $ (0.00)         $ 0.01          $ (0.00)
   Income from discontinued operations                                   -            (0.00)           0.00            (0.00)
                                                             --------------   --------------  --------------   --------------

   Net income per common share available to common shareholders     $ 0.00          $ (0.00)         $ 0.01          $ (0.00)
                                                             ==============   ==============  ==============   ==============


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                                        60,469,126       38,565,235      60,387,088       38,565,235
                                                             ==============   ==============  ==============   ==============
  Diluted                                                       66,146,196       38,565,235      63,991,243       38,565,235
                                                             ==============   ==============  ==============   ==============



            See notes to unaudited consolidated financial statements

                      LINKWELL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                   (Restated)

                                                                          For the Six Months
                                                                           Ended June 30,
                                                                    --------------------------------
                                                                         2006             2005
                                                                    ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                           $ 390,692        $ 127,546
   (Gain) loss from discontinued operations                               (12,794)             548
                                                                    ---------------  ---------------
   Income from continuing operations                                      377,898          128,094
    Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
      Depreciation and amortization                                         44,680            8,837
      Allowance for doubtful accounts                                       48,616                -
      Minority interest                                                     54,094           18,129
     Stock-based compensation                                             134,647                -
    Changes in assets and liabilities:
      Accounts receivable                                                  (13,722)        (236,533)
      Accounts receivable - related party                                 (592,025)         (18,964)
      Inventories                                                          527,276          (88,004)
      Prepaid and other current assets                                     (51,970)           8,358
      Advance on purchases - related party                                 (24,980)               -
      Other assets                                                             734                -
      Accounts payable and accrued expenses                               (488,374)          77,323

      Accounts payable - related party                                           -         (226,159)
      Income tax payable                                                   (74,967)         (12,118)
      Advances from customers                                              254,900           69,450
                                                                    ---------------  ---------------

    Net Cash Provided by (Used in) Continuing Operating Activities         196,807         (271,587)

    Net Cash Used in Discontinued Operations                                     -             (548)
                                                                    ---------------  ---------------

NET CASH PROVIDED BY (USED IN ) OPERATING ACTIVITIES                       196,807         (272,135)
                                                                    ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Cash received in acquisition                                               -            2,460
      Increase in deposit on investment                                   (249,797)               -
      Purchase of property, plant and equipment                            (84,739)          (8,871)
                                                                    ---------------  ---------------

NET CASH USED IN INVESTING ACTIVITIES                                     (334,536)          (6,411)
                                                                    ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments on loans payable                                            (24,361)        (108,696)
      Proceeds from loans payable                                           32,474                -
      Proceeds from sale of preferred stock                                      -          234,240
      Increase on amount due from related party                           (124,899)               -
                                                                    ---------------  ---------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       (116,786)         125,544
                                                                    ---------------  ---------------

EFFECT OF EXCHANGE RATE ON CASH                                              6,999                -
                                                                    ---------------  ---------------

NET DECREASE IN CASH                                                      (247,516)        (153,002)

CASH  - beginning of year                                                1,460,078          467,859
                                                                    ---------------  ---------------

CASH - end of period                                                   $ 1,212,562        $ 314,857
                                                                    ===============  ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
    Cash paid for:
        Interest                                                          $ 28,088         $ 21,454
                                                                    ===============  ===============
        Income taxes                                                      $ 61,969         $ 30,400
                                                                    ===============  ===============


            See notes to unaudited consolidated financial statements.

                      LINKWELL CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES

Organization

Linkwell Corporation (formerly Kirshner Entertainment & Technologies, Inc.) was incorporated in the state of Colorado on December 11, 1996. On May 31, 2000, the Company acquired 100% of HBOA.Com, Inc. The Company focused on development of a Internet portal through which home based business owners, as well as commercial private label businesses, obtain the products, services, and information necessary to start, expand and profitably run their businesses. On December 28, 2000, the Company formed a new subsidiary, Aerisys Incorporated, a Florida corporation, to handle commercial private business. In June 2003, the Company formed its entertainment division and changed its name to reflect this new division.

On May 2, 2005, the Company entered into and consummated a share exchange with all of the shareholders of Linkwell Tech Group, Inc. ("Linkwell"). Pursuant to the share exchange, the Company acquired 100% of the issued and outstanding shares of Linkwell's common stock, in exchange for 36,273,470 shares of our common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of our common stock. As a result of the transaction, Linkwell became our wholly owned subsidiary. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Kirshner with the former shareholders of the Company retaining 7,030,669 or approximately 12.5% of the outstanding stock. The consolidated financial statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

Linkwell was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant Co., Ltd. ("Likang") through a stock exchange. The transaction on which Linkwell acquired its 90% interest in Likang resulted in the formation of a U.S. holding company by the shareholders of Likang as it did not result in a change in the underlying ownership interest of Likang. Likang is a science and technology enterprise founded in 1988. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products.

Likang's products are utilized by the hospital and medical industry in China. Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Likang has developed and manufactured several series products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

On June 30, 2005, the Company's Board of Directors approved an amendment of its Articles of Incorporation to change the name of the Company to Linkwell Corporation. The effective date of the name change was after close of business on August 16, 2005.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
             ACCOUNTING  POLICIES (continued)

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2005 and notes thereto contained on Form 10-KSB/A of the Company as filed with the Securities and Exchange Commission. The results of operations for the six months ended June30, 2006 are not necessarily indicative of the results for the full fiscal year ending December 31, 2006.

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financials statements of the Company include the accounts of its wholly-owned subsidiary, Linkwell Tech Group, Inc., and its 90% owned subsidiary, Likang. All significant inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2006 and 2005 include the allowance for doubtful accounts, stock-based compensation, and the useful life of property and equipment and intangible assets.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES (continued)

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At June 30, 2006, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $62,330.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the weighted average method

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the six months ended June 30, 2006.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES (continued)

Advances from customers

Advances from customers at June 30, 2006 of $381,099 consist of prepayments from third party customers to the Company for merchandise that had not yet shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Income (loss) per common share


The Company presents net income (loss) per share ("EPS") in accordance with SFAS No. 128, "Earnings per Share." Accordingly, basic income (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding. The Company has made an accounting policy election to use the if-converted method for convertible securities that are eligible to participate in common stock dividends, if declared; however, the two-class method must be used if the effect is more dilutive. Since the two-class method was not more dilutive, the Company used the if-converted method. Diluted earnings per share reflects the potential dilution that could occur based on the exercise of stock options or warrants, unless such exercise would be anti-dilutive, with an exercise price of less than the average market price of the Company's common stock. The Company's common stock equivalents at June 30, 2006 include the following:


                   Convertible preferred stock               15,000,000
                   Warrants and options                      37,134,865
                                                      ------------------
                                                             52,134,865
                                                      ==================

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Revenue recognition (Continued)

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

The Company's revenues from the sale of products to related parties are recorded when the goods are shipped which correlates with the shipment by the related parties to its customers, at which time title passes, and collectibility is reasonably assured. The Company receives sales order on a just-in-time basis from the related party. Generally, the related party does not hold the Company's inventory. If the related party has inventory on hand at the end of a reporting period, the sale is reversed and the inventory is included on the Company's balance sheet.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the US and in China. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. For the six months ended June 30, 2006 and 2005, sales to related parties accounted for 58% and 37% of net revenues, respectively.

Comprehensive income

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Shipping costs

Shipping costs are included in selling and marketing expenses and totaled $52,309 and $40,444 for the six months ended June 30, 2006 and 2005, respectively.

Advertising

Advertising is expensed as incurred. For the six months ended June 30, 2006 and 2005, advertising expense amounted to $15,121 and $2,234, respectively.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Stock-based compensation

Effective October 1, 2005, the Company adopted Statement of Financial Accounting Standards No.123 (revised 2004), Share Based Payment ("SFAS No. 123R). SFAS No.123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Prior to October 1, 2005, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and followed the pro forma net income (loss) and pro forma earnings (loss) per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No.123, Accounting for Stock-Based Compensation (SFAS No. 123).

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Registration rights agreements

The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and
(ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. At June 30, 2006, the Company has accrued a registration rights penalty payable of $74,000, which has been included on the accompanying consolidated balance sheet in accounts payable and accrued expenses.The Company has recorded a registration rights penalty which is reflected in its financial statements, this penalty is a reflection of the liquidating rights penalty provisions solely and does not reflect the increase in the dividend rate from 6% to 20%.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2006 was $6,999.

Research and development

Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of the Company's products and fees paid to third parties. Research and development costs for the six months ended June 30, 2006 and 2005 were approximately $9,594 and $30,784, respectively, and are included in cost of sales.

Recent accounting pronouncements

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have any effect on the Company's financial position or results of operations.

                      LINKWELL CORPORATION. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Recent accounting pronouncements (continued)

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have any effect on the Company's financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.


Restatement

As a result of a review of its financial statements, management has determined that $4,687 of the Company's interest expense payable to Shanghai Shanhai Group should be reflected as Accounts payable and accrued expenses. The change had the effect of increasing Accounts Payable and Accrued Expenses from $937,454 to $942,141 on our consolidated Balance Sheet.

As a result of a review of its financial statements, management has determined that the dividend on the Series B 6% Cumulative Convertible Preferred Stock was incorrectly recorded on our consolidated Balance Sheet. As of May 27, 2006 the dividend on the Series B 6% Cumulative Convertible Preferred Stock increased to 20%. The change had the effect of increasing Accrued preferred stock dividends payable from $45,617 to $64,932, an increase of $19,315 on our consolidated Balance Sheet. The $64,932 of Accrued preferred stock dividends payable reflects $36,987 of the accrual of a 6% dividend from December 28, 2005 through May 27, 2006, while $27,945 reflects an accrual of a dividend of 20% from May 28, 2006 through June 30, 2006.

The change in Accounts payable and accrued expenses of $4,687 and the change in Accrued preferred stock dividends payable of $19,315 had the effect of increasing Total Current Liabiliites from $2,164,769 to $2,188,771 and Total Liabilities from $2,164,769 to $2,188,771 on our consolidated Balance Sheet.

As a result of a review of its financial statements, management has determined that the minority interest was incorrectly recorded on our consolidated Balance Sheet. The change had the effect of increasing Minority Interest from $257,069 to $303,264 on our consolidated Balance Sheet.

As a result of a review of its financial statements, management has determined that the Accumulated deficit was incorrectly recorded on our consolidated Balance Sheet. As a result of changes the Accumulated deficit was revised from $(935,739) to $(1,005,936) on our consolidated Balance Sheet.

As a result of a review of its financial statements, management has determined that in light of various restatements to Accumulated deficit, the Total Stockholders' Equity was incorectly recorded on our consolidated Balance Sheet. As a result of changes made to Accumulated deficit, the Total Stockholders' Equity was revised from $3,417,682 to $3,347,485 on our consolidated Balance Sheet..

As a result of a review of its financial statements, management has determined that the Interest expense - related party was incorreclty recorded on our consolidated Statements of Operations. The change in Interest Expense -related party had the effect of increasing our Interest expense - related party from $8,307 to $12,994 on our consolidated Statements of Operations to reflect the accrual of $4,687 of interest payable to Shanghai Shanhai Group. Accordingly, the Total Other Expense was increased from $55,665 to $60,352 on our consolidated Statements of Operations.

As a result of a review of its financial statements, management has determined that in light of various restatements to Interest Expense - related party and the Total Other Expense, The Income Before Discontinued Operations, Incomes Taxes, and Minority Interest was incorrectly recorded on our consolidated Statements of Operations. As a result of changes made to Interest Expense - related party and the Total Other Expense, The Income Before Discontinued Operations, Incomes Taxes, and Minority Interest was revised from $495,827 to $491,140 on our consoldiated Statemetns of Operations.

As a result of a review of its financial statements, management has determined that in light of various restatements to Interest Expense - related party and the Total Other Expense, Income Before Discontinued Operations, Incomes Taxes, and Minority Interest, the Net Income was incorrectly recorded on our consolidated Statement of Operations. The change had the effect of decreasing the the Net Income from $441,574 to $390,692,a decrease of $50,882 on our consolidated Statement of Operations.

As a result of a review of its financial statements, management has determined that the due to the increase of the dividend on the Series B 6% Cumulative Convertible Preferred Stock from 6% top 20% as of May 27, 2006, the Cumulative Preferred Stock Dividends was incorrectly recorded on our consolidated Statements of Operations. The change had the effect of increasing the Cumulative Preferred Stock Dividends from $34,377 to $53,692, an increase of $19,315 on our consolidated Statement of Operations.

As a result of a review of its financial statements, management has determined that in light of various restatements to Interest Expense - related party and the Total Other Expense, Income Before Discontinued Operations, Incomes Taxes, and Minority Interest, as well as the Cumulative Preferred Stock Dividends, the Net Income (Loss) Attributable to Common Shareholders was incorrectly recorded on our consolidated Statement of Operations. The change had the effect of decreasing the the Net Income (Loss) Attributable to Common Shareholders from $407,197 to $337,000,a decrease of $70,197 on our consolidated Statement of Operations.

As a result of a review of its financial statements, management has determined that there were certain errors on our consolidated Statements of Cash Flows.

As a result of a review of its financial statements, management has determined that Net Income, Income from continuing operations, Minority Interest as well as Accounts Payable and accrued expenses were incorrectly recorded on our consolidated Statements of Cash Flows. The change had the effect of decreasing the Net Income from $441,574 to $390,692, thereby reducing Income from continuing operations from $428,780 to $377,898, increasing the Minority interest from $7,899 to $54,094, and decreasing the Accounts Payable and accrued expenses from $(493,061) to $(488,374) on our consolidated Statements of Cash Flows.


NOTE 2 - INVENTORIES

At June 30, 2006, inventories consisted of the following:

         Raw materials                         $             263,990
         Work in process                                      26,707
         Finished goods                                      284,745
                                                    -----------------
                                                             575,442

         Les: reserve for obsoloscense                     (124,158)
                                                    -----------------
                                               $             451,284
                                                    =================

                      LINKWELL CORPORATION. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 3 - PROPERTY AND EQUIPMENT

At June 30, 2006, property and equipment consist of the following:

                                                          Useful Life
                                                          -------------------------

             Office equipment and furniture               5-7 Years                                $   103,111
             Autos and trucks                             10 Years                                     135,855
             Manufacturing equipment                      7 Years                                      187,785
             Building and land                            20 Years                                     489,774
             Leasehold improvements                       5 Years                                        3,380
                                                                                    ---------------------------
                                                                                                       919,905

             Less accumulated depreciation                                                           (184,594)
                                                                                    ---------------------------

                                                                                                    $  735,311
                                                                                    ===========================

For the six months ended June 30, 2006 and 2005, depreciation expense amounted to $46,642 and $8,837, respectively.

NOTE 4 - OTHER ASSET

On May 25, 2006, Likang entered into a contract with China Pest Infestation Control and Sanitation Association (the "Association"), an association governed by the Chinese central government to develop the disinfectant market for pest control and sanitation. The Association will combine its resources with Likang to develop job training programs services and related products. Likang will be responsible for managing and funding the job training center to be located in Beijing, China. The Association and Likang will share in profits of the joint venture equally. During the quarter ended June 30, 2006, Likang entered into an oral arrangement with Beijing JinMeiHua Sterilizing Technology Development Company, Limited ("JinMeiHua"), an unrelated third party, to act as an agent for LiKang to host the job training program and to be responsible for the job training program specifics. As a good faith deposit towards this arrangement, Likang advanced JinMeiHua $249,797 to begin the development of the job training programs and is reflected on the accompanying balance sheet as other asset. The job training program is expected to begin in late 2006. A formal agreement between Likang and JinMeiHua is expected to be finalized in the near future.

                      LINKWELL CORPORATION. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006

NOTE 5 - LOANS PAYABLE

Loans payable consisted of the following at June 30, 2006:

Note to Shanghai Rural Commercial Bank due on May 18, 2007 with interest at                 $     324,736
6.70% per annum. Secured by equipment

Note to Shanghai Rural Commercial Bank due on September 30, 2006 with interest
6.70% per annum. Secured by equipment                                                              62,449

Note to Shanghai Rural Commercial Bank due on December 7, 2006 with interest
at 6.70% per annum. Secured by equipment                                                          249,797
                                                                                 -------------------------
                                                                                                  636,982

Less: current portion of loans payable                                                          (636,982)
                                                                                 -------------------------

Loans payable, long-term                                                                      $         -
                                                                                 =========================



NOTE 6 -  RELATED PARTY TRANSACTIONS

The Company's 90% owned subsidiary, Likang, is engaged in business activities with three affiliated entities.

Shanghai Likang Meirui Pharmaceuticals High-Tech Company, Ltd. ("Meirui"), a company of which Shanghai Shanhai Group, Likang's minority shareholder, owns 68%, provides certain contract manufacturing of two products for Likang. Specifically, Meirui provides Likang with Ozone producing device equipment and Ultraviolet radiation lamp lights. In addition, under the terms of a two year agreement entered into in January 2005, Meirui produces the Lvshaxing Air Disinfectant Machine and Likang Surgery hand-washing table for Likang. In January 2005, Likang signed a two year agreement with Meirui to market its products to the retail/consumer market using Meirui's proprietary sales network which caters to the retail/consumer market in China. For the six months ended June 30, 2006 and 2005, the Company recorded net revenues of $7,949 and $8,921 to Meirui, respectively. Additionally, for the six months ended June 30, 2006 and 2005, the Company purchased product from Meirui amounting to $1,453 and $366 respectively. At June 30, 2006, Meirui owed Likang $4,406. In general, accounts receivable due from Meirui are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties.

Shanghai Likang Pharmaceuticals Technology Company, Limited, which is owned by Messrs. Xuelian Bian (90%) and Wei Guan (10%), the Company's officers and directors, sells the Company's products to third parties. For the six months ended June 30, 2006 and 2005, the Company recorded net revenues of $1,920,473 and $793,567 to Shanghai Likang Pharmaceuticals Technology Company, Limited, respectively. At June 30, 2006, accounts receivable from sales due from Shanghai Likang Pharmaceuticals Technology Company, Limited was $1,570,670. In general, accounts receivable due from Likang are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties.

                      LINKWELL CORPORATION. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 6 -  RELATED PARTY TRANSACTIONS (continued)

Shanghai Shanhai Group, who is the minority shareholder of Likang, is owned by Group Employee Share-holding Commission (16.25%) and Baoshan District Dachang Town South Village Economic Cooperation Club (83.75%). The Company leases its principal executive offices and warehouse space from Shanghai Shanhai Group for approximately $36,000 per year. Shanghai Shanhai Group also holds the land use permit for the principal executive office building. For the six months ended June 30, 2006 and 2005, rent expense paid to this related party amounted to $16,155 and $5,268, respectively. Additionally, in January 2005, the Company borrowed $163,617 from Shanghai Shanhai Group for working capital purposes, which is reflected on the accompanying balance sheet as loans payable - related party.. The loan bears interest at 10% per annum and is payable on demand. For the six months ended June 30, 2006, interest expense related to this note amounted to $8,307.

Shanghai Likang Biological High-Tech Company, Ltd. ("Biological"), which is 60%-owned by Messrs. Xuelian Bian, the Company's officer and director, and 40%-owned by Shanghai Likang Pharmaceuticals Technology Company, Limited (owned by Messrs. Xuelian Bian (90%) and Wei Guan (10%), the Company's officers and directors) sells biological products, cosmetic products and develops technology to third parties. Additionally, the Company's sells certain raw materials to Biological that are used in Biological's production process. For the six months ended June 30, 2006 and 2005, the Company recorded net revenues of $893 and $0 to Biological, respectively. At June 30, 2006, Bioliogical owed Likang $2,383. Additionally, in June 2006, the Company advanced $24,979 to Biological for the processing of certain products on behalf of the Company. In general, accounts receivable due from Biological are payable in cash and are due within 4 to 6 months, which approximate normal business terms with unrelated parties. Additionally, in May 2006, the Company advanced $124,899 to Biological for working capital purposes. The balance were non-interest bearing and were repaid in July 2006.

NOTE 7 - DISCONTINUED OPERATIONS

In January 2006, the Company sold 100% of the stock of its subsidiary, Aerisys Incorporated to Mr. Gary Verdier, the Company's former CEO, in exchange for assumption of all liabilities and obligation of Aerisys Incorporated. Accordingly, Aerisys is reported as a discontinued operation, and prior periods have been restated in the Company's financial statements and related footnotes to conform to this presentation. The Company did not acquire Aerisys until May 3, 2005. The operations of Aerisys was not material to the consolidated operations of the Company.

                      LINKWELL CORPORATION. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006

NOTE 8 -  STOCKHOLDERS' EQUITY

Preferred Stock

a) Series A Convertible Preferred Stock

On May 11, 2005, the Company's Board of Directors approved the creation of 500,000 shares of Series A Convertible Preferred Stock having the following rights, preferences and limitations: (a) each share has a stated value of $.80 per share and no par value; (b) each share ranks equally with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A Convertible Preferred Stock,; (c) each share entitles the holder to receive a six percent (6%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Company; (d) these shares are convertible into 10 shares of the company's Common Stock, or at a per share value of $.08 per share,; (e) the shares have no voting rights, and
(f) the shares are not subject to redemption.

On June 30, 2005, the Company completed an approximate $277,276 (net of fees of $23,000) financing consisting of 375,345 shares of its 6% Series A Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction were used for general working capital purposes.

The Company granted the holders piggy-back registration rights covering the shares of its common stock underlying the preferred stock and warrants.

On the date of issuance of the Series A Preferred Stock, the effective conversion price was at a discount to the price of the common stock into which it was convertible. In accordance with Emerging Issues Task Force ("EITF") 98-5 and EITF 00-27, the Series A Preferred Stock was considered to have an embedded beneficial conversion feature because the conversion price was less than the fair value of the Company's common stock. This beneficial conversion feature is calculated after the warrants have been valued with proceeds allocated on a relative value basis. This series A convertible Preferred was fully convertible at the issuance date, therefore the full amount of proceeds allocated to the Series A Preferred was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend with a corresponding credit to additional paid-in capital in the amount of $300,276 in fiscal 2005.

On June 15, 2006, the holders of the Company's outstanding Series A convertible preferred stock, no par value per share, converted 375,345 shares of the Company's preferred stock into 3,753,450 shares of common stock. Following the conversions on June 15, 2006, there are no shares of Series A Preferred Stock remaining outstanding. As of date of conversion, the Company's borad of directors had not declared a dividend on its Series A Preferrerd Stock. Accordingly, all previously accrued and upaid Series A preferred dividends were reversed As of June 30, 2006, there is no accrued cumulative but undeclared dividends in arrears related to the Company's Series A Preferred Stock.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006

NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Preferred Stock (continued)


b) Series B 6% Cumulative Convertible Preferred Stock

On December 28, 2005, the Company closed on a private placement with a group of accredited investors, for the sale of 1,500,000 shares of the Company's Series B 6% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") along with warrants to purchase additional shares of the Company's common stock exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act and Regulation D. The 6% Convertible Preferred Stock was priced at $1.00 per share, and the Company received gross proceeds of $1,500,000. Each share of Series B Preferred Stock, as well as the value of all accrued by unpaid dividends, is convertible at the option of the holder into shares of the Company's common stock at a conversion price of $0.10 per share, provided that no holder has the right to convert his shares of Series B Preferred Stock if by virtue of such conversion the holder would become the beneficial owner of than 4.99% of the Company's common stock. This ownership limitation can be waived by the holder upon 61 days notice to the Company.

The conversion price is subject to adjustment in the event of stock splits, reclassifications or stock dividends. Thus, at June 30,2006, if all of the shares of the Series B Preferred Stock were converted to common stock, an additional 15,000,000 shares of common stock would be issued. The shares of Series B Preferred Stock do not have any voting rights except as may be provided under Florida law.

In connection with the sale of 1,500,000 shares of the Company's Series B Preferred Stock, the Company issued Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of the Company's common stock at an exercise price of $0.20 per share and Class B Common Stock Purchase Warrants to purchase 15,866,665 (including 866,665 granted to as a due diligence fee) shares of its common stock at an exercise price of $0.30 per share. The Class A and Class B warrant exercise prices are subject to adjustment pursuant to anti-dilution provisions on either a cash or cashless exercise basis. The warrants expire five years from the date of issuance.

The Series B Preferred Stock ranks ahead of the common stock of the Company upon liquidation of the Company. The Series B Preferred Stock also ranks ahead of the common stock with respect to the payment of dividends. The shares pay cumulative dividends of 6% per annum beginning on October 31, 2006, which increases to 20% per annum if an "event of default", as defined in the agreement, has occurred. The dividends are payable in cash or at the Company's option shares of registered common stock. If the Company elects to pay dividends in the form of shares of its common stock, for purposes of the calculation the shares are valued at the average closing price of our common stock for the 10 trading days preceding the date of the dividend. In connection with the transaction, the Company filed a certificate of designation for the Series B Preferred Stock with the Florida Department of Corporations on December 8, 2005. This filing constituted an amendment to the Company's certificate of incorporation, designating the terms, rights and preferences of a new series of preferred stock of the Company.


As of June 30, 2006, accrued cumulative but undeclared dividends in arrears related to the Company's Series B Preferred Stock amounted to approximately $.030 per share aggregating approximately $64,932 and is included on the accompanying balance sheet. $36,987 of the accrual reflects the dividend of 6% from April 1, 2006 thorugh May 27, 2006, while $27,945 reflects a dividend of 20% from May 28, 2006 through June 30, 2006.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Preferred Stock(Continued)

b) Series B 6% Cumulative Convertible Preferred Stock (Continued)

The Company paid a due diligence fee of $65,000 in cash and Class B Warrants to purchase 866,665 shares of its common stock to certain of the investors who purchased securities in this offering. The net proceeds from the transaction will be used for working capital purposes.

In accordance with Emerging Issues Task Force ("EITF") 98-5 and EITF 00-27, the Series B Preferred was considered to have an embedded beneficial conversion feature because the conversion price was less than the fair value of the Company's common stock. This beneficial conversion feature is calculated after the warrants have been valued with proceeds allocated on a relative value basis. This Series B Convertible Preferred was fully convertible at the issuance date, therefore the full amount of proceeds allocated to the Series B Preferred was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend with a corresponding credit to additional paid-in capital in the amount of $1,500,000 in fiscal 2005.

In 2005,the Company computed the fair value of the warrants using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The assumptions used in this model to estimate fair value of the warrants granted are as follows:

                                                                  Warrants
Exercise/Conversion Price                              $       0.20 to $0.30
Fair Value of the Company's Common Stock               $               0.153
Expected life in years                                                   5.0
Expected volatility                                                      330%
Expected dividend yield                                                  0.0%
Risk free rate                                                          3.93%
Calculated fair value per share                        $               0.153

Common Stock

For the six months ended June 30, 2006 and 2005, amortization of stock based compensation amounted to $134,647 and $0, respectively.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Stock options

Year 2000 Equity Compensation Plan

On October 10, 2000, the Company's Board of Directors adopted its Year 2000 Equity Compensation Plan under which a total of 540,000 shares of common stock are made available for the granting of awards, a portion or all of which may qualify as incentive stock options, non-incentive stock options and restricted stock grants. The purpose of the plan, which was approved by the Company's shareholders on November 10, 2000, is to encourage stock ownership by its officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of its business and an added incentive to continue to advance and contribute to us. If any option or restricted stock grant expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option or restricted stock grant may again be subject to an option or restricted stock grant under the 2000 Equity Compensation Plan. The number of shares available and subject to options, option prices and, to the extent applicable, the number of shares subject to any restricted stock grant will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At June 30, 2006, the Company did not have any options to purchase shares of its common stock outstanding under the plan.

The 2000 Equity Compensation Plan is administered by the Company's Board of Directors who have the sole authority to determine which eligible employees of the company receive options and restricted stock grants under the plan, the times when options and restricted stock grants are granted, the number of shares covered by the option and restricted stock grant, the provisions of any agreement and when options may be exercised or when restricted stock grants become vested. In addition, the Board has the power and authority to construe and interpret the Plan.

Stock options may be granted by the Board at prices determined in the discretion of the Board, provided that the option price must be at least equal to the fair market value of the common stock on the date of the grant. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. The exercise price of an incentive stock option must be at least equal to the fair market value of the Company's common stock on the date of grant or 110% of such value in the case of options granted to an individual who is a 10% or greater shareholder of the company.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Stock options (continued)

An optionee generally may exercise an option only while an employee of the Company. If an optionee becomes disabled or dies while in the employ of our company, the option may be exercised within one year of the optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will an incentive stock option be exercisable after the expiration of 10 years from the date of grant or five years in the case of incentive options granted to a 10% or greater shareholder. The Board may grant to an eligible individual shares of the Company's common stock subject to specified restrictions on transferability and vesting as provided in a written grant agreement or resolutions in which the restricted stock grant is adopted and approved by the Board. Restricted stock grants may be made in lieu or cash compensation or as additional compensation. The Board may also make restricted stock grants contingent on pre-established performance goals determined by the Board. Except for certain transfers that may be permitted by the Board, no option or restricted stock grant may be transferred by an eligible individual other than by will or the laws of descent or distribution.

The 2000 Equity Compensation Plan terminates on October 10, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

Non-Qualified Stock Option Plan

On December 21, 2000 the Company's Board of Directors adopted our Non-Qualified Stock Option Plan under which a total of 200,000 shares of common stock are made available for granting of non-qualified stock options to officers, directors, employees and key advisors or consultants. The purpose of the plan is to encourage the participants to contribute materially to its growth. If any option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subject to an option under the Non Qualified Stock Option Plan. The number of shares available and subject to options and option prices will be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transaction affecting the shares. At June 30, 2006, the Company did not had any options to purchase shares of our common stock outstanding under the plan.

The Non-Qualified Stock Option Plan is administered by our Board of Directors who have the sole authority to determine which who is eligible to receive grants of non-qualified options under the plan, the times when options are granted, the number of shares covered by the option, the provisions of any agreement and when options may be exercised. In addition, the Board has the power and authority to construe and interpret the Plan.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Stock options (continued)

Stock options may be granted by the Board at prices determined in the discretion of the Board and the exercise price of the option may be greater than, or less than, the fair market value of our common stock. The option price is payable in cash, common stock or such other form of payment as may be determined by the Board. An optionee generally may exercise an option only while the grantee is employed by us or otherwise providing our company services. If an optionee becomes disabled or dies while in the employ of our company or while otherwise providing services to us, the option may be exercised within 90 days after optionee's death or termination due to disability. The expiration date of an option will be determined by the Board at the time of the grant, but in no event will a stock option be exercisable after the expiration of 10 years from the date of grant. Except for certain transfers that may be permitted by the Board, no option may be transferred by an eligible individual other than by will or the laws of descent or distribution.

The 2000 Equity Compensation Plan terminates on December 21, 2010. The Board of Directors may at any time amend, suspend or discontinue the plan, except that no amendment may be made without the approval of the shareholders which would increase the number of shares subject to the plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the plan from the Board or a committee of the Board or materially increase the benefits accruing to participants under the plan.

2005 Equity Compensation Plan

Effective June 28, 2005, the Company's Board of Directors authorized, approved and adopted its 2005 Equity Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. The Company has currently reserved 5,000,000 of its authorized but unissued shares of common stock for issuance under the plan, and a maximum of 5,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by its Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by the Comapany for other purposes.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Stock options (continued)

The plan is administered by the Company's Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or committee.

Plan options may either be options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. The Company's officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only the Company's employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued.

Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan. Unless the plan has been previously suspended or terminated by the Board of Directors, the plan, as it relates to grants of incentive stock options, terminates on June 28, 2015.

During the six months ended June 30, 2006, the Company did not grant any stock options.

As of June 30, 2006, there are no unrecognized compensation costs since all options granted under the stock option plans are completely vested.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 8 -  STOCKHOLDERS' EQUITY (continued)

Common Stock Warrants

In January 2006, the Company issued China Direct Investments, Inc. three-year common stock purchase warrants to purchase 2,125,000 shares of our common stock at an exercise price of $0.20 per share for business development and management services rendered and to rendered in the future. The fair market value of these warrants of $327,880 will be amortized over the service period and was estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.35%, volatility of 330% and expected term of 3 years.

Stock warrant activity for the six months ended June 30, 2006 is summarized as follows:

                                                     Number of                  Weighted average
                                                       Shares                    exercise price
                                                     --------------          ---------------------
         Outstanding at December 31, 2005             35,009,865                  $       .25
         Granted                                       2,125,000                          .20
         Exercised                                             -                            -
                                                     -------------            ------------------
         Outstanding at June 30, 2006                37,134,865                   $      0.25
                                                     ==========                ================


The Following table summarizes the Company's stock warrants outstanding at June 30, 2006:
                                          Warrants outstanding and exercisable
                                            -----------------------------------
                                                     Weighted          Weighted
                                                     average           average
         Range of                                    remaining        exercise
         exercise price             Number             life             price
         ---------------------------------------------------------------------
         $ 0.75-2.50                    359,750      1.30                 $2.02
         $      0.10                  3,753,450      4.00                 $0.10
         $      0.20                17,155,000       4.25                 $0.20
         $      0.30                15,866,665       4.50                 $0.30

NOTE 9 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China
(PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

                     LINKWELL CORPORATION. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006


NOTE 9 - OPERATING RISK (continued)

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These US companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

NOTE 10 - FOREIGN OPERATIONS

For the six months ended June 30, 2006 and 2005, the Company derived all of its revenue from its subsidiaries located in the People's Republic of China. Identifiable assets by geographic areas as of June 30, 2006 is as follows:

                                           Identifiable Assets at June 30, 2006

                                          ------------------------------
      United States                                       $   134,627
      China                                                 5,704,893
                                          -------------------------------

      Total                                             $   5,839,520
                                           ===============================

NOTE 11 - SUBSEQUENT EVENTS

On July 18, 2006 10 holders of the Company's Series B convertible preferred stock sold an aggregate of 850,000 of those shares to 15 purchasers located in the People's Republic of China in private transactions. The purchasers paid $2.40 per share. The Company did not receive any proceeds from these sales. Subsequent to these transaction, the purchasers converted the shares of the Company's Series B convertible preferred stock into an aggregate of 8,500,000 shares of common stock. Following such conversion, there are an aggregate of 650,000 shares of Series B convertible preferred stock issued and outstanding.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS



                                      Page

Prospectus Summary..........................      2
Risk Factors................................      5
Cautionary Statements Regarding
Forward-Looking Information ................     13
Market for Common Equity and Related
Stockholder Matters.........................     13    LINKWELL CORPORATION
Capitalization..............................     15
Use of Proceeds.............................     16
Management's Discussion and
  Analysis or Plan of Operation.............     16        PROSPECTUS
Our Business................................     36
Management..................................     54
Certain Relationships and
    Related Transactions....................     62      ________________, 2006
Principal Shareholders......................     65
Description of Securities...................     66
Selling Security Holders....................     70
Plan of Distribution .......................     77        61,328,565 SHARES
Shares Eligible for Future Sale.............     80
Legal Matters...............................     80
Experts.....................................     80
Additional Information......................     80
Financial Statements........................    F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

        (a) the officer or director conducted himself or herself in good faith;

        (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

        (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

        Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee..........................................$ 1,409
Legal Fees and Expenses*................................................. 25,000
Accounting Fees and Expenses*............................................ 10,000
Financial Printing*......................................................  5,000
Transfer Agent Fees*.....................................................  1,000
Blue Sky Fees and Expenses*..............................................  1,500
Miscellaneous*...........................................................  1,091
                                                                           -----
          TOTAL........................................................  $45,000
                                                                          ======
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In July 2003 we sold 247,500 shares of our common stock to nine investors in a private offering at an offering price of $1.00 per share resulting in total gross proceeds to us of $247,500. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. We also issued one warrant for each share purchased in the offering, an aggregate of 247,500 warrants. The exercise price of the warrants is $2.50 per share and the warrants expire on May 15, 2006. We issued these shares and the warrants to the investors in reliance upon Section 4(2) of the Securities Act.

         In September 2003, we sold approximately 135,135 shares of our common stock to five investors in a private offering at a price of $.74 per share resulting in total gross proceeds to us of $10,000.00. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. We issued these shares to the investors in reliance upon
Section 4(2) of the Securities Act.

         In February 2003 we sold 60,000 shares of our common stock at a purchase price of $1.00 per share to one investor resulting in total gross proceeds to us of $60,000. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During fiscal 2003 we issued 205,000 shares of our common stock to three consultants as compensation for consulting services valued at $237,000. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In October 2004 we sold 10,000 shares of our common stock to one investor at a purchase price of $1.00 per share resulting in total gross proceeds to us of $10,000. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In April 2005, we issued 150,000 shares of common stock to a former employee for services rendered which were valued at $15,000. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

         In May 2005, we issued 36,273,470 shares of our common stock to two individuals under the terms of a Share Exchange Agreement dated May 2, 2005 in exchange for 100% of the capital stock of Linkwell Tech. This transaction, which resulted in Linkwell Tech becoming a wholly owned subsidiary of our company, was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that Act. The participants were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. Additionally, in connection with the share exchange agreement, we issued an aggregate of 1,855,000 shares of common stock to China Direct Investments, Inc. and CIIC Investment Banking Services (Shanghai) Company, Limited, accredited investors, for advisory services and as a finders fee which related to the share exchange agreement in a transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. Our financial statements included elsewhere herein to not recognize an expense attributable to these shares.

         In connection with the share exchange agreement, we also issued our former CEO 1,400,000 shares of our common stock under the terms negotiated with him prior to the transaction. Our financial statements included elsewhere herein to not recognize an expense attributable to these shares. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In June 2005, we sold 375,345 shares of our Series A Convertible Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares to a total of 12 investors, two of whom were accredited investors and 10 who were "sophisticated" within the meaning of federal securities laws. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. We received proceeds of approximately $277,276 (net of costs of $23,000). The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, and Regulation S, as transactions by an issuer not involving a public offering. Each of the transactions exempt by Regulation S was an "offshore" transaction to a non-U.S. person, as that term is defined in Rule 902 of Regulation S.

          On December 28, 2005, we completed a $1,500,000 financing of units of our securities to 11 accredited investors in a transaction exempt from registration under the Securities Act in reliance on exemptions provided by
Section 4(2) of that act and Regulation D resulting in gross proceeds to us of $1,500,000. The offering consisted of 1,500,000 shares of our Series B 6% Convertible Preferred Stock, Class A Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock and Class B Common Stock Purchase Warrants to purchase 15,000,000 shares of common stock. The Class A Warrants are exercisable at $0.20 per share, and the Class B Warrants are exercisable at $0.30 per share, and both warrants are for a term of five years. We paid certain of the purchases and their advisors an aggregate of $65,000 in cash and issued those entities Class A Warrants to purchase 866,665 shares of our common stock as due diligence fees.

          In June 2006, the holders of our Series A Convertible Preferred Stock converted those shares into 3,753,450 of our common stock pursuant to the designations, rights and preferences of those securities. The issuance of the shares were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

          In July 2006, the holders of 850,000 shares of our Series B 6% Cumulative Convertible Preferred Stock converted those shares into 8,500,000 of our common stock pursuant to the designations, rights and preferences of those securities. The issuance of the shares were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No        Description of Document

2.1               Stock Purchase Agreement between HBOA.Com, Inc., Philip J.
                  Davis and John C. Lee dated November 17, 1999 (1)
2.2 Amendment No. 1 to the Stock Purchase Agreement between HBOA.Com, Inc., Phillip J. Davis and John C. Lee dated December 28, 1999 (1)
2.3 Stock Exchange Agreement dated May 2, 2005 by and among Kirshner Entertainment & Technologies, Inc., Gary Verdier, Linkwell Tech Group, Inc. and the shareholders of Linkwell (2)
3.1               Articles of Incorporation (3)
3.2               Articles of Amendment to Articles of Incorporation (4)
3.3               Articles of Amendment to Articles of Incorporation (5)
3.4               Articles of Amendment to Articles of Incorporation (6)
3.5               Articles of Amendment to the Articles of Incorporation (11)
3.6               Bylaws (3)
3.7               Articles of Amendment to the Articles of Incorporation (12)
4.1               Form of common stock purchase warrant (7)
4.2               Form of Class A and Class B Common Stock Purchase Warrants(11)
5.1               Opinion of Schneider Weinberger & Beilly LLP *
10.1              HBOA Holdings, Inc. - Year 2000 Equity Compensation Plan (8)
10.2              HBOA Holdings, Inc. - Non Qualified Stock Option Plan (9)
10.3 Kirshner Entertainment & Technologies, Inc. 2005 Equity Compensation Plan (10)
10.4 Consulting and Management Agreement dated August 24, 2005 between Linkwell Corporation and China Direct Investments, Inc. *
10.5 Form of Subscription Agreement for $1,500,000 unit offering (11)
10.6 Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its customers (12)
10.7 Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its suppliers (12)
10.8 Sales Agreement dated as of January 1, 2005 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and Shanghai
                  Likang Meirui Pharmaceutical High-Tech Co., Ltd. *
10.9 Lease Agreement effective January 1, 2005 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and Shanghai
                  Shanhai Group for principal executive offices*
10.10 Lease Agreement effective January 1, 2002 between Shanghai Likang Pharmaceuticals Co., Ltd. and Shanghai Likang Disinfectant High-Tech Co. Ltd.*

10.11 Lease Agreement effective January 1, 2005 between Shanghai Jinshan Zhuhang Plastic Lamp Factory, Ltd. and Shanghai Likang Disinfectant High-Tech Co. Ltd. *
10.12 Manufacturing Agreement dated as of January 1, 2005 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and
                  Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.*
10.13 Stock Purchase Agreement effective February 6, 2006 between Linkwell Corporation, Aerisys Incorporated and Gary
                  Verdier (13)
10.14 Transfer Agreement dated August 5, 2005 between Shanghai Likang Disinfectant High-Tech Company, Limited, Shanghai Likang Pharmaceuticals Technology Company and Xuelian Bian *
10.15 Contract Management Agreement dated January 1, 2005 between Shanghai Shanhai Group and Shanghai Likang Disinfectant High-Tech Co., Ltd. *
10.16 Lease Agreement dated December 15, 2004 between Shanghai Shanhai Group and Shanghai Likang Disinfectant High-Tech
                  Co., Ltd. *
10.17 Lease Agreement dated August 11, 2005 between Shanghai Henglain Industrial Co., Ltd. and Shanghai Likang Disinfectant High-Tech Co., Ltd. *
10.18 Lease Agreement dated September 16, between Shanghai Henglain Industrial Co., Ltd. and Shanghai Likang Disinfectant High-Tech Co., Ltd. *


10.19 Disinfection Education Center Agreement dated May 25, 2006 between Shanghai Likang Disinfectant High-Tech Co., Ltd. and China Pest Infestation Control and Sanitation Association **
10.20             Agreement between Linkwell Corporation and China Direct
                  Investments, Inc. **


14.1              Code of Business Conduct and Ethics*
16.1              Letter from Berkovits, Lago & Company LLP to the SEC dated
                  May 13, 2005 (14)
21.1              Subsidiaries of the small business issuer *
23.1 Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5.1) *
23.2              Consent of Sherb & Co., LLP**

*                 previously filed
**                filed herewith

(1)      Incorporated by reference to the Current Report Form 8-K dated
         December 30, 1999.
(2) Incorporated by reference to Current Report on For 8-K as filed on May 6, 2005.
(3) Incorporated by reference to the definitive Proxy Statement filed as filed on October 24, 2000.
(4) Incorporated by reference to the definitive Information Statement as filed on June 23, 2003.
(5) Incorporated by reference to the definitive Information Statement as filed on March 3, 2005.
(6) Incorporated by reference to the Current Report on Form 8-K as filed on May 13, 2005.
(7) Incorporated by reference to the Current Report on Form 8-K as filed on July 6, 2005.
(8) Incorporated by reference to Post Effective Amendment No. 1 to the Registration Statement on Form S-8 as filed on December 14, 2000.
(9) Incorporated by reference to the Registration Statement on Form S-8 as filed on December 21, 2000.
(10) Incorporated by reference to the Current Report on Form 8-K as filed on August 4, 2005.
(11) Incorporated by reference to the Current Report on Form 8-K as filed on January 3, 2006.
(12) Incorporated by reference to the Current Report on Form 8-K/A as filed on July 19, 2005.

(13) Incorporated by reference to the Current Report on Form 8-K as filed on February 7, 2006.
(14) Incorporated by reference to the Current Report on Form 8-K as filed on May 16, 2005.

ITEM 28.  UNDERTAKINGS

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2)For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shanghai, China on September 20, 2006.

                                            LINKWELL CORPORATION

                                            By:   /s/ Xue Lian Bian
                                                -------------------
                                            Xue Lian Bian, CEO, President,
                                            Principal executive officer
                                            principal financial and accounting
                                            officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         Signature                     Title                         Date

/s/ Xue Lian Bian.             CEO, President, Chairman,      September 20, 2006
--------------------           principal executive officer
                               and principal financial and
                               accounting officer

Xue Lian Bian
/s/ Wei Guan                    Vice President, Secretary     September 20, 2006
----------------------          and director
Wei Guan